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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Monster Worldwide, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                      April 21, 2008

Dear Stockholder:

        You are cordially invited to attend our Annual Meeting of Stockholders to be held at 9:00 a.m. on Tuesday, June 3, 2008, at the Grand Hyatt New York, Manhattan Ballroom, 109 East 42nd Street, New York, NY 10017.

        At the Annual Meeting, you will be asked to elect seven directors of the Company, approve the adoption of a new equity plan for the Company's employees and directors, approve the adoption of a new cash incentive plan for certain of the Company's employees and ratify our appointment of BDO Seidman, LLP as our independent registered public accounting firm. In addition, we will be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to stockholders.

        We look forward to greeting personally those stockholders who are able to be present at the Annual Meeting; however, whether or not you plan to be with us at the Annual Meeting, it is important that your shares be represented. Accordingly, you are requested to vote at your earliest convenience. You may vote by telephone or by the Internet. If you received a printed copy of the proxy materials, you may also vote by mail by signing, dating and returning the enclosed proxy card.

        Thank you for your cooperation.

                      Very truly yours,

                      SALVATORE IANNUZZI
                       Chairman of the Board of Directors, President
                      and Chief Executive Officer

MONSTER WORLDWIDE, INC.
622 THIRD AVENUE, 39TH FLOOR
NEW YORK, NEW YORK 10017
(212) 351-7000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The 2008 Annual Meeting of Stockholders of Monster Worldwide, Inc. will be held on Tuesday, June 3, 2008 at 9:00 a.m. at the Grand Hyatt New York, Manhattan Ballroom, 109 East 42nd Street, New York, NY 10017 for the following purposes:

        (1)   To elect seven directors to serve for the ensuing year;

        (2)   To approve the adoption of the Monster Worldwide, Inc. 2008 Equity Incentive Plan;

        (3)   To approve the adoption of the Monster Worldwide, Inc. Executive Incentive Plan;

        (4)   To ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008; and

        (5)   To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

        All stockholders of record at the close of business on April 8, 2008 will be entitled to notice of and to vote at the Annual Meeting or any postponements or adjournments thereof.

        Whether or not you plan to be with us at the Annual Meeting, it is important that your shares be represented. Accordingly, you are requested to vote at your earliest convenience. You may vote your proxy by telephone or by the Internet. If you received a printed copy of your proxy materials, you may also vote by mail by signing, dating and returning your enclosed proxy card. Voting now will not limit your right to change your vote or to attend the Annual Meeting.

EVAN KORNRICH
 Secretary

i

PROXY STATEMENT

        This Proxy Statement contains information relating to the 2008 Annual Meeting of Stockholders of Monster Worldwide, Inc. (referred to in this Proxy Statement as "we," "Monster" or the "Company") to be held on Tuesday, June 3, 2008, beginning at 9:00 a.m. at the Grand Hyatt New York, Manhattan Ballroom, 109 East 42nd Street, New York, NY 10017, and at any postponements or adjournments thereof.

        We are mailing a printed copy of this Proxy Statement, a proxy card and the 2007 Annual Report of the Company to certain stockholders and a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") to all of our other stockholders beginning on April 21, 2008. The Annual Report being made available on the Internet and mailed with the Proxy Statement is not part of the proxy-soliciting materials.

ABOUT THE MEETING AND THE PROXY MATERIALS

What is the purpose of the Annual Meeting?

        At our Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders on the cover page of this Proxy Statement, consisting of the election of directors, the approval of a new equity plan for the Company's employees and directors, the approval of a new cash incentive plan for certain of the Company's employees and the ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm. In addition, management will report on the performance of the Company during 2007 and respond to questions from stockholders. The Board of Directors is not currently aware of any other matters that will come before the Annual Meeting.

        Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. We have engaged Innisfree M&A Incorporated to assist in the distribution of proxy materials and the solicitation of proxies. We will pay Innisfree a fee of $15,000 plus customary costs and expenses for these services. The Company has agreed to indemnify Innisfree against certain liabilities arising out of or in connection with its engagement.

Who is entitled to vote at the Annual Meeting?

        Only stockholders of record at the close of business on April 8, 2008, the record date for the Annual Meeting, are entitled to receive notice of and to participate in the Annual Meeting, or any postponements or adjournments thereof. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the Annual Meeting, or any postponements or adjournments of the Annual Meeting.

        The Company has two classes of common stock: common stock and Class B common stock. Holders of both common stock and Class B common stock as of the record date will be entitled to vote at the Annual Meeting.

What are the voting rights of the holders of common stock and Class B common stock?

        Each outstanding share of common stock will be entitled to one vote on each matter acted upon. Subject to the following paragraph, each outstanding share of Class B common stock will be entitled to ten votes on each matter acted upon.

        On April 8, 2008, there were 119,672,082 shares of common stock outstanding and 4,762,000 shares of Class B common stock outstanding. Andrew J. McKelvey, our former Chairman and Chief Executive Officer, owns all of the outstanding shares of Class B common stock. On January 22, 2008, Mr. McKelvey entered into a Memorandum of Understanding with a Special Litigation Committee of our Board of Directors (the "Special Litigation Committee") and the Company, providing for the settlement of claims asserted on behalf of the Company against Mr. McKelvey. Pursuant to the settlement, Mr. McKelvey has agreed to, among other things, convert the 4,762,000 shares of Class B common stock owned by him for a like number of shares of ordinary common stock. The settlement is subject to the execution of a definitive settlement agreement and court approval of that agreement. Pending court approval, Mr. McKelvey has agreed that he shall be entitled to vote only one-tenth of the shares of Class B common stock owned by him on all matters submitted to the holders of common stock for their vote, approval, waiver or consent. With respect to the remaining nine-tenths of the shares of Class B common stock owned by Mr. McKelvey, he has, pursuant to the Memorandum of Understanding, given the Chief Executive Officer of the Company an irrevocable proxy to vote such shares on all matters submitted to the holders of common stock for their vote, approval, waiver or consent in the same percentages as the aggregate votes cast by the holders of shares of common stock (other than Mr. McKelvey) on such matters. If the court rejects the settlement agreement or if the proxy is terminated pursuant to the terms of the Memorandum of Understanding (and it is not otherwise determined that Mr. McKelvey's shares of Class B common stock have already converted to ordinary common stock pursuant to the terms of the Company's charter as a result of a prepaid variable forward contract and associated pledge arrangement entered into between Mr. McKelvey and an unaffiliated third party with respect to his 4,762,000 shares of Class B common stock), then Mr. McKelvey will have the right to vote approximately 31.1% of the combined voting power of all classes of our voting stock. As a result of such voting rights, Mr. McKelvey could have significant influence on the outcome of matters voted on at the Annual Meeting. See "Item 1A. Risk Factors" in Part I of the Company's Form 10-K for the fiscal year ended December 31, 2007, filed with the Securities and Exchange Commission (the "SEC") on February 21, 2008.

What constitutes a quorum?

        The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of common stock and Class B common stock entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting.

How do I vote?

        If you are a registered stockholder, you can vote your shares in two ways: either by proxy or in person at the Annual Meeting by written ballot. If you choose to vote by proxy, you may do so using the telephone, the Internet or, if you received a printed copy of your proxy materials, mail. Each of these procedures is more fully explained below. Even if you plan to attend the Annual Meeting, the Board of Directors recommends that you vote by proxy. If you hold your shares through a broker or other nominee or if you hold your shares through the Monster Worldwide, Inc. 401(k) Savings Plan (the "401(k) Plan"), please refer to the voting procedures described below.

  Vote by Telephone

        You can vote your shares by telephone by calling the toll-free number provided on the voting website, which is www.proxyvote.com, and on the proxy card. Telephone voting is available 24 hours a day, seven days a week, until 11:59 p.m. (Eastern Daylight Time) on Monday, June 2, 2008. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate stockholders through individual control numbers. If you received a proxy card in the mail but choose to vote by telephone, you do not need to return your proxy card.

  Vote by Internet

        You also can vote your shares by the Internet on the voting website, which is www.proxyvote.com. Internet voting is available 24 hours a day, seven days a week, until 11:59 p.m. (Eastern Daylight Time) on Monday, June 2, 2008. As with telephone voting, you will have the opportunity to confirm that your instructions have been properly recorded. Our Internet voting procedures are designed to authenticate stockholders through individual control numbers. If you received a proxy card in the mail but choose to vote by the Internet, you do not need to return your proxy card.

  Vote by Mail

        If you received a printed copy of your proxy materials, you can vote by completing and mailing the enclosed proxy card to us so that we receive it before 11:59 p.m. (Eastern Daylight Time) on Monday, June 2, 2008. If you received a Notice of Internet Availability, you can request a printed copy of your proxy materials by following the instructions contained in the notice.

  Voting at the Annual Meeting

        If you wish to vote at the Annual Meeting, written ballots will be available at the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. Voting by proxy, whether by telephone, Internet or mail, will not limit your right to vote at the Annual Meeting if you decide to attend in person. However, if you vote by proxy and also attend the Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote.

  Voting for Stockholders that Hold Shares Through a Broker or Nominee

        If you hold shares through a broker or other nominee, you may instruct your broker or other nominee to vote your shares by following the instructions that the broker or nominee provides to you with these materials. Most brokers offer the ability to provide voting instructions by mail, by telephone and by the Internet.

  Voting for 401(k) Plan Participants

        Each participant in the 401(k) Plan is entitled to direct the trustee of the 401(k) Plan to vote the shares of our common stock attributable to the participant's account in the 401(k) Plan. The trustee of our 401(k) Plan is Charles Schwab. Participants in the 401(k) Plan should have received instructions with their proxy materials explaining how the participants can vote the shares of our common stock attributable to their accounts in the 401(k) Plan. Votes are tabulated by Broadridge Financial Solutions, an independent third party. Each participant's votes are confidential and will not be divulged by the trustee or Broadridge Financial Solutions to any person, including officers and employees of the Company. The trustee will vote the shares held by the 401(k) Plan on the basis of the final tabulation results. As a general rule, shares of our common stock held in the 401(k) Plan for which no instructions are received will be voted by the trustee in the same proportion as the shares of our common stock for which voting instructions have been received, subject to compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended, one of the federal laws applicable to the 401(k) Plan.

Can I change my vote?

        If you are a registered stockholder, you can revoke your proxy at any time before it is exercised at the Annual Meeting by taking any one of the following actions: (1) you can deliver a valid written proxy with a later date or follow the instructions given for changing your vote by telephone or by the Internet; (2) you can notify the Secretary of the Company in writing that you have revoked your proxy (using the address in the Notice of Annual Meeting of Stockholders above); or (3) you can vote in person by written ballot at the Annual Meeting.

What are the Board of Directors' recommendations?

        The Board of Directors recommends you vote in favor of:

  •
  Proposal No. 1, FOR the election of the nominated slate of directors to serve for the ensuing year;

  •
  Proposal No. 2, FOR the adoption of the Monster Worldwide, Inc. 2008 Equity Incentive Plan;

  •
  Proposal No. 3, FOR the adoption of the Monster Worldwide, Inc. Executive Incentive Plan; and

  •
  Proposal No. 4, FOR ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

What vote is required to approve each item?

        The seven nominees receiving the highest number of affirmative votes of the total votes cast at the Annual Meeting, either in person or by proxy, shall be elected as directors.

        Our Corporate Governance Guidelines set forth our procedures if a nominee receives more "withhold authority" votes than affirmative votes for his or her election. In an uncontested election, a nominee for director who receives a greater number of "withhold authority" votes (excluding the Company's Class B common stock) from his or her election than affirmative votes for such election is required to tender his or her resignation to the Chairperson of the Board of Directors following certification of the stockholder vote. The Corporate Governance and Nominating Committee is required to consider the offer to resign and recommend to the Board of Directors what action the Corporate Governance and Nominating Committee believes should be taken in response to the offered resignation. The Board of Directors is required to take action with respect to this recommendation within 90 days following certification of the stockholder vote. The Board of Directors will then disclose its decision whether to accept the resignation offer, in a Form 8-K to be filed or furnished with the SEC.

        Approval of each of the Monster Worldwide, Inc. 2008 Equity Incentive Plan, the Monster Worldwide, Inc. Executive Incentive Plan and the ratification of the appointment of our independent registered public accounting firm, will be decided by a majority of the votes cast "for" or "against" each proposal at the Annual Meeting.

What is the effect of abstentions and broker non-votes?

        With respect to the election of directors, stockholders may vote in favor of or withhold their votes for each nominee. There is no box to "abstain," but withholding authority to vote for a nominee is the equivalent of abstaining. With respect to any proposal other than the election of directors, stockholders may vote in favor of or against the proposal, or abstain from voting. Abstentions will be treated as the equivalent of a negative vote for the purpose of determining whether a proposal has been adopted.

        Brokers who hold shares of common stock for the accounts of their clients must vote such shares as directed by their clients. If brokers do not receive instructions from their clients, the brokers may vote the shares in their own discretion in certain circumstances. Brokers are permitted to vote their clients' shares in their own discretion as to the election of directors and the ratification of accountants. Other proposals are "non-discretionary" and brokers who have received no instructions from their clients do not have discretion to vote on those items. When a broker votes a client's shares on some but not all of the proposals at a meeting, the missing votes are referred to as "broker non-votes." The Company will count the shares represented by broker non-votes in determining whether there is a quorum. Broker non-votes will have no effect on the outcome of the vote for Proposal Nos. 2 and 3.

What happens if additional matters are presented at the Annual Meeting?

        We do not know of any business or proposals to be acted upon at the Annual Meeting other than the items described in this Proxy Statement. If any other business is properly brought before the Annual Meeting or any postponement or adjournment thereof, it is the intention of the named proxies to vote on such matters in accordance with their best judgment.

What if I am a registered stockholder and I provide a proxy but do not provide specific voting instructions?

        Proxies of registered stockholders that do not contain voting instructions for one or more items will be voted with respect to those items as follows: (1) "FOR" the election of all director nominees; (2) "FOR" the adoption of the Monster Worldwide, Inc. 2008 Equity Incentive Plan; (3) "FOR" the adoption of the Monster Worldwide, Inc. Executive Incentive Plan; (4) "FOR" the ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm; and (5) in accordance with the best judgment of the named proxies on any other matters properly brought before the Annual Meeting.

Who will count the votes?

        We have hired a third party, Broadridge Financial Solutions, to be the inspector of elections and tabulate the votes cast at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

        We will announce preliminary voting results at the Annual Meeting and will publish final results in our quarterly report on Form 10-Q for the second quarter ending June 30, 2008.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

        Our Board of Directors is committed to adopting and adhering to sound corporate governance principles. Having such principles is essential to operating our business efficiently and to maintaining our integrity and reputation in the marketplace. Reflecting its commitment to continuous improvement, the Board of Directors reviews its governance practices on an ongoing basis to ensure that they promote stockholder value.

How are nominees for election to our Board of Directors selected?

        The Corporate Governance and Nominating Committee recommends to the Board of Directors individuals as nominees for election to the Board of Directors at annual meetings of the Company's stockholders and to fill any vacancy or newly created directorship on the Board of Directors. The Corporate Governance and Nominating Committee does not have specific minimum qualifications that must be met by a candidate in order to be considered for nomination to the Board of Directors. In identifying and evaluating nominees for director, the Corporate Governance and Nominating Committee considers each candidate's experience, integrity, background and skills, as well as other qualities that the candidate may possess and factors that the candidate may be able to bring to the Board of Directors. In accordance with its charter and with our Corporate Governance Guidelines, the Corporate Governance and Nominating Committee endeavors to ensure that two-thirds of the Company's Board of Directors consists of independent directors as defined in both the NASDAQ Marketplace Rules (the "Nasdaq Rules") and in our Corporate Governance Guidelines. The Corporate Governance and Nominating Committee's charter and our Corporate Governance Guidelines are available through the "Corporate Governance" section of our company website. Our company website is located at http://corporate.monster.com and the "Corporate Governance" section is located at http://corporate.monster.com/Investor_Relations/corporate_governance.html.

        The Corporate Governance and Nominating Committee will consider on an ongoing basis stockholder nominations as nominees for election to the Board of Directors. In evaluating such nominations, the Corporate Governance and Nominating Committee will use the same selection criteria the Corporate Governance and Nominating Committee uses to evaluate other potential nominees. Any stockholder may suggest a nominee by sending the following information to our Corporate Governance and Nominating Committee: (1) your name, mailing address and telephone number, (2) the suggested nominee's name, mailing address and telephone number, (3) a statement whether the suggested nominee knows that his or her name is being suggested by you, (4) the suggested nominee's resume or other description of his or her background and experience and (5) your reasons for suggesting that the individual be considered. The information should be sent to the Corporate Governance and Nominating Committee addressed as follows: Corporate Governance and Nominating Committee of the Board of Directors, Monster Worldwide, Inc., 622 Third Avenue, New York, New York 10017.

        Stockholders who do not wish to follow the foregoing procedure but who wish instead to nominate directly one or more persons for election to the Board of Directors must comply with the procedures established by our by-laws. To be timely, the Company must receive such nomination for the 2009 Annual Meeting of Stockholders at its principal office at 622 Third Avenue, New York, New York 10017 no earlier than February 5, 2009 and no later than March 6, 2009.

        All seven of the director nominees identified in this Proxy Statement currently serve as directors of the Company and all have been recommended by our Corporate Governance and Nominating Committee to our Board of Directors for re-election. The Corporate Governance and Nominating Committee recommends candidates to the full Board of Directors after receiving input from all directors. The Corporate Governance and Nominating Committee members, other members of the Board of Directors and senior management discuss potential candidates during this search process.

Have there been any additions to the Board of Directors since the 2007 annual meeting of stockholders held in May 2007, and what was the process?

        Since our 2007 annual meeting, the Board of Directors elected Timothy T. Yates to the Board of Directors effective June 7, 2007 and Admiral Edmund P. Giambastiani, Jr. (United States Navy, retired) to the Board of Directors effective January 31, 2008. Mr. Yates was recommended to the Corporate Governance and Nominating Committee by Salvatore Iannuzzi and attorneys from our outside counsel. Admiral Giambastiani was recommended to the Corporate Governance and Nominating Committee by Salvatore Iannuzzi and a senior managing director from one of our financial advisors. The Corporate Governance and Nominating Committee members met or spoke with each of these individuals to assess them as director candidates. The Corporate Governance and Nominating Committee unanimously recommended to the full Board of Directors that each of them be elected as a director. The Board of Directors followed the Corporate Governance and Nominating Committee's recommendations. The Company has not paid any fees to any third party for the identification or evaluation of the nominees for the Board of Directors.

Who are the current members of our Board of Directors, and which of the directors are standing for re-election?

        The nine members of our Board of Directors on the date of this Proxy Statement are:

    Salvatore Iannuzzi, Chairman
    Robert J. Chrenc
    George R. Eisele
    John Gaulding
    Edmund P. Giambastiani, Jr.
    Michael Kaufman
    Ronald J. Kramer
    David A. Stein
    Timothy T. Yates

        Messrs. Chrenc, Eisele, Gaulding, Iannuzzi, Kaufman, Kramer and Stein were elected by stockholders at the 2007 annual meeting of stockholders held in May 2007. Mr. Iannuzzi was appointed Chairman of the Board of Directors on April 11, 2007. As discussed above, Mr. Yates and Admiral Giambastiani were elected by the Board of Directors during the period since the 2007 annual meeting of stockholders.

        Directors serve one-year terms (or shorter if appointed by the Board of Directors between annual meetings) and are elected annually. Accordingly, the current term of office of all of the Company's directors expires at the Annual Meeting to be held on June 3, 2008. Messrs. Eisele and Kaufman will not be standing for re-election to the Board of Directors and their current terms will expire at the Annual Meeting. The other seven current directors are all standing for re-election.

How often did the Board of Directors meet during the year ended December 31, 2007?

        During the year ended December 31, 2007, the Board of Directors held 20 meetings. Each director attended at least 75% of the total number of meetings of the Board of Directors and the committees on which he served.

What committees has the Board of Directors established?

        The Board of Directors has standing Audit, Compensation, Executive and Corporate Governance and Nominating Committees and has two special committees. The Board of Directors has adopted a written charter for each of the Audit, Compensation, Executive and Corporate Governance and Nominating Committees setting forth the roles and responsibilities of each committee. The charters are available through the "Corporate Governance" section of our company website. Our company website is located at http://corporate.monster.com and the "Corporate Governance" section is located at http://corporate.monster.com/Investor_Relations/corporate_governance.html.

        Audit Committee.    The Audit Committee is charged with, among other things, the appointment of independent auditors of the Company, as well as discussing and reviewing with the independent auditors the scope of the annual audit and results thereof, pre-approving the engagement of the independent auditors for all audit-related services and permissible non-audit related services, and reviewing and approving all related-party transactions. The Audit Committee also reviews interim financial statements included in the Company's quarterly reports and reviews documents filed with the SEC. The Board of Directors has determined that all members of the Audit Committee during 2007 and all current members of the committee are "independent," as required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Nasdaq Rules and Monster's own independence standards. The Board of Directors has determined that each of Ronald J. Kramer, Robert J. Chrenc and Michael Kaufman qualifies as an "audit committee financial expert" as defined by Item 407(d) of Regulation S-K of the Exchange Act. Mr. Kramer serves as Chairman of the Audit Committee. During 2007, the Audit Committee met 12 times. The Audit Committee's report appears on page 68.

        Compensation Committee.    The Compensation Committee is charged with recommending to the Board of Directors the compensation for the Company's executives and administering the Company's stock incentive and benefit plans. The Compensation Committee is entitled to delegate any of its responsibilities to a subcommittee of the Compensation Committee to the extent consistent with our charter, by-laws, Corporate Governance Guidelines, applicable law and the Nasdaq Rules.

        The Board of Directors has determined that all members of the Compensation Committee during 2007 and all current members of the committee are "independent directors" as defined in the Nasdaq Rules, "outside directors" as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, and "non-employee directors" as defined in Rule 16b-3 under the Exchange Act.

        Membership of the Compensation Committee is determined by the Board of Directors. On April 26, 2007, the Board of Directors reconstituted our Compensation Committee, appointing Robert J. Chrenc, Philip R. Lochner, Jr. and David A. Stein as the members of our Compensation Committee. Philip R. Lochner, Jr. resigned from the Board of Directors and all committees thereof on which he served on April 1, 2008. On April 16, 2008, upon the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors appointed Admiral Giambastiani as a member of the Compensation Committee. The Compensation Committee Chairman regularly reports on Compensation Committee actions and recommendations at Board of Directors meetings. Mr. Chrenc serves as Chairman of the Compensation Committee. During 2007, the Compensation Committee met 17 times.

        The Compensation Committee's report appears on page 25. Additional information on the Compensation Committee's processes and procedures for consideration of executive compensation are addressed in "Compensation Discussion and Analysis," which begins on page 14.

        Corporate Governance and Nominating Committee.    The Corporate Governance and Nominating Committee is charged with assisting the Board of Directors in its selection of individuals as nominees for election to the Board of Directors at annual meetings of the Company's stockholders and filling any vacancies or newly created directorships on the Board of Directors. The Corporate Governance and Nominating Committee is also responsible for general corporate governance matters, including making recommendations relating to our Corporate Governance Guidelines. The Board of Directors has determined that all members of the Corporate Governance and Nominating Committee during 2007 and all current members of the committee qualify as "independent," as required by the Exchange Act, the Nasdaq Rules and Monster's own independence standards. Mr. Gaulding serves as Chairman of the

Corporate Governance and Nominating Committee. During 2007, the Corporate Governance and Nominating Committee met 4 times.

        Executive Committee.    The Executive Committee is charged with exercising all the authority of the Board of Directors in the intervals between regularly scheduled meetings of the Board of Directors. During 2007, the Executive Committee met 8 times.

        Special Committees of Independent Directors.    The Board of Directors established a Special Committee in 2006 to investigate the Company's historical stock option practices. The Special Committee's investigation is substantially complete. For a more complete description of the Special Committee's investigation, see "Item 1A. Risk Factors" in Part I of the Company's Form 10-K for the fiscal year ended December 31, 2007, filed with the SEC on February 21, 2008. The Board of Directors also established a Special Litigation Committee to investigate and take whatever action it deems appropriate with respect to the civil derivative actions relating to the Company's historical stock option granting practices. For a more complete description of the derivative actions, see "Item 3. Legal Proceedings" in Part I of the Company's Form 10-K for the fiscal year ended December 31, 2007, filed with the SEC on February 21, 2008. The Special Litigation Committee approved each Memorandum of Understanding that the Company entered into providing for the settlement of claims on behalf of the Company asserted against certain officers and directors (current and former) of the Company in such derivative actions. The Memorandum of Understanding approved by the Special Litigation Committee with respect to Andrew McKelvey provides as one of its elements the conversion of the Class B common stock held by Mr. McKelvey. The conversion of the Class B common stock is described in greater detail on page 2 of this Proxy Statement under the heading "What are the voting rights of the holders of common stock and Class B common stock?"

Who are the members of the committees of the Board of Directors?

        The table below provides the membership of each committee of the Board of Directors as of the date of this Proxy Statement:

Committee	Member
Audit Committee	Ronald J. Kramer, Chairman Robert J. Chrenc Michael Kaufman*
Compensation Committee	Robert J. Chrenc, Chairman Edmund P. Giambastiani, Jr.† David A. Stein
Corporate Governance and Nominating Committee	John Gaulding, Chairman Michael Kaufman* Ronald J. Kramer David A. Stein
Executive Committee	Salvatore Iannuzzi, Chairman George Eisele* John Gaulding Michael Kaufman* Ronald J. Kramer
Special Committee investigating stock option practices	Salvatore Iannuzzi David A. Stein
Special Litigation Committee addressing civil litigation Matters	Robert J. Chrenc Salvatore Iannuzzi

      *
      Term expires at the Annual Meeting and not standing for re-election.

      †
      Appointed on April 16, 2008.

Which directors has the Board of Directors determined to be independent?

        Our Board of Directors has adopted director independence guidelines to assist in determining each director's independence. These guidelines are set forth in our Corporate Governance Guidelines and are available through the "Corporate Governance" section of our company website. Our company website is located at http://corporate.monster.com and the "Corporate Governance" section is located at http://corporate.monster.com/Investor_Relations/corporate_governance.html. These guidelines identify categories of relationships that the Board of Directors has determined would affect a director's independence. Under the Corporate Governance Guidelines, at least two-thirds of the Board of Directors shall consist of directors who satisfy the independence requirements of the Corporate Governance Guidelines and the Nasdaq Rules.

        The Board of Directors has analyzed the independence of each director nominee and determined that the following directors meet the standards of independence under our Corporate Governance Guidelines and the Nasdaq Rules: Robert J. Chrenc, John Gaulding, Edmund P. Giambastiani, Jr., Ronald J. Kramer and David A. Stein. Five of the seven directors standing for re-election, and each member of the Audit, Compensation and Corporate Governance and Nominating Committees, meet the standards of independence under our Corporate Governance Guidelines and the Nasdaq Rules.

        In accordance with our Corporate Governance Guidelines, a majority of the independent directors of the Board of Directors has appointed Ronald J. Kramer as the lead independent director. The lead independent director is responsible for presiding over meetings of the independent directors, reviewing and approving agendas for meetings of the independent directors and facilitating communication between the independent directors and the Chief Executive Officer.

Is the Company aware of any Compensation Committee Interlocks?

        None of the members of the Compensation Committee has been an officer of the Company and none were employees of the Company during 2007, and none had any direct or indirect material interest in or relationship with the Company or any of its subsidiaries. None of the executive officers of the Company has served on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on the Company's Board of Directors or the Compensation Committee.

What is the Company's policy regarding director attendance at Annual Meetings?

        It is the policy of our Board of Directors that directors are encouraged to attend all annual stockholders meetings. All of the members of our Board of Directors at the time attended the 2007 annual meeting of stockholders.

How are directors compensated?

        The current compensation and benefit program for non-employee directors has been in effect since June 2007, and is designed to achieve the following goals: compensation should fairly pay non-employee directors for work required for the Company; compensation should align non-employee directors' interests with the long-term interests of stockholders; and the structure of the compensation should be simple, transparent and easy for stockholders to understand. Employee directors receive no compensation for their service on the Board of Directors.

        The following table provides the compensation information for the year ended December 31, 2007 for each member of our Board of Directors who served as a non-employee director during 2007.

Name of Director(1)	Fees Earned or Paid in Cash(2)	Stock Awards(3)		All Other Compensation(4)		Total
Robert J. Chrenc	$109,917	$185,964		$29		$295,910
George R. Eisele	60,917	94,369		39		155,325
John Gaulding	90,583	112,432		39		203,054
Michael Kaufman	113,319	112,432		39		225,790
Ronald J. Kramer	172,583	112,432		40,039	(5)	325,054
Philip R. Lochner, Jr.	124,917	107,250		39		232,206
David A. Stein	98,250	112,432		39		210,721
John Swann	28,583	93,233	(6)	16		121,832

(1)
In April 2007, Salvatore Iannuzzi became Chairman of the Board of Directors, President and CEO and ceased being a non-employee director. Mr. Iannuzzi's compensation as a director is reflected in the "Summary Compensation Table" on page 26 of this Proxy Statement. Timothy T. Yates is also not included in this table because he is an employee of the Company and receives no compensation for serving as a director. Compensation for Mr. Yates's services as Executive Vice

  President and Chief Financial Officer is reflected in the "Summary Compensation Table" on page 26 of this Proxy Statement.

(2)
The "Fees Earned or Paid in Cash" column reports the amount of cash compensation earned in 2007 for service on the Board of Directors and each committee thereof. The breakdown of the cash compensation for each non-employee director is:

Robert J. Chrenc:	$72,917 in retainer fees and $37,000 in meeting fees
George R. Eisele:	$37,917 in retainer fees and $23,000 in meeting fees
John Gaulding:	$49,583 in retainer fees and $41,000 in meeting fees
Michael Kaufman:	$66,319 in retainer fees and $47,000 in meeting fees
Ronald J. Kramer:	$124,583 in retainer fees and $48,000 in meeting fees
Philip R. Lochner, Jr.:	$72,917 in retainer fees and $52,000 in meeting fees
David A. Stein:	$61,250 in retainer fees and $37,000 in meeting fees
John Swann:	$14,583 in retainer fees and $14,000 in meeting fees
(3)
The "Stock Awards" column consists of the dollar amount recognized for financial statement reporting purposes with respect to 2007 in accordance with SFAS Statement No. 123R, Share-Based Payment ("SFAS 123R"). The amounts reflect amortization related to stock awards. The fair value for all stock awards is calculated using the closing price of the Company's common stock on the date of the award. The amounts in this column reflect the Company's accounting expense for these awards and may not correspond to the actual value recognized by the directors. For additional information, refer to Note 2 to the Company's consolidated financial statements included in the Company's Form 10-K for the year ended December 31, 2007, as filed with the SEC on February 21, 2008. The grant date fair value and the number of shares subject to awards included in this column are as follows:

Robert J. Chrenc:	Award of 5,000 shares of common stock granted on April 26, 2007, with a grant date fair value of $212,450
George R. Eisele:
Award of 2,500 shares of common stock granted on June 8, 2006, with a grant date fair value of $106,125; and award of 3,000 shares of common stock granted on May 31, 2007, with a grant date fair value of $141,630
John Gaulding, Michael Kaufman, Ronald J. Kramer and David A. Stein:
Award of 2,500 shares of common stock granted on June 17, 2005, with a grant date fair value of $72,250; award of 2,500 shares of common stock granted on June 8, 2006, with a grant date fair value of $106,125; and award of 3,000 shares of common stock granted on May 31, 2007, with a grant date fair value of $141,630
Philip R. Lochner, Jr.:	Award of 5,000 shares of common stock granted on December 21, 2006, with a grant date fair value of $234,000
John Swann:
Award of 2,500 shares of common stock granted on June 17, 2005, with a grant date fair value of $72,250; and award of 2,500 shares of common stock granted on June 8, 2006, with a grant date fair value of $106,125 (see footnote 6 below)

  As of December 31, 2007, the following number of shares were underlying outstanding unvested stock awards for the following directors: Robert J. Chrenc (2,500), George R. Eisele (4,250), John Gaulding (4,250), Salvatore Iannuzzi (265,000), Michael Kaufman (4,250), Ronald J. Kramer (4,250), David A. Stein (4,250) and Timothy T. Yates (100,000). Each of Messrs. Iannuzzi's and

  Yates's outstanding unvested stock awards as of December 31, 2007 were granted in connection with his role as an officer of the Company; see the "Grants of Plan-Based Awards in 2007" table on page 29.
  As of December 31, 2007, the following number of stock options (all of which fully vested prior to January 1, 2007) were outstanding for the following directors: John Gaulding (24,014), Michael Kaufman (42,017), Ronald J. Kramer (45,023) and David A. Stein (27,500).

(4)
This column includes the amount of payments by the Company of the premiums for a $50,000 life insurance policy for each non-employee director, at an annual cost to the Company of $39 per non-employee director.

(5)
Includes $40,000 representing the cost of office space and administrative support that the Company provided to Mr. Kramer during 2007.

(6)
Mr. Swann ceased being a member of the Board of Directors in May 2007. In April 2007, certain stock awards issued to Mr. Swann were amended by the Compensation Committee for the purpose of accelerating the vesting of such awards (the unvested portion of such awards, if not amended, would have terminated on the date Mr. Swann ceased to be a director). The amount above includes the stock-based compensation expense recognized by the Company in connection with the accelerated vesting of such awards.

        Previously, pursuant to the Monster Worldwide, Inc. 1999 Long-Term Incentive Plan ("1999 LTIP"), each non-employee director of the Company was granted 5,000 shares of common stock upon his or her commencement of service as a non-employee director, and each non-employee director who had served since the prior annual meeting was granted 3,000 shares of common stock on the day following each annual meeting of stockholders. 2,500 shares of the initial grant of 5,000 shares vested on the date of grant and the remaining 2,500 shares vested on the first anniversary of the date of grant, and 1,500 shares of the 3,000 shares of the annual grant vested on each of the first two anniversaries of the date of grant, subject in each case to continued service or earlier vesting upon a "change in control" (as defined in the 1999 LTIP). Assuming stockholders approve the 2008 Equity Incentive Plan (described in "Proposal No. 2—Approval of the Adoption of the Monster Worldwide, Inc. 2008 Equity Incentive Plan" beginning on page 50), the Board of Directors (or a designated committee thereof) will consider what awards, if any, of common stock will be made to non-employee directors.

        Each non-employee director of the Company receives an annual retainer of $40,000, except that the lead independent director receives an annual retainer of $60,000. In addition, each non-employee director of the Company that serves on a committee of the Board of Directors receives an annual retainer as follows: the members of the Audit Committee receive an annual retainer of $25,000, except that the Chairman of the Audit Committee receives an annual retainer of $50,000; the members of the Compensation Committee receive an annual retainer of $10,000, except that the Chairman of the Compensation Committee receives an annual retainer of $30,000; the members of the Corporate Governance and Nominating Committee receive an annual retainer of $10,000, except that the Chairman of the Corporate Governance and Nominating Committee receives an annual retainer of $20,000; the members of the Special Committee receive an annual retainer of $20,000; and the members of the Special Litigation Committee receive an annual retainer of $20,000. Each non-employee director also receives $1,000 for each Board of Directors and committee meeting that he or she attends.

Does the Company have stock ownership guidelines for directors?

        Our Corporate Governance Guidelines require that all non-employee directors while serving as directors hold shares of common stock of the Company with an approximate market value of at least three times the annual retainer paid to directors. This ownership level must be attained on the later to occur of (1) the third anniversary of the adoption of the Corporate Governance Guidelines and (2) the fifth anniversary of a person having been elected to the Board of Directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

        The compensation discussion and analysis is intended to provide information to assist you in understanding the policies and decisions that underlie the compensation that is paid to our Chairman, President and Chief Executive Officer (the "CEO"), Chief Financial Officer (the "CFO") and certain other highly compensated people who served as members of our management team during the fiscal year ending December 31, 2007 (the "named executive officers" or "NEOs").

        Our Company and its management underwent substantial change in the last fiscal year. We appointed a new CEO, who in turn recruited a new CFO and restructured a majority of the senior executive team. Most of these individuals were recruited from outside the Company. As a result, our compensation arrangements with newly recruited people reflected the amounts that the Compensation Committee, with the advice of compensation consultants, believed to be necessary and appropriate to attract these new additions to our senior executive team.

        As referred to below, we made other adjustments to our compensation programs to reflect changes in certain of our operational and strategic outlooks that, in large part, motivated our changes in management. After discussion with and advice from senior management, the Board of Directors concluded that operational and organizational changes were needed and that the direction that had previously been given to our employees needed to be changed. Accordingly, in mid-2007, the Company embarked on a strategic restructuring plan designed to, among other things, implement these changes. As a result of the restructuring plan, substantial expenditures were made and will continue to be made for the foreseeable future to enhance our brand and increase our operating efficiencies. In addition, as part of the restructuring, senior management determined that certain business practices (such as the sale of interstitial advertisements) that provided immediate revenue and profits were detrimental to the user experience and, therefore, to the long-term value of our Company. These practices were discontinued and potential lower quality revenue lost. Our Company's original compensation programs for 2007 were established prior to the arrival of our new CEO in April 2007 and the consequential implementation of a strategic restructuring plan approved by the Board of Directors. Since the focus of the strategic restructuring plan was to fortify the Company for long-term performance, we believed that our compensation practices during this period of transition had to be modified to be consistent with the new direction that we established.

        During 2007, the Company continued to incur costs and expenses relating to the aftermath of its historical stock option granting practices. These costs and expenses related less to current and prospective operations than they did to practices that have been terminated and that were instituted by persons no longer with the Company. In addition, the Company incurred costs associated with its strategic restructuring plan. The operational measures used to evaluate performance have been "normalized" to eliminate the effects of these costs and expenses and of costs and expenses associated with other unusual events.

What are the objectives of our compensation programs for executive officers and what are they designed to reward?

        Our compensation program is based on three fundamental principles:

  •
  deliver rewards in ways that motivate executives to think and act in both the near-term and long-term interests of our three most important constituents—our stockholders, our employees and our customers, with an emphasis on building the brand and business of the Company over the long-term;

  •
  structure the entire compensation package in a manner that attracts and retains key executives; and

  •
  relate the compensation to the attainment of operational and strategic goals.

        As a result of the change in corporate direction discussed above, the Company's compensation practices were altered to provide incentives that we believed to be appropriate in light of the change in direction and the need to motivate employees to effect the changes authorized by the Board of Directors. In addition, as we have previously disclosed, in 2007 the Company and the Compensation Committee continued a practice of granting restricted stock, restricted stock units and other stock bonuses to its NEOs, instead of equity awards that featured an exercise price. During this transition period, the Company and the Compensation Committee believed, and continue to believe, that issuing full value awards with a substantial vesting period of four years, not only encourages retention of key employees during the vesting period, but also aligns the goals of the NEOs with the Company's emphasis on long-term goals. The Compensation Committee believed that awards with an exercise price had the unintended effect of incentivizing employees to value short-term revenue over building the brand of the Company and to divest their equity on exercises, reducing their long-term stake in the Company. Accordingly, restricted stock and restricted stock units were selected over other types of equity as the main form of equity award granted by the Company. The Company further believes that since the value of equity awards increases and decreases with the value of our shares, such awards are inherently performance oriented. Notwithstanding the foregoing, the Compensation Committee, in consultation with management and its compensation consultant, evaluates the Company's compensation practices on an annual basis and may determine at some point in the future that awards with an exercise price as a component of total compensation may be appropriate and in the best interests of the Company.

        Recognizing that the Company's focus on long-term strategies would result in short-term increases in expenditures and reduction in revenue, the Compensation Committee adjusted the Company's bonus practices in 2007. Although the Company and the Compensation Committee remain committed to an overall pay-for-performance compensation model, the Compensation Committee, in consultation with its compensation consultant, determined that because the skills and assistance of the NEOs and other executive officers were needed to effectuate the desired emphasis on the long-term performance of the Company, the Compensation Committee should award cash and equity awards with respect to 2007 based upon the achievement of non-quantitative objectives to certain NEOs and other executive officers, whose efforts were most essential to commencing and continuing the change in corporate focus.

Who is responsible for determining the compensation levels of executive officers?

        The Compensation Committee determines compensation for the NEOs, subject to approval by the independent members of the Board of Directors, and for all other executive officers. In early 2007, in performing its duties, the Compensation Committee conferred with (1) an independent compensation consultant about the competitive market for comparable executives, (2) our CEO and CFO with respect to compensation determinations relating to all executive officers (except that no such NEO participates regarding the compensation of such NEO) and (3) the compensation and benefits professionals in the Company's Human Resources Department. During 2007, the Compensation Committee engaged Pearl Meyer & Partners ("PMP") to serve as its independent compensation consultant during the beginning of the year. PMP played a role in determining the 2007 compensation of certain of the NEOs. The Compensation Committee replaced PMP at the end of 2007 with Hewitt Associates LLC ("Hewitt"). The Compensation Committee made this change because it wanted a fresh approach and solicited nationally recognized consulting firms capable of assisting with the needs of the Company on a global basis.

        In determining compensation, the Compensation Committee reviews and assesses the operational and strategic goals of the Company, the performance of the Company in part based on specific measures and targets established by the Compensation Committee and the Board of Directors and the performance of the individual executive officers. Compensation is not driven entirely by formulas. Instead, Compensation Committee members may exercise discretion to reward individual performance in making their assessments. We believe this is important, as the Company's current focus on long-term results may not be reflected in the attainment of annual financial targets. Compensation Committee members participate in regular updates on our business priorities, strategies and results during which they interact with our executive officers.

        As noted above, our independent compensation consultant confers with us about the competitive market for comparable executives. In this regard, each of the Compensation Committee and management was provided with information concerning the compensation practices of companies considered to be comparable to us. This information was used as a point of reference rather than as a rigid determination of the appropriate compensation for us to pay. We and our compensation consultants recognize that there were no companies in exactly our position. During PMP's tenure as our compensation consultant, the following companies were in the peer group for compensation purposes: Akamai Technologies, Inc., Drugstore.Com, eBay Inc., Expedia, Inc., Getty Images, Inc., Insight Enterprises, Netflix, Inc., priceline.com Incorporated, Progress Software, United Online, Inc. and ValueClick, Inc. Following the selection of Hewitt as our compensation consultant, one of their first assigned tasks was to review and revise the group of peer companies to be used for reference purposes. The list of such companies now includes: Akamai Technologies, Inc., CNET Networks, Inc., The Dun & Bradstreet Corporation, EarthLink, Inc., eBay Inc., Expedia, Inc., Getty Images, Inc., Google Inc., Meredith Corporation, Netflix, Inc., Orbitz Worldwide, Inc., priceline.com Incorporated, SAVVIS, Inc., United Online, Inc., ValueClick, Inc. and Yahoo! Inc.

What are the elements of executive compensation?

        There are three primary elements of our executive compensation program:

  •
  base salary;

  •
  annual bonus opportunity; and

  •
  equity awards.

In addition, our executive officers participate in our various benefits programs, and certain of our executive officers have received perquisites from time to time.

        Following is a discussion of the various elements of our program.

  Base Salary

        Our Board of Directors named Salvatore Iannuzzi Chairman of the Board of Directors, President and CEO, effective April 11, 2007. Mr. Iannuzzi's employment agreement provides for an annual base salary of $1,000,000, which may be increased from time to time at the discretion of the Board of Directors and the Compensation Committee. The Board of Directors determined that Mr. Iannuzzi's base salary was appropriate to attract an experienced corporate CEO such as Mr. Iannuzzi with a track record of improving corporate performance and driving innovation. Additionally, the annual base salary was set to match the annual base salary provided by Mr. Iannuzzi's previous employer. At Mr. Iannuzzi's recommendation, our Board of Directors named Timothy T. Yates as Executive Vice President and CFO and member of our Board of Directors, effective June 7, 2007. Mr. Yates's employment agreement provides for an annual base salary of $500,000, which may be increased from time to time at the discretion of the Board of Directors, the Compensation Committee and the CEO. Mr. Yates's initial base salary was also set to match the base salary provided by his previous employer.

We believed that setting the base salary at these levels was essential to enable the Company to attract and retain Mr. Iannuzzi and Mr. Yates.

        Mr. Pastore resigned from his position as an executive officer effective April 11, 2007 by mutual agreement with the Company's Board of Directors. Mr. Pastore was continuously employed by the Company through June 30, 2007 to facilitate an orderly transition, and during that transition period he continued to receive a base salary of $800,000 on a pro-rated basis.

        Our other NEOs receive annual base salaries that are either in accordance with the terms of such NEO's employment contract or that are similar to such employee's historic level of base salary compensation at prior employers. No base salary increases were made to any NEO's base salary in 2007.

  Annual Bonus Opportunity

  Generally

        The annual bonus is used to reward executive officers for their services to the Company. For 2007, the annual bonus was comprised of two components. The first component of the bonus was based upon certain performance targets or goals set for each executive officer. These targets or goals were set by the then current Compensation Committee, in consultation with the then current CEO and CFO, prior to March 31, 2007 (the Compensation Committee generally sets targets or goals by March 31st of the year in which such targets or goals are to be achieved and reevaluates such targets and goals each year to ensure that they are encouraging and rewarding). The second component of the bonus is discretionary, which can result in the reduction of the bonus or the granting of a bonus that is independent of the targets that we set prospectively. For 2007, the Compensation Committee granted discretionary bonuses to certain NEOs based upon their contribution to the design and implementation of the Company's strategic restructuring plan.

  Performance Based Component

        In early 2007 (and prior to the implementation of the Company's strategic restructuring plan), the Company established a performance-based compensation plan approved by the Compensation Committee that called for annual cash bonuses to be paid under the 1999 LTIP to executive officers based upon revenue and earnings targets of the Company as a whole and, in the case of an executive directly responsible for a segment of the Company, revenue and operating income targets of such segment (the "2007 Performance Plan"). In establishing such targets, the Compensation Committee considered the executive's role in being able to influence such targets. The performance goals for each of William Pastore and Charles Baker under the 2007 Performance Plan were based upon the attainment of specified goals in normalized EPS growth and consolidated revenue growth. The performance goals for Steven Pogorzelski under the 2007 Performance Plan were based upon the attainment of specified goals in normalized EPS growth, segment revenue growth of Careers—International and segment operating income growth of Careers—International. The performance goals for Mark Stoever under the 2007 Performance Plan were based upon the attainment of specified goals in normalized EPS growth, segment revenue growth of Internet Advertising & Fees ("IAF") and segment operating income growth of IAF. The performance goals of Mr. Iannuzzi under the 2007 Performance Plan were based on attainment of specified goals in normalized EPS levels or revenue levels during the last nine months of 2007 (Mr. Iannuzzi's performance goals were based on a nine-month period because his employment with the Company did not begin until April 11, 2007). Despite the significant uncertainty regarding the achievability of the original internal budget approved by the Board of Directors in January 2007 and the challenges posed by the implementation of the strategic restructuring plan, Mr. Iannuzzi suggested to the Compensation Committee that it would be more appropriate that his goals and targets under the 2007 Performance Plan be consistent with the original budget.

        Normalized EPS growth constituted 60% of the weighting of the performance goals under the 2007 Performance Plan for Mr. Pastore and Mr. Baker, and consolidated revenue growth constituted the remaining 40%. The performance goals under the 2007 Performance Plan for Steven Pogorzelski were weighted 40% for normalized EPS, 30% for the segment revenue of Careers—International and 30% for such segment's operating income. The performance goals under the 2007 Performance Plan for Mark Stoever were weighted 40% for normalized EPS, 30% for the segment revenue of IAF and 30% for such segment's operating income. The performance goals under the 2007 Performance Plan for Mr. Iannuzzi were based on the attainment of specified normalized EPS levels or consolidated revenue levels over the last nine months of 2007.

        Normalized EPS generally means the Company's consolidated fully diluted earnings per share and excludes any fees and costs associated with the review and investigations of the Company's historical stock option granting practices and other unusual events. All performance goal calculations under the 2007 Performance Plan also excluded any one-time reorganization and restructuring charges, the effects of any 2007 acquisitions and any discontinued operations and accounting changes, in order to provide an appropriate measure of year-over-year growth. Payments of awards under the 2007 Performance Plan were subject to continued employment of the executive officer through the date of the certification by the Compensation Committee of the achievement of the 2007 goals. The awards under the 2007 Performance Plan were payable first in cash, up to $1,000,000 per individual, and then in shares of the Company's common stock. Under the 2007 Performance Plan, the Compensation Committee has the authority to exercise discretion to reduce the actual payouts of bonuses that would otherwise be paid on the basis of the pre-established goals. In determining whether to exercise discretion, the Compensation Committee assessed whether the individual NEO achieved financial and non-financial results that contributed positively toward the performance of the Company and whether the NEO's performance was unsatisfactory, satisfactory or exceptional.

        Neither Mr. Yates nor Mr. Dejanovic was granted a bonus opportunity under the 2007 Performance Plan because neither Mr. Yates nor Mr. Dejanovic became executive officers of the Company until June 2007 and planning for the strategic restructuring plan was already underway.

        The threshold and maximum performance-based award opportunities for the NEO's under the 2007 Performance Plan were as follows:

Name	Description	Threshold		Maximum
Salvatore Iannuzzi*	Payment on attainment of EPS Goal Payment on attainment of Revenue Goal	$ $	927,984 916,667	$ $	2,750,000 2,750,000
Timothy T. Yates	None
Steven Pogorzelski	Payment upon attainment of EPS Goal Payment upon attainment of Revenue Goal Payment upon attainment of Operating Income Goal	$ $ $	151,852 112,500 112,500	$ $ $	450,000 337,500 337,500
Darko Dejanovic	None**
Mark Stoever	Payment upon attainment of EPS Goal Payment upon attainment of Revenue Goal Payment upon attainment of Operating Income Goal	$ $ $	91,111 67,500 67,500	$ $ $	270,000 202,500 202,500
William M. Pastore	Payment upon attainment of EPS Goal Payment upon attainment of Revenue Goal	$ $	445,432 293,333	$ $	1,320,000 880,000
Charles Baker	Payment upon attainment of EPS Goal Payment upon attainment of Revenue Goal	$ $	227,778 150,000	$ $	675,000 450,000

*
Mr. Iannuzzi's award under the 2007 Performance Plan was the higher of the payment amount under the EPS-component or the payment amount under the revenue component. For all other NEOs, the aggregate award under the 2007 Performance Plan was the sum of all applicable components.

**
Mr. Dejanovic was entitled to minimum bonuses in the aggregate of $550,000 pursuant to his employment contract in 2007.

        Messrs. Pastore, Baker and Pogorzelski did not receive any payments under the 2007 Performance Plan in respect of 2007 because such executives terminated employment with the Company prior to payment under the awards and waived all rights to any payment. The Company's 2007 results under the metrics contained in the 2007 Performance Plan provided for a maximum award under the 2007 Performance Plan of $1,222,222 for Mr. Iannuzzi and $91,111 for Mr. Stoever. Due to its assessment of the contributions of Messrs. Iannuzzi and Stoever toward the performance of the Company, the challenges they faced which predicated the need for the strategic restructuring plan and their success in the implementation of the strategic restructuring plan, the Compensation Committee did not exercise negative discretion to reduce the awards under the 2007 Performance Plan.

        The Company intends to award future performance-based cash bonuses pursuant to the Monster Worldwide, Inc. Executive Incentive Plan (the "Incentive Plan"), assuming that the Incentive Plan is approved by the Company's stockholders. On March 25, 2008, the Compensation Committee, subject to stockholder approval of the Incentive Plan, awarded the NEOs the following performance bonus opportunities (subject to each NEO meeting applicable performance goals):

Name	Target	Maximum Award
Salvatore Iannuzzi	$1,000,000	$3,000,000
Timothy T. Yates	$500,000	$1,500,000
Darko Dejanovic	$450,000	$1,350,000
Mark Stoever	$300,000	$900,000

        The Incentive Plan provides that if any incentive compensation bonus is paid pursuant to the Incentive Plan on the basis of financial results achieved by the Company, the Company is subsequently required to restate its financial statements resulting in the financial results being reduced such that the incentive compensation bonus would not have been paid (or would have been smaller in amount), and the participant receiving such incentive compensation bonus had actual knowledge of the circumstances requiring the restatement, then such participant may have the incentive compensation bonus reduced to the amount, if any, that in the Compensation Committee's sole judgment, would have been earned on the basis of the revised financial statements. The Compensation Committee may require the participant receiving the incentive compensation bonus, as a condition to the receipt of the incentive compensation bonus, to agree that the incentive compensation bonus may be reduced, and the Company shall be entitled to seek recovery from the participant, as it deems appropriate under the circumstances, in the best interest of the Company and as permitted by law.

        A full description of the Incentive Plan is provided in "Proposal No. 3—Approval of the Adoption of the Monster Worldwide, Inc. Executive Incentive Plan" beginning on page 56.

  Discretionary Component

        As previously disclosed, the second half of 2007 was impacted by our decision, in connection with our strategic restructuring plan, to reduce the placement of certain interstitial advertisements on the Monster.com website and to reevaluate our relationship with certain clients engaged in other lower quality advertising. These decisions resulted in the reduction of revenue in the second half of 2007, and are expected to have a similar effect into the first half of 2008. We believe these actions were necessary in order to improve the quality of the job seeker experience on the Monster.com site. In addition, as part of the restructuring, expenses increased in 2007 as a result of investments in our business model by adding sales capacity, increasing product, marketing and technology expenditures and initiating infrastructure build-outs that should contribute to the long-term value of the Company. These expenditures exceeded what had been anticipated by the Company's former management and approved by the Board of Directors in early 2007. As a consequence of the changes and the strategic restructuring plan, the Compensation Committee determined that targets or goals based upon operating results were less relevant measures of contribution for 2007 and that NEOs should be rewarded for their contribution to the design and implementation of the Company's strategic restructuring plan. Accordingly, the Company awarded discretionary awards (in addition to the awards under the 2007 Performance Plan) to Mr. Iannuzzi of $377,778 and Mr. Stoever of $258,889. As previously noted, Messrs. Yates and Dejanovic were not subject to the 2007 Performance Plan and Mr. Dejanovic was entitled to minimum bonuses in the aggregate of $550,000 in 2007 pursuant to his employment agreement with the Company. As a result, the aggregate 2007 annual bonuses awarded to Messrs. Iannuzzi, Yates, Dejanovic and Stoever, including 2007 Performance Plan awards (if applicable) and discretionary awards, were $1,600,000, $750,000, $900,000 and $350,000, respectively.

        The Compensation Committee believes that performance in 2007 reflects the commitment of these NEOs to increasing the value of the Company in the long-term, even if such performance is not reflected in the Company's 2007 financial results. As a result, the Compensation Committee granted these discretionary cash bonuses to compensate these NEOs for their exemplary efforts in respect of 2007.

        The Compensation Committee intends to continue to award discretionary annual cash bonuses to NEOs that are not subject to pre-established performance goals and bonus plans to the extent that it deems necessary to reward valuable executives whose contributions to the Company are not necessarily evident in the short-term financial results of the Company or when otherwise necessary to retain valued NEOs.

  Equity Awards

        As mentioned above, equity is the third element of compensation used to reward executives of the Company. Historically, equity compensation has been used to align an executive's interests with those of our stockholders, to provide longer-term incentives to executives and to help the Company retain key executives. Equity awards in 2007 were made in the form of restricted stock units ("RSUs") and restricted stock. Each RSU represents the opportunity to receive a share of our common stock on a specific date in the future. Prior to 2006, our primary form of equity compensation was non-qualified stock options. Since the beginning of 2006, we have not made any material stock option grants, although we may in the future determine to do so. Rather, our primary forms of equity awards since the beginning of 2006 have been RSUs and restricted stock. This change from non-qualified stock options to RSUs and restricted stock was based primarily on the Compensation Committee's belief that grants of full value awards are more in line with the Company's focus on long-term goals, as well as changes in accounting rules that eliminated the accounting advantages associated with options. No deferrals of awards granted in 2007 are permitted. All RSUs and shares of restricted stock awarded in 2007 were granted under the 1999 LTIP, which was approved by our stockholders in 1999 and again in 2005. As of January 1, 2008, pursuant to action by the Board of Directors, all outstanding equity awards granted by the Company will vest upon a change in control of the Company to the extent they already do not do so by their terms.

        In establishing the number of RSUs or shares of restricted stock to award to executive officers each year as part of the Company's annual equity award program, the Compensation Committee:

  •
  evaluates the executive's level of current and potential job responsibility, and assesses the Company's desire to retain that executive over the long term;

  •
  reviews recommendations of employee performance made by the CEO with respect to NEOs other than as relates individually to the CEO;

  •
  judges the remaining retention value of any prior equity awards made to the executive; and

  •
  in consultation with its outside compensation consultant, compares equity compensation being earned by comparable executives in the market.

        The RSUs and restricted stock granted as part of the Company's annual equity award program are granted subject to the executive's continued employment with the Company through the applicable vesting date and vesting based either on the passage of time or a combination of performance conditions and the passage of time. Prior to the implementation of the Company's strategic restructuring plan, the Company awarded the following RSU awards to NEOs on March 30, 2007: 40,000 RSUs to Mr. Pastore, 20,000 RSUs to Mr. Baker, 15,000 RSUs to Mr. Pogorzelski and 12,000 RSUs to Mr. Stoever. In order for these individuals to receive some or all of these RSUs, certain growth in revenues and normalized EPS in respect of 2007 had to be achieved. In addition, if those goals were achieved, the RSUs were to vest in equal installments over four years. In order to receive any RSUs, either the Company's minimum revenue growth goal or minimum normalized EPS growth goal had to be attained. These individuals would become entitled to 100% of these RSUs if both the target revenue growth goal and the target normalized EPS growth goal were attained.

        As noted above, normalized EPS generally means the Company's consolidated fully diluted earnings per share and excludes any fees and costs associated with the review and investigations of the Company's historical stock option granting practices and other unusual events. All performance goal calculations also excluded any one-time reorganization and restructuring charges, the effects of any 2007 acquisitions and any discontinued operations and accounting changes, in order to provide an appropriate measure of year-over-year growth. Consolidated revenue growth constituted 70% of the weighting of the performance goals, and normalized EPS growth constituted 30% of the weighting of the performance goals.

        None of the minimum performance goals were attained. Messrs. Pastore, Baker and Pogorzelski all forfeited their awards as a result of their termination of employment. As a result of the implementation of the strategic restructuring plan and the other previously mentioned changes undertaken in 2007 by the Company, Mr. Stoever's RSUs were not earned because the Company failed to achieve the minimum performance goals.

        On April 26, 2007, prior to the implementation of the strategic restructuring plan, Mr. Iannuzzi was awarded 40,000 performance-based RSUs. As the Company's new Chairman of the Board of Directors, President and CEO, Mr. Iannuzzi believed it was important to be aligned with the then current management team's performance-based targets and thus he suggested to the Compensation Committee that it was more appropriate that his performance-based RSUs be subject to levels of achievement for the last nine months of 2007 based on the original internal budget approved by the Board of Directors in January 2007. The RSUs if earned would be subject to vesting in equal installments over four years. As a result of the implementation of the strategic restructuring plan as well as the other previously mentioned changes undertaken in 2007 by the Company, none of the minimum performance goals were attained and none of Mr. Iannuzzi's RSUs were earned.

        From time to time, the Compensation Committee may grant equity awards to executive officers outside of the Company's annual RSU/restricted stock program. During 2007, these awards generally were in connection with promotions, new hires or a perceived need to retain a specific employee or employees.

        In connection with the appointment of Mr. Iannuzzi as Chairman of the Board of Directors, President and CEO in April 2007 Mr. Iannuzzi received an inducement grant of 225,000 shares of restricted stock. This grant was made pursuant to the terms of the employment agreement that Mr. Iannuzzi entered into with the Company. The grant does not contain a performance goal, but contains a vesting schedule with 25% of the shares vesting each year for four years so long as Mr. Iannuzzi remains employed through each vesting date. Mr. Iannuzzi also received a grant of 120,000 shares of restricted stock in February 2008 in connection with the Company's annual RSU/restricted stock program. This grant, similar to the initial grant, does not contain a performance goal but contains a vesting schedule with 25% of the shares vesting each year for four years so long as Mr. Iannuzzi remains employed through each vesting date.

        Mr. Iannuzzi's initial equity grant in connection with his employment by the Company was consistent with the Compensation Committee's philosophy that equity awards for a CEO should be awarded over the tenure of a CEO at such intervals and in such quantities as the performance of the CEO warrants. Accordingly, the Compensation Committee will consider making additional equity grants to the CEO (which may have time or performance conditions) in 2008 or beyond consistent with this philosophy.

        On July 26, 2007, in connection with the strategic restructuring plan and in recognition of the challenges to be faced, the Compensation Committee determined that it would be appropriate to grant restricted stock to certain members of the management team that vested purely based on the passage of time, 50% on the second anniversary of the grant and 50% on the fourth anniversary of the grant. The Compensation Committee, in consultation with PMP, granted such restricted stock in order to attempt to reward those key executives contributing to the Company's strategic restructuring plan. In addition, PMP advised the Compensation Committee that the retention value of the existing awards granted to NEOs was low to average at best compared to the Company's peer group. The vesting schedule was intended to reward the executives after two years, but still encourage them to remain with the Company for a minimum four year period. It was also designed to provide stability among the management ranks in order to allow Mr. Iannuzzi the opportunity to fulfill his mandate from the Board of Directors to conduct a thorough evaluation of the Company's management structure. These time-based restricted stock awards were granted to the following NEOs in the following amounts:

Mr. Pogorzelski, 100,000 shares, Mr. Dejanovic, 80,000 shares and Mr. Stoever, 50,000 shares. Due to Mr. Yates's recent employment with the Company in June 2007, the Compensation Committee did not award Mr. Yates additional restricted stock beyond the 100,000 shares he received upon his joining the Company. At Mr. Iannuzzi's request, the Compensation Committee did not award Mr. Iannuzzi any additional restricted stock at this time.

        The Company has no program, plan or practice to coordinate equity grants with the release of material information. The Company does not accelerate or delay equity grants in response to material information, nor does it delay the release of information due to plans for making equity grants. Under the Company's Compensation Committee Charter, the Compensation Committee is limited (in the absence of extraordinary circumstances) from granting stock options unless such options are granted at regularly scheduled meetings of the Compensation Committee.

  Benefits

        Executive officers are eligible, on the same basis and under the same plans as other employees, for our medical plan, dental plan, vision plan, flexible spending accounts for healthcare costs, life insurance and disability insurance. In addition, we maintain a 401(k) retirement savings plan for the benefit of all of our U.S. employees, which includes an employer match of up to three percent of the participant's annual eligible earnings. During 2007, we made matching contributions to the NEOs as detailed in the "All Other Compensation Table" on page 28. Our benefits are intended to be competitive with benefits offered by employers with whom we compete for talent in the marketplace.

  Perquisites and Other Benefits

        Perquisites and other benefits are not a significant component of our executive compensation programs. During 2007, the Company provided perquisites and other benefits to Mr. Pastore and Mr. Iannuzzi that fall into two main categories: (1) Company-paid transportation for Mr. Pastore and Mr. Iannuzzi for transportation between each executive's primary residence and his primary office location (Mr. Pastore also received a gross-up in 2007 on the tax payable on this transportation benefit with respect to 2006 and Mr. Iannuzzi will receive a gross-up in 2008 on the tax payable on this transportation benefit with respect to 2007) and (2) Mr. Pastore's spouse accompanying him at certain Company events and on chartered aircraft and during hotel stays on Company-paid business trips (the Company did not incur any additional costs for Mr. Pastore's spouse accompanying him at Company events on chartered aircraft and during hotel stays on Company-paid business trips).

        The Compensation Committee authorized these perquisites described above because they were either required pursuant to existing contracts or because such perquisites are customarily provided to CEOs of companies of a similar size and type as the Company. The amounts paid by the Company for these benefits are set forth in the "All Other Compensation Table" on page 28.

Does the Company have any obligations to provide payments following termination or changes in control, and what is the rationale for those arrangements?

        In 2007, the Company entered into an employment contract with Mr. Iannuzzi. The material terms of this employment agreement were proposed by the independent members of the Board of Directors in consultation with PMP, the Company's then compensation consultant. These independent directors and PMP established the terms of the agreement based on what is customarily provided to a CEO of a public company of a similar size and type as the Company, including provisions providing certain payments upon termination or a change in control.

        The Company has entered into employment contracts with the NEOs who remain employed with the Company. These contracts provide for post-employment severance payments and benefits in the event of employment termination under certain circumstances. The Compensation Committee believes that these contracts provide an incentive to the NEOs to remain with the Company and serve to align the interests of the NEOs and shareholders, including in the event of a potential acquisition of the Company.

        For more information regarding these potential severance payments and benefits, see "Termination of Employment and Change in Control Arrangements" beginning on page 32 for a more complete discussion of the payment and benefits available to the NEOs.

How do tax and accounting implications play a role in executive compensation?

        The Company considers tax and accounting implications in determining all elements of its compensation programs. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally denies a deduction to any publicly held corporation for compensation (other than qualified performance-based compensation) exceeding $1,000,000 paid in a taxable year to a NEO covered by Section 162(m) (the CFO is not considered to be covered by Section 162(m)). The Compensation Committee considers the impact of this deductibility limit on the compensation that it intends to award, and attempts to structure compensation such that it is deductible whenever possible and appropriate. For example, the Company's annual bonus program is intended to satisfy the requirements of Section 162(m). However, while the Compensation Committee is cognizant of the applicable thresholds of Section 162(m), it may exercise its discretion to award compensation that does not meet the requirements of Section 162(m) when it considers it in the best interests of the Company to do so. The Compensation Committee has exercised this discretion, for example, when making stock awards without any performance-based conditions and in the payment of discretionary bonuses to Messrs. Iannuzzi and Dejanovic, the only two NEOs whose 2007 compensation exceeded the 162(m) threshold for 2007. The Compensation Committee believes that in some instances, such as the ones described above, it is in the best interests of stockholders to exceed the limitations established by Section 162(m) in order to aid in the recruitment and retention of key executives.

        When establishing executive compensation, the Compensation Committee considers the impact for financial reporting purposes. In particular, the Compensation Committee considers the impact in current and future periods of all equity compensation that it approves.

Does the Company have stock ownership guidelines for executive officers?

        In January 2006 our Board of Directors adopted an equity retention policy that applies to certain of our executive officers. The policy requires each such executive officer to retain 25% of the total equity securities granted to the executive officer following the date of the adoption of the policy, through the earlier of the individual's termination of employment, death or disability or a change in control of the Company (as defined in the policy). "Equity securities" include restricted stock units, restricted stock, stock options or other equity-based compensatory awards (and excludes any award issued prior to January 18, 2006, any non-compensatory equity award or issuance or any award or issuance that is made in equity solely because of limitations on the amount of cash that may be paid in the particular case because of performance-based award limitations). The Board of Directors adopted the equity retention policy to support an ownership culture at the Company and to align our executives with the interest of stockholders. Upon a vesting event, the Company allows for net share transactions, whereby an award recipient receives the net number of shares following withholding by the Company of that number of shares required to pay the taxes on the vesting award. All employees, including the NEOs, are entitled to discharge the tax liabilities with respect to their equity awards in this manner. Notwithstanding the foregoing, with respect to his 2007 equity awards vesting in 2008, Mr. Iannuzzi has elected to not take advantage of this benefit and has elected to pay in cash the tax liability on his vesting equity awards as evidence of his commitment to the Company and his alignment with the interests of the Company's other stockholders.

Compensation Committee Report

        The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with management. Based on its review and discussions with management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be incorporated by reference into the Company's Annual Report on Form 10-K for 2007 and included in the Company's 2008 proxy statement. This report is provided by the following independent directors, who comprise the Compensation Committee:

Robert J. Chrenc, Chairman
David A. Stein

Summary Compensation Table

        The following table sets forth the compensation earned during 2006 and 2007 by our CEO, our CFO, our three other most highly compensated executive officers during 2007, our former CEO and our former CFO. We refer to these individuals as the named executive officers.

Name and principal position	Year	Salary	Bonus(1)		Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Salvatore Iannuzzi Chairman of the Board of Directors, President and CEO	2007 2006	$723,077 —	$377,778 —	(5)	$1,921,431 —	$1,000,000 —	$9,697 182,189	$4,031,983 182,189
Timothy T. Yates Executive Vice President and CFO	2007 2006	282,692 —	750,000 —		652,022 —	— —	5,192 —	1,689,906 —
Steven Pogorzelski Former Executive Vice President, Global Sales and Customer Development	2007 2006	500,000 500,000	— —		1,277,674 835,787	— 800,000	5,625 6,600	1,783,299 2,142,387
Darko Dejanovic Executive Vice President, Global Chief Information Officer and Head of Product	2007 2006	320,192 —	900,000 —	(6)	407,656 —	— —	95,031 —	1,722,879 —
Mark Stoever Executive Vice President, Internet Advertising & Fees	2007 2006	300,000 300,000	258,889 —	(7)	410,203 172,054	91,111 375,000	6,750 6,600	1,066,953 853,654
William M. Pastore Former President and CEO	2007 2006	400,000 780,000	— —		13,912,788 4,436,463	— 1,000,000	425,820 35,519	14,738,608 6,251,982
Charles Baker Former Senior Vice President and CFO	2007 2006	217,308 500,000	— —		2,024,447 967,373	— 800,000	445,456 1,058	2,687,211 2,268,431

(1)
The "Bonus" column consists of cash bonuses paid other than pursuant to an incentive plan.

(2)
The "Stock Awards" column consists of the dollar amount recognized as compensation expense for stock awards for financial statement reporting purposes with respect to the applicable year in accordance with SFAS 123R, excluding any estimate of forfeitures related to service-based vesting conditions. The fair value for all stock awards is generally calculated using the closing price of the Company's common stock on the grant date of the award. The amounts in the "Stock Awards" column reflect the Company's accounting expense for these awards and may not correspond to the actual value recognized by the named executive officers. For additional information, see Note 2 to the Company's consolidated financial statements included in the Company's Form 10-K for the year ended December 31, 2007, as filed with the SEC on February 21, 2008. See footnote 2 to the "Grants of Plan-Based Awards in 2007" table for a discussion of stock awards forfeited in or with respect to the year ended December 31, 2007. No amounts are included in the "Stock Awards" column with respect to such forfeited awards, as the awards were granted in and forfeited with respect to the same year, and accordingly the Company did not recognize any compensation expense for such awards in its full-year 2007 consolidated financial statements. The "Stock Awards Table" below provides, with respect to the awards reflected in the Stock Awards column, (i) the date of grant of such awards, (ii) the number of shares or restricted stock units subject to the awards, (iii) the fair value of such awards at the time of grant and (iv) the compensation expense for such awards.

(3)
The "Non-Equity Incentive Plan Compensation" column consists of the portions of performance-based bonuses paid in cash under the 2007 Performance Plan or the performance goals and plan established by the Compensation Committee for 2006, as applicable.

(4)
The amounts in the "All Other Compensation" column are detailed in the "All Other Compensation Table" below.

(5)
With respect to 2007, Mr. Iannuzzi received a total bonus of $1,600,000. The amount of $377,778 represents the portion of Mr. Iannuzzi's aggregate $1,600,000 bonus for 2007 that was paid in cash other than pursuant to the 2007 Performance Plan. The remainder of Mr. Iannuzzi's bonus for 2007 was paid as follows: $1,000,000 was paid in cash pursuant to the 2007 Performance Plan and is reflected in the "Non-Equity Incentive Plan Compensation" column in this table, and a stock bonus award of $222,222, which pursuant to a formula under the performance goals related to such award, converted into shares of common stock with a value of $220,431, as reflected in the "Stock Awards" column in this table.

(6)
With respect to 2007, Mr. Dejanovic received total bonuses of $900,000 consisting of the following: (i) a $450,000 bonus that was guaranteed under the terms of his employment agreement; (ii) a $100,000 sign-on bonus; and (iii) a $350,000 discretionary bonus.

(7)
With respect to 2007, Mr. Stoever received a total bonus of $350,000. The amount of $258,889 represents the portion of Mr. Stoever's aggregate $350,000 bonus for 2007 that was paid in cash other than pursuant to the 2007 Performance Plan. The remaining $91,111 portion of Mr. Stoever's bonus for 2007 was paid in cash under the 2007 Performance Plan and is reflected in the "Non-Equity Incentive Plan Compensation" column in this table.

Stock Awards Table

Name	Grant Date		Number of Shares or RSUs Originally Awarded	Fair Value of Award(1)	2007 Expense(2)		2006 Expense(2)
Salvatore Iannuzzi	4/11/2007 4/26/2007	(3)	225,000 8,131	$9,072,000 220,431	$1,701,000 220,431		$	— —
Timothy T. Yates	6/7/2007		100,000	4,471,000	652,022			—
Steven Pogorzelski	9/8/2005 3/27/2006 7/26/2007		65,040 17,000 100,000	2,654,933 825,860 3,766,000	663,733 206,465 407,476	(4)		663,733 172,054 —
Darko Dejanovic	5/30/2007 7/26/2007		12,000 80,000	560,040 3,012,800	81,673 325,983			— —
Mark Stoever	3/27/2006 7/26/2007		17,000 50,000	825,860 1,883,000	206,465 203,738			172,054 —
William M. Pastore	8/5/2004 2/7/2006 3/27/2006 3/27/2006 10/6/2006	(6)	125,000 200,000 75,000 9,778 100,000	3,215,000 9,354,000 3,643,500 468,268 3,998,000	319,726 7,210,375 2,884,437 — 3,498,250	(5) (5) (5) (5)		565,757 2,143,625 759,063 468,268 499,750
Charles Baker	3/14/2005 1/18/2006 3/27/2006		50,000 7,500 40,000	1,519,000 319,500 1,943,200	486,080 — 1,538,367	(5) (5)		243,040 319,500 404,833

(1)
The amounts shown under "Fair Value of Award" consist of the grant date fair value of the stock award as determined in accordance with SFAS 123R. Generally, the grant date fair value is the amount that the Company would expense in its financial statements over the award's vesting schedule assuming the full vesting of the award and, for performance-based awards, achievement of the maximum performance goals.

(2)
This column reflects the Company's accounting expense for the award for the year.

(3)
This row relates to the compensation expense recognized by the Company with respect to the portion of Mr. Iannuzzi's 2007 bonus that was paid through the issuance of 8,131 shares of common stock under the 1999 LTIP as required under the 2007 Performance Plan, as described in footnote 5 to the "Summary Compensation Table". The performance goals were established on April 26, 2007, and the 8,131 shares of common stock were issued on March 5, 2008.

(4)
This restricted stock award was forfeited in connection with the termination of Mr. Pogorzelski's employment in 2008, and the $407,476 of stock-based compensation expense recognized in 2007 will be reversed by the Company in 2008.

(5)
Includes compensation expense recognized upon the accelerated vesting during 2007 of portions of these awards from original vesting dates after December 31, 2007, in connection with the termination of Mr. Pastore's and Mr. Baker's employment.

(6)
This row relates to the compensation expense recognized by the Company with respect to the portion of Mr. Pastore's 2006 bonus that was paid through the issuance of 9,778 shares of common stock under the 1999 LTIP. The performance goals were established on March 27, 2006, and the 9,778 shares of common stock were issued on March 16, 2007.

All Other Compensation Table

        The following table details each component of the All Other Compensation column in the "Summary Compensation Table" above.

Name	Year	401(k) Matching Contributions(1)	Benefits			Transportation/ Relocation Expenses(2)		Tax Gross-Up			Separation- Related Payments			Severance			Director Compensation(3)	Total
Salvatore Iannuzzi	2007 2006	$1,212 —	$	— —		$25,200 —	(4)	$	— —		$	— —		$	— —		$(16,715 182,129)	$9,697 182,129
Timothy T. Yates	2007 2006	5,192 —		— —		— —			— —			— —			— —		— —	5,192 —
Steven Pogorzelski	2007 2006	5,625 6,600		— —		— —			— —			— —			— —		— —	5,625 6,600
Darko Dejanovic	2007 2006	— —		— —		95,031 —			— —			— —			— —		— —	95,031 —
Mark Stoever	2007 2006	6,750 6,600		— —		— —			— —			— —			— —		— —	6,750 6,600
William M. Pastore	2007 2006	— —		5,000 10,246	(5) (9)	4,133 25,273	(10)		16,687 —	(6)		— —			400,000 —	(7)	— —	425,820 35,519	(8) (8)
Charles Baker	2007 2006	5,625 1,058		4,383 —	(11)	— —			— —			146,986 —	(12)		288,462 —	(13)	— —	445,456 1,058

(1)
The "401(k) Matching Contributions" column consists of the value of matching contributions made by the Company to the named executive officers' 401(k) Plan account.

(2)
The "Transportation/Relocation Expenses" column consists of costs paid by the Company: (1) in the case of Messrs. Iannuzzi and Pastore, for such named executive officers' transportation between their primary residence and their primary office location and (2) in the case of Mr. Dejanovic, for relocation and related expenses in connection with the commencement of his employment with the Company.

(3)
The "Director Compensation" column consists of director compensation paid to Mr. Iannuzzi for the period during which he was a non-employee director of the Company. Mr. Iannuzzi's non-employee director compensation for 2007 was comprised of $29,722 in cash fees, $(46,450) in stock awards and $13 in life insurance benefits. The $(46,450) in stock awards represents the reversal of stock-based compensation expense recognized by the Company in 2006 in connection with a stock award granted in July 2006 when Mr. Iannuzzi became a non-employee director of the Company. The unvested portion of such award was forfeited in April 2007 when Mr. Iannuzzi became Chairman of the Board of Directors, President and CEO and accordingly ceased being a non-employee director. Mr. Iannuzzi's non-employee director compensation for 2006 was comprised of $42,559 in cash fees, $139,550 in stock awards and $20 in life insurance benefits.

(4)
During 2008, the Company intends to pay Mr. Iannuzzi an additional $19,640 in cash as a tax gross-up for this item.

(5)
Represents the amount payable by the Company in 2007 pursuant to a letter agreement with Mr. Pastore relating to his resignation from the Company (the "Pastore Separation Letter") to reimburse Mr. Pastore and his spouse for the cost of premiums on medical and dental benefits.

(6)
Represents a tax gross-up payment made in 2007 relating to taxable compensation incurred by Mr. Pastore in 2006 as a result of the Company paying for the cost of transportation between Mr. Pastore's primary residence and his primary office location. See the "Transportation/Relocation Expenses" column and footnote 10 below.

(7)
Represents the amount of cash severance payable by the Company to Mr. Pastore in 2007 pursuant to the Pastore Separation Letter. As of December 31, 2007, $1,200,000 in cash severance remained payable by the Company to Mr. Pastore during the period January 2008 through June 2009.

(8)
In addition, Mr. Pastore's spouse accompanied Mr. Pastore at certain Company events and on chartered aircraft and during hotel stays on Company-paid business trips from time to time during 2006 and 2007. The Company did not incur any incremental costs, and accordingly no amount is included in the "Summary Compensation Table" or the "All Other Compensation Table" with respect to Mr. Pastore's spouse.

(9)
Represents a cash payment by the Company to Mr. Pastore in lieu of Mr. Pastore participating in the Company's health benefit plans during 2006.

(10)
During 2007, the Company paid Mr. Pastore an additional $16,687 in cash as a tax gross-up for this item. See the "Tax Gross-Up" column and footnote 6 above.

(11)
Represents the amount payable by the Company in 2007 pursuant to a letter agreement with Mr. Baker relating to his resignation from the Company (the "Baker Separation Letter") with respect to Mr. Baker's portion of the COBRA premiums for medical and dental benefits.

(12)
Consists of the following amounts payable by the Company to Mr. Baker pursuant to the Baker Separation Letter: (A) $60,000 in consideration for certain restrictive covenants agreed to by Mr. Baker, (B) $60,000 in consideration for a consulting arrangement during the 90-day period following the termination of Mr. Baker's employment and (C) $26,986 in consideration for unused vacation days.

(13)
Represents the amount of cash severance payable by the Company to Mr. Baker in 2007 pursuant to the Baker Separation Letter. As of December 31, 2007, $211,538 in cash severance remained payable by the Company to Mr. Baker during the period January 2008 through June 2008.

Grants of Plan-Based Awards in 2007

        The following table provides information about equity and non-equity incentive plan awards granted to the named executive officers in 2007.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
											Grant Date Fair Value of Stock Awards ($)(3)
Name	Grant Date	Approval Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target and Maximum (#)	All Other Stock Awards (#)
Salvatore Iannuzzi	— 4/11/2007 4/26/2007	— 4/11/2007 4/26/2007		500,000 — —	1,000,000 — —	2,750,000 — —	— — 28,000	— — 40,000	— 225,000 —	(4)	— 9,072,000 1,699,600
Timothy T. Yates	6/7/2007	6/5/2007	(5)	—	—	—	—	—	100,000	(4)	4,471,000
Steven Pogorzelski	— 3/30/2007 7/26/2007	— 3/30/2007 7/26/2007		250,000 — —	500,000 — —	1,125,000 — —	— 10,500 —	— 15,000 —	— — 100,000	(6)	— 710,550 3,766,000
Darko Dejanovic	5/30/2007 7/26/2007	5/30/2007 7/26/2007		— —	— —	— —	— —	— —	12,000 80,000	(4) (6)	560,040 3,012,800
Mark Stoever	— 3/30/2007 7/26/2007	— 3/30/2007 7/26/2007		150,000 — —	300,000 — —	675,000 — —	— 8,400 —	— 12,000 —	— — 50,000	(6)	— 568,440 1,883,000
William M. Pastore	— 3/30/2007	— 3/30/2007		400,000 —	800,000 —	2,200,000 —	— 28,000	— 40,000	— —		— 1,894,800
Charles Baker	— 3/30/2007	— 3/30/2007		250,000 —	500,000 —	1,125,000 —	— 14,000	— 20,000	— —		— 947,400

(1)
The amounts shown under "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" relate to 2007 annual incentive plan awards made pursuant to the 2007 Performance Plan. The awards were payable in cash to the extent they did not exceed $1,000,000 for each named executive officer, and any remainder was payable in common stock of the Company. The minimum payout that each named executive officer could have received is zero, as a result of either the failure by the Company to achieve any of the applicable threshold financial performance goals or the exercise of negative discretion by the Compensation Committee to reflect unsatisfactory individual performance. Threshold amounts assume the attainment of the threshold Company goal for each applicable financial performance metric, satisfactory individual performance and the exercise of negative discretion by the Compensation Committee to reflect satisfactory rather than exceptional individual performance. Target amounts reflect target bonuses equal to 100% of base salary and assume the attainment of the target Company goal for each applicable financial performance metric (based on the Company's 2007 budget), satisfactory individual performance and the exercise of negative discretion by the Compensation Committee to reflect satisfactory rather than exceptional individual performance. Maximum amounts reflect the maximum possible payouts and assume the attainment of the maximum Company goals for each applicable financial performance metric, exceptional individual performance and no exercise of negative discretion by the Compensation Committee. Actual 2007 payouts under these incentive awards to Salvatore Iannuzzi and Mark Stoever are reflected in the "Non-Equity Incentive Plan Compensation" column of the "Summary Compensation Table" and in footnote 3 to the "Stock Awards Table". Steven Pogorzelski, William M. Pastore and Charles Baker forfeited any right to payment under these incentive awards upon termination of their employment.

(2)
The amounts shown under "Estimated Future Payouts Under Equity Incentive Plan Awards" relate to performance-based restricted stock units granted during 2007 pursuant to the 1999 LTIP. Threshold amounts reflect the number of restricted stock units that would be earned assuming the attainment of the threshold goal for each Company financial performance metric. Target and maximum amounts reflect the full number of restricted stock units that could be earned and assume the attainment of the target Company goals for all performance metrics. Salvatore Iannuzzi, Steven Pogorzelski and Mark Stoever forfeited these restricted stock units as a result of the non-attainment of the threshold Company performance goals. William M. Pastore and Charles Baker forfeited these restricted stock units upon termination of their employment.

(3)
The amounts shown under "Grant Date Fair Value of Stock Awards" consist of the grant date fair value of stock awards as determined in accordance with SFAS 123R. Generally, the grant date fair value is the amount that the Company would expense in its financial statements over the award's vesting schedule assuming the full vesting of the award and, for performance-based awards, achievement of the maximum performance goals.

(4)
Represents a grant of restricted stock or restricted stock units pursuant to the 1999 LTIP, vesting 25% per year over four years from the grant date.

(5)
This award was approved by the Company's Board of Directors on June 5, 2007, to become effective upon the commencement of Mr. Yates's employment on June 7, 2007.

(6)
Represents a grant of restricted stock pursuant to the 1999 LTIP, vesting 50% on each of the second anniversary and the fourth anniversary of the grant date. Mr. Pogorzelski forfeited his award upon termination of his employment.

Outstanding Equity Awards at December 31, 2007

        The following table summarizes the holdings of stock option and stock awards of our named executive officers at December 31, 2007. The table includes unexercised stock option awards, both exercisable and not exercisable, and stock awards that have not vested, for each named executive officer outstanding as of December 31, 2007. The market value of the stock awards is based on the closing market price of the Company's common stock as of December 31, 2007, which was $32.40.

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Salvatore Iannuzzi	4/11/2007 4/26/2007	— —		— —		— —	— —	225,000 —	(2)	7,290,000 —	— 28,000	— 907,200
Timothy T. Yates	6/7/2007	—		—		—	—	100,000	(3)	3,240,000	—	—
Steven Pogorzelski	8/2/2000 10/11/2000 4/10/2003 2/9/2004 12/28/2004 9/8/2005 3/27/2006 3/30/2007 7/26/2007	53,365 80,047 10,000 18,750 50,000 — — — —	(4) (5) (6) (7) (8)	— — — 18,750 25,000 — — — —	(7) (8)	63.825 51.294 11.79 24.53 33.64 — — — —	8/2/2010 10/11/2010 4/10/2013 2/9/2014 12/28/2014 — — — —	— — — — — 32,520 12,750 — 100,000	(9) (10) (11)	— — — — — 1,053,648 413,100 — 3,240,000	— — — — — — — 10,500	— — — — — — — 340,200
Darko Dejanovic	5/30/2007 7/26/2007	— —		— —		— —	— —	12,000 80,000	(12) (11)	388,800 2,592,000	— —	— —
Mark Stoever	9/8/2005 3/27/2006 3/30/2007 7/26/2007	3,000 — — —	(13)	9,000 — — —	(13)	30.75 — — —	9/8/2015 — — —	— 12,750 — 50,000	(10) (11)	— 413,100 — 1,620,000	— — 8,400 —	— — 272,160 —
William M. Pastore	2/9/2004 12/28/2004	— 50,000	(8)	50,000 50,000	(7) (8)	24.53 33.64	2/9/2014 12/28/2014	— —		— —	— —	— —
Charles Baker	—	—		—		—	—	—		—	—	—

(1)
The awards shown in this column were performance-based RSUs with performance periods ending on December 31, 2007. The figures shown in this column reflect the number of RSUs that would have been earned if the Company's threshold performance goals were attained under these awards. The number of RSUs earned pursuant to each award was not determined until February 2008 when the Compensation Committee determined the actual Company results with respect to the performance goals under the awards. Therefore, the awards are reported as unearned and not vested as of December 31, 2007, assuming the attainment of only the threshold Company performance goals. In February 2008, the Compensation Committee determined that none of the Company's threshold performance goals were attained under these awards, and the awards were forfeited. Had any of the threshold performance goals been attained, the RSUs earned under these awards would have vested 25% on each of March 17, 2008, March 16, 2009, March 15, 2010 and March 15, 2011.

(2)
Restricted stock award granted April 11, 2007: 56,250 shares are scheduled to vest on each of April 11, 2008, April 13, 2009, April 12, 2010 and April 11, 2011.

(3)
Restricted stock award granted June 7, 2007: 25,000 shares are scheduled to vest on each of June 9, 2008, June 8, 2009, June 7, 2010 and June 7, 2011.

(4)
Stock option award granted August 2, 2000: 25% vested on each of August 2, 2001, August 2, 2002, August 2, 2003 and August 2, 2004.

(5)
Stock option award granted October 11, 2000: 25% vested on each of October 11, 2001, October 11, 2002, October 11, 2003 and October 11, 2004.

(6)
Stock option award granted April 10, 2003: the 10,000 stock options held by Mr. Pogorzelski at December 31, 2007 vested and became exercisable on December 29, 2005 pursuant to a vesting acceleration approved by the Compensation Committee.

(7)
Stock option award granted February 9, 2004: all of the stock options held by Mr. Pogorzelski and Mr. Pastore at December 31, 2007 vested (but did not become exercisable) on May 4, 2005 pursuant to a vesting acceleration approved by the Compensation Committee.

Of the 37,500 stock options held by Mr. Pogorzelski at December 31, 2007, 18,750 stock options became exercisable on February 9, 2007 and 18,750 stock options were unexercisable as of December 31, 2007 but became exercisable on February 9, 2008.

The 50,000 stock options held by Mr. Pastore at December 31, 2007 were unexercisable as of December 31, 2007 but became exercisable on February 9, 2008.

(8)
Stock option award granted December 28, 2004: all of the stock options held by Mr. Pogorzelski and Mr. Pastore at December 31, 2007 vested (but did not become exercisable) on May 31, 2005.

Of the 75,000 stock options held by Mr. Pogorzelski at December 31, 2007, 25,000 stock options became exercisable on each of December 28, 2006 and December 28, 2007, and 25,000 stock options will become exercisable on December 28, 2008.

Of the 100,000 stock options held by Mr. Pastore at December 31, 2007, 50,000 stock options became exercisable on December 28, 2007 and 50,000 stock options will become exercisable on December 28, 2008.

(9)
Stock award granted September 8, 2005: the 32,520 shares that were not vested as of December 31, 2007 were originally scheduled to vest 50% on each of September 8, 2008 and September 8, 2009. The vesting of all of these shares was accelerated to April 18, 2008 in connection with the termination of Mr. Pogorzelski's employment.

(10)
Performance-based RSU award granted March 27, 2006: the maximum Company 2006 performance goals were attained, and of the 12,750 RSUs held by each of Mr. Pogorzelski and Mr. Stoever that were not vested as of December 31, 2007, 4,250 RSUs vested on March 5, 2008 and 4,250 RSUs were or are scheduled to vest on each of March 5, 2009 and March 5, 2010. Mr. Pogorzelski forfeited his RSUs that were scheduled to vest on March 5, 2009 and March 5, 2010, in connection with his termination of employment

(11)
Restricted stock award granted July 26, 2007: 50% of the shares of restricted stock are scheduled to vest on each of July 26, 2009 and July 26, 2011.

(12)
RSU award granted May 30, 2007: 3,000 RSUs are scheduled to vest on each of May 30, 2008, May 30, 2009, May 30, 2010 and May 30, 2011.

(13)
Stock option award granted September 8, 2005: all of these stock options vested (but did not become exercisable) on December 31, 2005; 3,000 stock options became exercisable on September 8, 2007 and 3,000 stock options will become exercisable on each of September 8, 2008, September 8, 2009 and September 8, 2010.

Option Exercises and Stock Vested

        The following table provides information for the named executive officers relating to (1) stock option exercises during 2007, including the number of shares acquired upon exercise and the value realized, and (2) the number of shares acquired upon the vesting of stock awards during 2007 and the value realized, each before any applicable tax and other withholding obligations and broker commissions.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($) (2)
Salvatore Iannuzzi	—	—	—	(3)	—	(3)
Timothy T. Yates	—	—	—		—
Steven Pogorzelski	—	—	20,510		727,965
Darko Dejanovic	—	—	—		—
Mark Stoever	—	—	4,250		199,028
William M. Pastore	233,413	6,606,242	447,278	(4)	19,420,143	(4)
Charles Baker	—	—	63,500	(5)	2,933,280	(5)

(1)
The value realized is the difference between the market price of the underlying stock at exercise and the exercise price.

(2)
The value realized on vesting is based on the market price of the underlying stock on the vesting date.

(3)
Does not include 8,131 shares of common stock that vested and were issued to Mr. Iannuzzi on March 5, 2008, resulting in $220,431 of value realized by Mr. Iannuzzi during 2008, representing the portion of Mr. Iannuzzi's 2007 performance-based award that was paid through the issuance of common stock under the 1999 LTIP. See footnote 5 to the "Summary Compensation Table" for a description of the components of Mr. Iannuzzi's total 2007 bonus of $1,600,000.

(4)
Includes the accelerated vesting on July 2, 2007 of 337,500 shares of common stock underlying stock awards, in connection with the termination of Mr. Pastore's employment. Also includes 9,778 shares of common stock that vested and were issued to Mr. Pastore on March 16, 2007, resulting in $468,268 of value realized by Mr. Pastore during 2007, representing the portion of Mr. Pastore's 2006 performance-based award that was paid through the issuance of common stock under the 1999 LTIP.

(5)
Includes the accelerated vesting on June 6, 2007 of 16,000 shares of common stock underlying a stock award and the accelerated vesting on December 7, 2007 of 30,000 shares of common stock underlying a stock award, in connection with the termination of Mr. Baker's employment.

Termination of Employment and Change in Control Arrangements

        This section describes the benefits that we have agreed to pay upon the termination of employment of certain of our former NEOs whose employment with us terminated in 2007 and a former NEO whose employment terminated in 2008. This section also describes the benefits that we have agreed to provide to our current NEOs in the event their employment terminates in the future for various reasons, and in the event of a future change in control of the Company. For our current NEOs, we also quantify those benefits assuming that the termination or change in control had occurred on December 31, 2007 when the closing price of our common stock was $32.40. Generally, applicable employment and separation agreements provide the terms of any post-employment compensation, however, in some cases equity award agreements govern the vesting of outstanding equity awards as a result of termination or a change in control. In addition, effective as of January 1, 2008, all of the NEOs' outstanding equity award agreements were amended to provide that all outstanding equity awards will vest immediately upon a change in control of the Company to the extent the award agreements did not otherwise so provide. Finally, the computations below do not reflect the forfeiture in 2008 of the 2007 performance-based RSUs granted to Mr. Iannuzzi and Mr. Stoever. See the "Outstanding Equity Awards at December 31, 2007" table on page 30.

  Former Executive Officers

  William M. Pastore

        Mr. Pastore resigned from his position as President and CEO effective April 11, 2007 by mutual agreement with the Company's Board of Directors. Mr. Pastore continued to be employed by the Company through June 30, 2007 to effectuate an orderly transition. Pursuant to a separation agreement between Mr. Pastore and the Company, Mr. Pastore commenced receiving the following severance benefits from the Company on June 30, 2007 (subject to the six-month delay required by Section 409A of the Code):

  (1)
  $800,000 per year (prorated for partial years), payable in regular installments over twenty-four months; and

  (2)
  reimbursement of premiums for health coverage for eighteen months for Mr. Pastore and his spouse.

        Pursuant to the separation agreement, on June 30, 2007, Mr. Pastore vested in 281,250 shares of the Company's common stock and 56,250 restricted stock units. In addition, the vested options granted to Mr. Pastore on October 10, 2002, February 9, 2004 and December 28, 2004 that remained outstanding as of Mr. Pastore's termination, remain (or will become) exercisable pursuant to the terms of the applicable stock option agreement. Mr. Pastore expressly waived entitlement to any other equity or incentive compensation award granted to him by the Company in 2007.

        For a period of two years following his termination, Mr. Pastore has agreed not to compete with the Company, not to solicit any employees or clients of the Company and not to disparage the Company.

  Charles C. Baker

        Mr. Baker resigned from his position as Senior Vice President—CFO of the Company, effective June 6, 2007. Pursuant to a separation agreement between Mr. Baker and the Company, Mr. Baker received (or commenced receiving) the following severance benefits from the Company on June 6, 2007:

  (1)
  $500,000, payable in regular installments over twelve months (subject to a six-month delay required by Section 409A of the Code);

  (2)
  health coverage for twelve months; and

  (3)
  reimbursement for any unreimbursed business expense incurred prior to termination and payment for any unused vacation days.

        Payment of such amounts and benefits was conditioned on Mr. Baker executing a release of all claims against the Company. In addition, for a period of one year following his termination, Mr. Baker has agreed not to compete with the Company, not to solicit any employees or clients of the Company and not to disparage the Company.

        In addition to the severance benefits provided to Mr. Baker, the Company paid to Mr. Baker $60,000 in a lump sum as additional consideration for the restrictive covenants described above.

        Pursuant to the separation agreement, on June 6, 2007, Mr. Baker vested in 16,000 shares of the Company's stock. Mr. Baker also vested in 30,000 restricted stock units on December 7, 2007. Mr. Baker expressly waived entitlement to any other unvested equity or incentive compensation award awarded by the Company in 2007.

        Upon his termination of employment, the Company entered into a consulting arrangement with Mr. Baker pursuant to which Mr. Baker was obligated to provide certain transition services to the Company during the ninety-day period following his termination. The Company paid to Mr. Baker $60,000 in a lump sum immediately following his termination pursuant to this consulting arrangement.

  Steven Pogorzelski

        Mr. Pogorzelski resigned from his position as Executive Vice President-Global Sales of Monster Worldwide, Inc., effective as of January 18, 2008. Mr. Pogorzelski remained as an employee of the Company to perform transition services through April 18, 2008 and continued to receive his base salary and benefits during such period.

        Mr. Pogorzelski received (or commenced receiving) the following severance payments from the Company on April 18, 2008:

  (1)
  $500,000, payable in regular installments over twelve months (subject to a six-month delay required by Section 409A of the Code);

  (2)
  health coverage for twelve months; and

  (3)
  reimbursement for any unreimbursed business expense incurred prior to termination and payment for any unused vacation days.

        Payment of such amounts and benefits was conditioned on Mr. Pogorzelski executing a release of all claims against the Company. In addition, for a period of two years following his termination, Mr. Pogorzelski has agreed not to compete with the Company, not to solicit any employees or clients of the Company and not to disparage the Company.

        In addition to the severance payments, in 2008, the Company paid to Mr. Pogorzelski $450,000 in a lump sum as additional consideration for the restrictive covenants described above and the execution of the aforementioned release.

        As of April 18, 2008, Mr. Pogorzelski vested in 32,520 shares of the Company's stock. Mr. Pogorzelski expressly waived entitlement to any other unvested equity or incentive compensation award.

Current Executive Officers

  Salvatore Iannuzzi

        The Company entered into an employment agreement, effective April 11, 2007, with Mr. Iannuzzi to serve as Chairman of the Board of Directors, President and CEO of the Company. Pursuant to this employment agreement, Mr. Iannuzzi receives a base salary of $1,000,000 per year, subject to review and increase (but not decrease) by the Board of Directors and the Compensation Committee and an annual bonus based on Mr. Iannuzzi's attainment of certain performance objectives. Mr. Iannuzzi is also entitled to participate in those benefit plans generally provided by the Company to its senior executives. In addition, this employment agreement provides for certain post-employment severance payments in the event of employment termination under certain circumstances. We believe that this employment agreement provides an incentive to Mr. Iannuzzi to remain with the Company and serves to align the interests of the CEO and shareholders, including in the event of a potential acquisition of the Company.

        Under the employment agreement, Mr. Iannuzzi has agreed that, during his employment and for one year thereafter, he will not compete with the Company or solicit non-clerical employees, consultants, or service providers of the Company to terminate such person's relationship with the Company. Additionally, Mr. Iannuzzi has agreed to restrictive covenants regarding confidentiality and non-disparagement.

        To the extent Mr. Iannuzzi would be subject to the excise tax under Section 4999 of the Code on the amounts or benefits to be received from the Company and required to be included in the calculation of parachute payments for purposes of Section 280G of the Code, the Company will pay to Mr. Iannuzzi an additional amount so that he will receive the full amount owed to him under his employment agreement, without regard to the excise tax or any other taxes imposed on the additional payment.

        In addition, upon a Change in Control or upon a termination of Mr. Iannuzzi's employment by the Company without Cause or by Mr. Iannuzzi for Good Reason (as such terms are defined in the agreement), all stock options, restricted stock or other equity-based awards granted to Mr. Iannuzzi by the Company will become fully vested and, if applicable, immediately exercisable.

        Under the employment agreement, if Mr. Iannuzzi's employment is terminated for any reason, the Company will pay Mr. Iannuzzi (or his estate, if applicable) a lump sum equal to his base salary through the date of termination, any unreimbursed business expense, any accrued but unused vacation and any earned but unpaid bonus for the fiscal year completed prior to the date of termination. Mr. Iannuzzi will also be entitled to any accrued, vested benefits under the terms of the Company's benefit plans.

  Payments Upon Death or Disability

        If Mr. Iannuzzi's employment is terminated because of death or disability, the Company will pay Mr. Iannuzzi (or his estate, if applicable) the bonus he would have earned for the fiscal year of his termination appropriately pro-rated for the number of days worked in the fiscal year in which such termination occurs, at the time bonuses for such fiscal year are generally paid (a "pro-rata bonus"). Additionally, the Company will provide Mr. Iannuzzi and his eligible dependants with health coverage for eighteen months after the date of termination. The assumed payout based on this scenario is as follows:

Triggering Event	Benefit		Assumed Payout as of 12/31/2007
Termination because of Death or Disability	• • •	Pro-rata bonus Medical, dental and life insurance benefits for 18 months All unvested RSUs become fully vested	$ $ $	1,600,000 26,670 1,296,000

  Payments Upon Termination Without Cause or by Mr. Iannuzzi For Good Reason Not In Connection With a Change in Control

        Under the employment agreement, if Mr. Iannuzzi's employment is terminated by the Company without "Cause" or by Mr. Iannuzzi for "Good Reason" not in connection with a "Change in Control,"

then, contingent upon Mr. Iannuzzi's execution of a release, the Company will pay or provide to Mr. Iannuzzi:

  (1)
  a pro-rata bonus;

  (2)
  severance in an amount equal to a total amount of 1.5 times the sum of (a) Mr. Iannuzzi's base salary at the time of such termination and (b) the greater of (X) 50% of Mr. Iannuzzi's target bonus for the year of termination or (Y) the bonus paid or payable to Mr. Iannuzzi for the fiscal year ending immediately prior to the year in which such termination occurs, paid in 18 equal monthly installment payments following such termination; and

  (3)
  health coverage for eighteen months after the date of termination for Mr. Iannuzzi and his eligible dependants.

        The assumed payout based on this scenario is as follows:

Triggering Event	Benefit	Assumed Payout as of 12/31/2007
Termination by the Company Without Cause or by Mr. Iannuzzi for Good Reason (Not in Connection with a Change in Control)	• • • •	Pro-rata bonus
Cash severance equal to 1.5 times the sum of (1) annual base salary and (2) 50% of 2007 target bonus, payable in monthly installments over 18 months
Medical, dental and life insurance benefits for 18 months
	All unvested shares of restricted stock and RSUs become fully vested	$ $ $ $	1,600,000 2,225,000 26,670 8,586,000

        Notwithstanding the foregoing, if Mr. Iannuzzi breaches any of the restrictive covenants with the Company as set forth above, and does not cure such breach within 30 days, then any unpaid severance payments will cease as of the date of such breach.

  Payments Upon a Change in Control

        If the employment of Mr. Iannuzzi is terminated by the Company without Cause or by Mr. Iannuzzi for Good Reason in connection with a Change in Control, the Company will pay or provide to Mr. Iannuzzi:

  (1)
  a pro-rata bonus;

  (2)
  severance in an amount equal to 2 times the sum of (a) Mr. Iannuzzi's base salary at the time of such termination and (b) the greater of (X) Mr. Iannuzzi's target bonus for the year of termination or (Y) the bonus paid or payable to Mr. Iannuzzi for the fiscal year ending immediately prior to the year in which such termination occurs, paid in lump sum; and

  (3)
  health coverage for two years after the date of termination for Mr. Iannuzzi and his eligible dependants.

        The assumed payout based on this scenario is as follows:

Triggering Event	Benefit	Assumed Payout as of 12/31/2007
Termination by the Company Without Cause or by Mr. Iannuzzi for Good Reason During Period Beginning Six Months Before, and Ending 18 Months After, a Change in Control	• • • • •	Pro-rata bonus
Cash severance equal to 2 times the sum of annual base salary and 2007 target bonus, payable in a lump sum
Medical, dental and life insurance benefits for two years
All unvested shares of restricted stock and RSUs become fully vested
	Payment of any excise taxes under Internal Revenue Code Section 4999, including tax gross-up	$ $ $ $ $	1,600,000 4,000,000 35,560 8,586,000 6,420,751

        Upon a Change in Control without a termination without Cause or a termination by Mr. Iannuzzi for Good Reason, Mr. Iannuzzi's assumed payout would be as follows:

Triggering Event	Benefit		Assumed Payout as of 12/31/2007
Change in Control (Without Termination by the Company Without Cause or by Mr. Iannuzzi for Good Reason)	• •	All unvested shares of restricted stock and RSUs become fully vested Payment of any excise taxes under Internal Revenue Code Section 4999, including tax gross-up	$ $	8,586,000 3,307,182

  Payments Upon Non-Renewal of Mr. Iannuzzi's Employment Contract

        Finally, if the Company does not extend the term of the employment contract, upon Mr. Iannuzzi's subsequent termination of employment, then, contingent upon Mr. Iannuzzi's execution of a release, the Company will pay or provide to Mr. Iannuzzi:

  (1)
  a pro-rata bonus;

  (2)
  severance in an amount equal to a total amount of the sum of (a) Mr. Iannuzzi's base salary at the time of such termination and (b) the greater of (X) 50% of Mr. Iannuzzi's target bonus for the year of termination or (Y) the bonus paid or payable to Mr. Iannuzzi for the fiscal year ending immediately prior to the year in which such termination occurs, paid in 12 equal monthly installment payments following such termination; and

  (3)
  health coverage for one year after the date of termination for Mr. Iannuzzi and his eligible dependants.

        The computations below are based on a hypothetical failure to extend the term of Mr. Iannuzzi's employment agreement if the term of such agreement ended on December 31, 2007.

Triggering Event	Benefit	Assumed Payout as of 12/31/2007
Non-Renewal by the Company of the Term of Mr. Iannuzzi's Employment Agreement	• • •	Pro-rata bonus
Cash severance equal to the sum of (1) annual base salary and (2) 50% of 2007 target bonus, payable in monthly installments over one year
	Medical, dental and life insurance benefits for one year	$ $ $	1,600,000 1,500,000 17,780

        Notwithstanding the foregoing, if Mr. Iannuzzi breaches any of the restrictive covenants with the Company as set forth above, and does not cure such breach within 30 days, then any unpaid severance payments will cease as of the date of such breach.

  Timothy T. Yates

        The Company entered into an employment agreement with Mr. Yates, effective June 7, 2007. Pursuant to this employment agreement, Mr. Yates receives a base salary of $500,000 per year, subject to review and increase (but not decrease) by the CEO, the Board of Directors and the Compensation Committee, and an annual bonus based on Mr. Yates's attainment of certain performance objectives. Mr. Yates is also entitled to participate in benefit plans as generally provided by the Company to its senior executives. In addition, this employment agreement provides for certain post-employment severance payments in the event of employment termination under certain circumstances. We believe that this employment agreement provides an incentive to Mr. Yates to remain with the Company and serves to align the interests of the CFO and shareholders, including in the event of a potential acquisition of the Company.

        Under the employment agreement, Mr. Yates has agreed that, during his employment and for one year thereafter, he will not compete with the Company or solicit non-clerical employees, consultants, or service providers of the Company to terminate such person's relationship with the Company. Additionally, Mr. Yates has agreed to restrictive covenants regarding confidentiality and non-disparagement.

        To the extent Mr. Yates would be subject to the excise tax under Section 4999 of the Code on the amounts or benefits to be received from the Company and required to be included in the calculation of parachute payments for purposes of Section 280G of the Code, the Company will pay to Mr. Yates an additional amount so that Mr. Yates will receive the full amount owed to him under his employment agreement, without regard to the excise tax or any other taxes imposed on the additional payment.

        In addition, upon a Change in Control or upon a termination of Mr. Yates's employment by the Company without Cause or by Mr. Yates for Good Reason (as such terms are defined in the agreement), all stock options, restricted stock or other equity-based awards granted to Mr. Yates by the Company will become fully vested and, if applicable, immediately exercisable.

        Under the employment agreement, if Mr. Yates's employment is terminated for any reason, the Company will pay Mr. Yates (or his estate, if applicable) a lump sum equal to his base salary through the date of termination, any unreimbursed business expense, any accrued but unused vacation and any earned but unpaid bonus for the fiscal year completed prior to the date of termination. Mr. Yates will also be entitled to any accrued, vested benefits under the terms of the Company's benefit plans.

  Payment Upon Death of Disability

        If Mr. Yates's employment is terminated because of death or disability, the Company will pay Mr. Yates (or his estate, if applicable) the bonus he would have earned for the fiscal year of his termination appropriately pro-rated for the number of days worked in the fiscal year in which such termination occurs, at the time bonuses for such fiscal year are generally paid (a "pro-rata bonus") and health insurance coverage for twelve months after the date of termination. The assumed payout based on this scenario is as follows:

Triggering Event	Benefit		Assumed Payout as of 12/31/2007
Termination because of Death or Disability	• •	Pro-rata bonus Medical, dental and life insurance benefits for one year	$ $	750,000 19,935

  Payment Upon Termination Without Cause or by Mr. Yates For Good Reason Not In Connection With a Change in Control

        Under the employment agreement, if Mr. Yates's employment is terminated by the Company without "Cause" or by Mr. Yates for "Good Reason" not in connection with a "Change in Control," (as such terms are defined in the agreement), then, contingent upon Mr. Yates's execution of a release, the Company will pay or provide to Mr. Yates:

  (1)
  a pro-rata bonus;

  (2)
  health and life insurance coverage for twelve months after the date of termination for Mr. Yates and his eligible dependants;

  (3)
  severance in an amount equal Mr. Yates's then annual bases salary in equal monthly installments during the period beginning on the termination date and ending on the first anniversary of the termination date. If Mr. Yates breaches any of the restrictive covenants with the Company as set forth above, and does not cure such breach within 30 days, then any unpaid severance payments will cease as of the date of such breach.

        The assumed payout based on this scenario is as follows:

Triggering Event	Benefit	Assumed Payout as of 12/31/2007
Termination by the Company Without Cause or by Mr. Yates for Good Reason (Not in Connection with a Change in Control)	• • • •	Pro-rata bonus
Cash severance equal to one year's base salary, payable in monthly installments over one year
Medical, dental and life insurance benefits for one year
	Unvested shares of restricted stock under initial grant become fully vested	$ $ $ $	750,000 500,000 19,935 3,240,000

  Payments Upon a Change in Control

        If the employment of Mr. Yates is terminated by the Company without Cause or by Mr. Yates for Good Reason in connection with a Change in Control, the Company will pay or provide to Mr. Yates:

  (1)
  a pro-rata bonus;

  (2)
  a lump sum cash payment equal to Mr. Yates's current annual base salary; and

  (3)
  health coverage for twelve months after the date of termination for Mr. Yates and his eligible dependants.

        The assumed payout based on this scenario is as follows:

Triggering Event	Benefit	Assumed Payout as of 12/31/2007
Termination by the Company Without Cause or by Mr. Yates for Good Reason During Period Beginning Six Months Before, and Ending 18 Months After, a Change in Control	• • • • •	Pro-rata bonus
Cash severance equal to one year's base salary, payable in a lump sum
Medical, dental and life insurance benefits for one year
All unvested shares of restricted stock become fully vested
	Payment of any excise taxes under Internal Revenue Code Section 4999, including tax gross-up	$ $ $ $ $	750,000 500,000 19,935 3,240,000 1,801,069

        Upon termination of Mr. Yates's employment by the Company without Cause or by Mr. Yates for Good Reason, Mr. Yates will vest in the 100,000 shares of "Common Stock" (as such term is defined in the agreement) granted to him pursuant to this agreement. Upon a Change in Control without a termination without Cause or a termination by Mr. Yates for Good Reason, Mr. Yates's assumed payout would be as follows:

Triggering Event	Benefit		Assumed Payout as of 12/31/2007
Change in Control (Without Termination by the Company Without Cause or by Mr. Yates for Good Reason)	• •	All unvested shares of restricted stock become fully vested Payment of any excise taxes under Internal Revenue Code Section 4999, including tax gross-up	$3,240,000 —

  Darko Dejanovic

        The Company entered into an employment agreement with Mr. Dejanovic, dated March 2, 2007 and Mr. Dejanovic commenced employment with the Company on April 16, 2007. Pursuant to this employment agreement, Mr. Dejanovic receives a base salary of $450,000 per year, and an opportunity to earn an annual target bonus equal to 100% of base salary based on Mr. Dejanovic's attainment of certain performance objectives. Mr. Dejanovic is also entitled to participate in benefit plans as generally provided by the Company. In addition, this employment agreement provides for certain post-employment severance payments in the event of employment termination under certain circumstances. We believe that this agreement provides an incentive to the Mr. Dejanovic to remain with the Company and serves to align the interests of the Executive Vice President—Global Chief Information Officer and Head of Product and shareholders, including in the event of a potential acquisition of the Company.

        Under the employment agreement, Mr. Dejanovic has agreed that, during his employment and for three months thereafter, he will not compete with the Company or solicit employees, consultants, or service providers of the Company to terminate such person's relationship with the Company.

Additionally, Mr. Dejanovic has agreed to restrictive covenants regarding confidentiality and non-disparagement.

  Payment Upon Death or Disability

        If Mr. Dejanovic's employment is terminated as a result of his death or disability, his assumed payout will be as follows:

Triggering Event	Benefit		Assumed Payout as of 12/31/2007
Termination because of Death or Disability	•	All unvested shares of restricted stock and RSUs become fully vested	$2,980,800

  Payment Upon Termination Without Cause or in Connection With a Change in Control

        Under Mr. Dejanovic's employment agreement, if his employment is terminated by the Company without "Cause", or if there is a "Change in Control" (as such terms are defined in the agreement) and Mr. Dejanovic's employment with the Company is terminated or Mr. Dejanovic resigns as a result of being constructively discharged, then the Company will pay or provide to Mr. Dejanovic:

  (1)
  severance in an amount equal Mr. Dejanovic's then annual base salary in regular installments during the period beginning on the termination date and ending on the first anniversary of the termination date; and

  (2)
  health and life insurance coverage for twelve months after the date of termination.

        The assumed payouts based on these scenarios are as follows:

Triggering Event	Benefit	Assumed Payout as of 12/31/2007
Termination by the Company Without Cause Change in Control and Either Termination by the Company or Constructive Termination	• • • • •	Cash severance equal to one year's base salary, payable in bi-weekly installments over one year
Medical and dental benefits (or payment of COBRA premiums) for one year, assuming the same employee contribution that was applicable prior to termination
Cash severance equal to one year's base salary, payable in bi-weekly installments over one year
Medical and dental benefits (or payment of COBRA premiums) for one year, assuming the same employee contribution that was applicable prior to termination
	All unvested shares of restricted stock and RSUs become fully vested	$ $ $ $ $	450,000 8,592 450,000 8,592 2,980,800

        In addition, in the event that there is a Change in Control without a termination by the Company or constructive termination, the assumed payout would be as follows:

Triggering Event	Benefit		Assumed Payout as of 12/31/2007
Change in Control (Without Termination by the Company or Constructive Termination)	•	All unvested shares of restricted stock and RSUs become fully vested	$2,980,800

        Receipt of the severance by the Company following termination without cause is contingent upon Mr. Dejanovic's execution of a release.

        Pursuant to Mr. Dejanovic's employment agreement, upon a Change in Control all shares of Company common stock covered by any restricted stock unit agreement will become fully vested.

  Mark Stoever

        The Company entered into an employment agreement with Mr. Stoever, dated June 30, 2005 and Mr. Stoever commenced employment with the Company in July 2005. Pursuant to this employment agreement, Mr. Stoever receives a base salary of $300,000 per year, reviewed annually, and an opportunity to earn an annual bonus equal to 100% of Mr. Stoever's initial base salary based on Mr. Stoever's attainment of certain performance objectives. Mr. Stoever is also entitled to participate in benefit plans as generally provided by the Company. In addition, this employment agreement provides for certain post-employment severance payments in the event of employment termination under certain circumstances.

  Payment Upon Death of Disability

        In the event that Mr. Stoever's employment is terminated as a result of his death or disability, his assumed payout will be as follows:

Triggering Event	Benefit		Assumed Payout as of 12/31/2007
Termination because of Death or Disability	•	All unvested shares of restricted stock and RSUs become fully vested	$2,421,900

  Payment Upon Termination Without Cause

        Under the agreement, if Mr. Stoever's employment is terminated by the Company without "Cause" (as such term is defined in the agreement), then the Company will pay or provide to Mr. Stoever:

  (1)
  severance in an amount equal Mr. Stoever's then annual base salary in regular installments during the period beginning on the termination date and ending on the first anniversary of the termination date; and

  (2)
  health and life insurance coverage for one year after the date of termination.

        The assumed payout based on this scenario is as follows:

Triggering Event	Benefit	Assumed Payout as of 12/31/2007
Termination by the Company Without Cause	• •	Cash severance equal to one year's base salary, payable in bi-weekly installments over one year
	Medical and dental benefits (or payment of COBRA premiums) for one year, assuming the same employee contribution that was applicable prior to termination	$ $	300,000 8,592

  Payment In Connection with a Change in Control

        In addition, in the event of a Change in Control of the Company, the assumed payout to Mr. Stoever is as follows:

Triggering Event	Benefit		Assumed Payout as of 12/31/2007
Change in Control (Without Termination by the Company Without Cause or by Mr. Stoever for Good Reason)	•	All unvested RSUs become fully vested		$801,900
Change in Control and Termination by the Company Without Cause	• • •
Cash severance equal to one year's base salary, payable in bi-weekly installments over one year
Medical and dental benefits (or payment of COBRA premiums) for one year, assuming the same employee contribution that was applicable prior to termination
		All unvested shares of restricted stock and RSUs become fully vested	$ $ $	300,000 8,592 2,421,900
Change in Control and Termination by Mr. Stoever for Good Reason	•	All unvested shares of restricted stock and RSUs become fully vested		$2,421,900

        Receipt of the severance by the Company following termination without cause is contingent upon Mr. Stoever's execution of a release.

Equity Compensation Plan Information

        The following table sets forth information as of December 31, 2007 with respect to our equity compensation plans that have been approved by our stockholders. We do not have any equity compensation plans that were not approved by our stockholders.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	6,876,395	$29.13	4,412,066
Equity compensation plans not approved by security holders	—	—	—
Total	6,876,395	$29.13	4,412,066

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        Directors serve one-year terms (or shorter if appointed by the Board of Directors between annual meetings) and are elected annually. Accordingly, the current term of office of all of the Company's directors expires at the Annual Meeting. Seven directors are to be elected at the Annual Meeting. Messrs. Eisele's and Kaufman's current terms will expire at the Annual Meeting and they are not standing for re-election. At the time of the Annual Meeting, the number of directors constituting the Board of Directors will be reduced to seven.

        Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the 2009 Annual Meeting and until their successors are duly elected and qualified. Our certificate of incorporation and by-laws provide that the number of directors on the Board of Directors shall be not less than three and no more than twelve, as is fixed from time to time by resolution of the Board of Directors. Our nominees for election to the Board of Directors are set forth below. All of the nominees are current directors. All of the nominees have been recommended by the Corporate Governance and Nominating Committee for election to the Board of Directors and all have consented to serve if elected. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

        The Board of Directors recommends a vote "FOR" the election to the Board of Directors of each of the following nominees:

Nominee	Age	Year First Became Director	Principal Occupation During the Past Five Years
Salvatore Iannuzzi	54	2006	Director of the Company since July 2006. Mr. Iannuzzi has been our Chairman of the Board of Directors, President and CEO since April 11, 2007. Prior thereto, he was president of Motorola, Inc.'s Enterprise Mobility business commencing in January 2007 to April 2007. Mr. Iannuzzi served as President and Chief Executive Officer of Symbol Technologies, Inc. from January 2006 to January 2007, when Symbol Technologies was sold to Motorola. He previously served as Symbol Technologies' Interim President and Chief Executive Officer and Chief Financial Officer from August 2005 to January 2006 and as Senior Vice President, Chief Administrative and Control Officer from April 2005 to August 2005. He also served as a director of Symbol Technologies from December 2003 to January 2007, serving as the Non-Executive Chairman of the Board from December 2003 to April 2005. From August 2004 to April 2005, Mr. Iannuzzi was a partner in Sanguenay Capital, a boutique investment firm. Prior thereto, from April 2000 to August 2004, Mr. Iannuzzi served as Chief Administrative Officer of CIBC World Markets. From 1982 to 2000, he held several senior positions at Bankers Trust Company/Deutsche Bank, including Senior Control Officer and Head of Corporate Compliance.
Robert J. Chrenc	63	2007
			Director of the Company since April 2007. Mr. Chrenc served as a director of Symbol Technologies, Inc. beginning in December 2003, and as non-executive Chairman of the Board of Directors of Symbol Technologies from April 2005 until January 9, 2007, the date of Symbol Technologies' sale to Motorola, Inc. Mr. Chrenc was Executive Vice President and Chief Administrative Officer at ACNielsen, a leading provider of marketing information based on measurement and analysis of marketplace dynamics and consumer attitudes and behavior, from February 2001 until his retirement in December 2001. From June 1996 to February 2001, he served as ACNielsen's Executive Vice President and Chief Financial Officer. Mr. Chrenc is also a member of the board of directors of Information Services Group Inc.

John Gaulding	62	2001
			Director of the Company since June 2001. Previously, Mr. Gaulding was a director from January 1996 to October 1999. Since July 1996, Mr. Gaulding has been a private investor and business consultant in the fields of strategy and organization. He was Chairman and Chief Executive Officer of National Insurance Group, a publicly traded financial information services company, from April 1996 through July 11, 1996, the date of such company's sale. For six years prior thereto, he was President and Chief Executive Officer of ADP Claims Solutions Group. From 1985 to 1990, Mr. Gaulding was President and Chief Executive Officer of Pacific Bell Directory, the yellow pages publishing unit of Pacific Telesis Group. Mr. Gaulding served as Co-Chairman of the Yellow Pages Publishers Association from 1987 to 1990. Mr. Gaulding is also a director of ANTs software inc., a developer of data management software, and Yellow Pages Group, Inc., a public Canadian publisher of yellow pages and specialized vertical directories.
Edmund P. Giambastiani, Jr	59	2008
			Director of the Company since February 2007. On October 1, 2007, Admiral Giambastiani retired from the United States Navy after 41 years of service. Between 2005 and 2007 Admiral Giambastiani was the second highest ranking military officer in the United States, serving as the seventh Vice Chairman of the Joint Chiefs of Staff. In addition to his appointment as Vice Chairman of the Joint Chiefs of Staff, Admiral Giambastiani's distinguished naval career included assignments as Special Assistant to the CIA's Deputy Director for Intelligence, Senior Military Assistant to the United States Defense Secretary and Commander, United States Joint Forces Command. He also served as NATO's first Supreme Allied Commander Transformation where he led the transformation of the military alliance. Admiral Giambastiani currently serves as the chairman of the board of directors for Alenia North America, Inc., as a director of SRA International, Inc. and QinetiQ Group plc.

Ronald J. Kramer	49	2000
			Director of the Company since February 2000. Mr. Kramer has served as Vice Chairman and Chief Executive Officer of Griffon Corporation since April 2008. From April 2002 until March 2008, Mr. Kramer served as President and a director of Wynn Resorts, Limited, a developer, owner and operator of hotel and casino resorts. Mr. Kramer is also a member of the board of directors of Sapphire Industries Corp.
David A. Stein	69	2003
			Director of the Company since June 2003. Mr. Stein was the Chairman and Chief Executive Officer of Southern Industrial Corporation, the Jacksonville, Florida-area Burger King franchisee of 33 Burger King restaurants until December 2004. Prior thereto, Mr. Stein was a Burger King franchisee for more than 40 years. He is Chairman of Jacksonville-based King Provision Corporation, an approved Burger King food and paper distributor, and Chairman of T.L. Cannon Corporation, a franchisee of Applebees restaurants in New York and Connecticut. Mr. Stein was a founder of the Jewish Community Alliance in Jacksonville, Florida. He has also served the United Way, the Jacksonville Chamber of Commerce, University Medical Center, University of North Florida, WJCT Public Television and other Jacksonville-area organizations and clubs as an officer or Board member.

Timothy T. Yates	60	2007
Director of the Company since June 2007. Timothy T. Yates has been our Executive Vice President and Chief Financial Officer since June 2007. Prior to joining the Company, Mr. Yates served as Senior Vice President, Chief Financial Officer and a director of Symbol Technologies, Inc. from February 2006 to January 2007. From January 2007 to June 2007, he was a Senior Vice President of Motorola, Inc.'s Enterprise Mobility business responsible for Motorola's integration of Symbol Technologies. From August 2005 to February 2006, Mr. Yates served as an independent consultant to Symbol Technologies. Prior to this, from October 2002 to November 2005, Mr. Yates served as a partner and Chief Financial Officer of Saguenay Capital, a boutique investment firm. Prior to that, he served as a founding partner of Cove Harbor Partners, a private investment and consulting firm, which he helped establish in 1996. From 1971 through 1995, Mr. Yates held a number of senior leadership roles at Bankers Trust New York Corporation, including serving as Chief Financial and Administrative Officer from 1990 through 1995.

PROPOSAL NO. 2
APPROVAL OF THE ADOPTION OF THE MONSTER WORLDWIDE, INC.
2008 EQUITY INCENTIVE PLAN

Introduction

        The Board of Directors has adopted, subject to stockholder approval, the Monster Worldwide, Inc. 2008 Equity Incentive Plan (the "2008 Plan"). The purpose of the 2008 Plan is to promote stockholder value and the long-term growth of the Company and its subsidiaries by providing appropriate retention and performance incentives to the non-employee directors of the Company and selected employees and consultants, advisors and other persons who perform services for the Company and its affiliates.

        The 2008 Plan, if approved by stockholders, is intended to replace the 1999 LTIP, which expires on December 9, 2008. As of April 8, 2008, the Company had 6,967,967 options outstanding with a weighted average exercise price of $28.99 and a weighted average remaining term of 4.82 years, and 4,773,510 full-value awards outstanding. Generally, full-value awards are any awards other than stock options and stock appreciation rights. In addition, as of April 8, 2008, there were 1,685,142 shares remaining available for issuance under the 1999 LTIP. The Company does not anticipate granting new awards between April 8, 2008 and the Annual Meeting under the 1999 LTIP, except for up to 25,000 full-value awards.

        The 2008 Plan provides for the grant of both incentive and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, and other equity-based awards, all of which may or may not be subject to certain performance requirements. A summary of the material features of the 2008 Plan is set forth below. The summary is qualified in its entirety by the reference to the full text of the 2008 Plan, a copy of which is attached to this Proxy Statement as Exhibit A.

Administration

        With respect to awards to all participants except the non-employee directors, the 2008 Plan is to be administered by a committee appointed by the Board of Directors consisting of two or more of its members who are intended to qualify as "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act, and "outside directors" within the meaning of Section 162(m) of the Code (the "Committee"). The Compensation Committee has been designated by the Board of Directors to serve as the Committee. In the case of awards to non-employee directors, those awards will be made and administered not by the Committee but by the Board of Directors or a committee of the Board of Directors to whom it has delegated its authority (the "Board Committee"). The Board of Directors has designated the Corporate Governance and Nominating Committee as the Board Committee having and exercising all of the powers of the Committee with respect to awards to non-employee directors.

        The Committee has the exclusive power to administer the 2008 Plan, including the power to select individuals to participate in the 2008 Plan, to determine the type, size and terms and conditions of awards and all other matters to be determined in connection with any award.

        The Committee also has the power and authority to make any adjustments necessary or desirable as a result of the granting of awards to participants located outside the United States, and to adopt, to amend or to rescind subplans relating to the operation and administration of the 2008 Plan outside of the United States in order to accommodate the local laws, policies, customs, procedures or practices, and accounting, tax or other regulatory standards, or to facilitate the administration of the 2008 Plan outside of the United States. The Committee may also adopt rules, procedures or subplans applicable to particular affiliates or locations.

Eligible Participants

        The persons eligible to participate in the 2008 Plan are non-employee directors of the Company and employees, consultants, advisors and other individuals performing services for the Company and its affiliates.

Limitation on Shares Available

        The maximum number of shares of common stock available for grant of awards under the 2008 Plan (subject to adjustment as described below) is equal to the sum of: (1) 4,225,000 shares of common stock, (2) the number of shares of common stock subject to outstanding awards as of the effective date of the 2008 Plan under the 1999 LTIP that on or after the effective date of the 2008 Plan cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares of common stock), and (3) the number of shares of common stock surrendered by participants under the 2008 Plan or retained by the Company after the effective date of the 2008 Plan to pay all or a portion of the exercise price and/or withholding taxes relating to any outstanding awards under the 1999 LTIP; provided that no more than 4,225,000 shares of common stock may be issued pursuant to incentive stock options.

        If any shares of common stock subject to an award are forfeited or such award is settled in cash or otherwise terminates or is settled for any reason whatsoever without an actual issuance of shares of common stock, any shares of common stock counted against the number of shares of common stock available for issuance pursuant to the 2008 Plan with respect to such award will, to the extent of any such forfeiture, settlement, or termination, again be available for awards under the 2008 Plan. Awards based upon the value of common stock (whether paid in cash or in common stock), any shares of common stock retained by the Company in satisfaction of the participant's obligation for withholding taxes, and shares of common stock not issued as a result of a net exercise of a stock option are not treated as shares of common stock issued pursuant to the 2008 Plan. Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of its affiliates will not be counted against the shares available for issuance under the 2008 Plan. The shares of common stock covered by the 2008 Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market.

Types of Awards

        The 2008 Plan allows for the grant of stock options and stock appreciation rights, restricted stock, restricted stock units, and other awards representing a right to a payment in, or that is based upon or measured by shares of common stock, all of which awards may or may not be subject to certain performance requirements. Awards under the 2008 Plan may be paid in cash, common stock, or other property, as determined by the Committee. No determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the 2008 Plan. See the "Compensation Discussion and Analysis" elsewhere in this Proxy Statement for information on prior awards to named executive officers under the 1999 LTIP.

        A stock option, which may be a nonqualified or an incentive stock option, is the right to purchase a specified number of shares of common stock at a price (the exercise price) fixed by the Committee. The exercise price paid to the Company generally may be no less than the fair market value of the underlying common stock on the date of grant. The fair market value of a share of common stock on a given date is determined by the closing price as reported on the NASDAQ on such date. All stock options will expire no later than ten years after the date on which they are granted. Payment of the exercise price may be made in such form as determined by the Committee, including: (1) cash; (2) tender of common stock having a fair market value equal to the exercise price; or (3) a combination of these methods of payment. In addition, if the Committee so decides, the Company may accept the surrender of stock options as consideration for payment.

        A stock appreciation right is a right to receive cash, common stock, or a combination of both as determined by the Committee, based on the increase in the fair market value of the common stock over the exercise price specified in the stock appreciation right. The exercise price is fixed by the Committee but may not be less than the fair market value of the common stock on the date of grant. The Committee may grant stock appreciation rights either alone or in conjunction with other awards. A stock appreciation right granted in conjunction with a previously granted stock option must have a per-share exercise price no less than the fair market value of the common stock on the date that the stock option was previously granted.

        The Committee may not decrease the exercise price of an outstanding stock option or the exercise price of a stock appreciation right, other than to make adjustments under the anti-dilution provisions of the 2008 Plan, nor may a stock option be cancelled and a new lower priced option granted in exchange for such stock option, in either case without stockholder approval.

        Restricted stock is the grant of shares of common stock that is subject to such restrictions on transferability and other restrictions, which may include a risk of forfeiture, as the Committee imposes, generally at the date of grant. The restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee determines.

        Restricted stock units represent the right to receive a payment that is valued by reference to common stock, which value may be paid by delivery of such property as the Committee determines, including without limitation, cash, common stock, other property, or any combination thereof which right to payment may be subject to such conditions and other limitations and restrictions, all as determined by the Committee. The restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee determines.

        In the case of restricted stock, a participant prior to the expiration of the restricted period, generally, has all of the rights of a stockholder, including, the right to vote the restricted stock and the right to receive dividends (whether in cash or in shares of common stock) thereon. Generally, upon termination of employment prior to a specific vesting dates, any shares of restricted stock (and any accrued but unpaid dividends) that are at that time are subject to restrictions are forfeited. A participant who has received restricted stock units does not have any of the rights of a stockholder until any shares of common stock in payment of the restricted stock unit are delivered to the individual.

Performance-Based Qualifying Awards

        The Committee may (but is not required) to grant awards under the 2008 Plan that will qualify as "performance-based compensation" under Section 162(m) of the Code in order to preserve the deductibility of such awards for federal income tax purposes when paid to the Company's "covered employees" as defined in Section 162(m) of the Code. Participants granted a performance-based qualifying award are only entitled to receive payment pursuant to the qualifying award for a given performance period to the extent that pre-established performance goals set by the Committee for the period are satisfied.

        These pre-established performance goals, which may vary by participant and by award, must be based upon the attainment of specific amounts of, or changes in, one or more of the following: the fair market value of the common stock, dividends per share, revenues, operating income, cash flow, earnings before or after income taxes, net income, stockholders' equity, return on equity, book value per share, expense management, return on investment, improvements in capital structure, profitability of an identifiable business unit or product, maintenance or improvement of profit margins, and operating efficiency or strategic business objectives consisting of one or more objectives based on meeting specified cost targets, business expansion goals or goals relating to acquisitions or divestitures, all whether applicable to the Company or any relevant affiliate or other business unit or entity in which the Company has a significant investment, or any combination thereof as the Committee may deem appropriate. Each performance goal established by the Committee may be expressed on an absolute and/or relative basis, may be based on, or otherwise employ, comparisons based on internal targets, the past performance of the Company or any affiliate and/or the past or current performance of other companies, may provide for the inclusion, exclusion or averaging of specified items in whole or in part, such as re-structuring charges, realized gains or losses on strategic investments, discontinued operations, extraordinary items, accounting changes, and unusual or nonrecurring items, and, in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders' equity and/or shares outstanding, assets or net assets.

        Prior to the payment of any award granted as a qualifying award, the Committee must certify in writing that the performance goals were satisfied. In determining the amount of the qualifying award actually paid to an individual, the Committee may be reduce (but not increase) the amount determined by the applicable performance goal formula.

        The maximum number of shares of common stock with respect to which qualifying awards may be granted to any participant in any calendar year (whether such qualifying awards are paid in Common Stock or a payment with respect to, or valued by reference to such Common Stock) is 1,000,000 shares of Common Stock.

Change in Control and Capital Structure

        If a Change in Control (as defined in the 2008 Plan) of the Company occurs, the Committee may provide for the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any award, the lapsing of any restrictions, risks of forfeiture or other similar limitations, and the deemed satisfaction of any performance conditions (including those applicable to performance-based qualifying awards). The Committee may also provide that an award will terminate and in lieu of such award the participant will receive a payment in exchange for the termination of the award (equivalent to the amount and in the form the participant would have received if the award were then payable and/or the participant had been able to receive the same as holders of common stock in respect of the net shares of common stock that could be paid pursuant to the award). Finally, the Committee may provide that in the event of a change in control, substitute awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted hereunder may be granted in exchange for outstanding awards.

        In the event of any corporate transaction involving the capital structure of the Company, including any stock dividend, stock split, reverse stock split, split-off, recapitalization, rights offering, reverse stock split recapitalization, capital reorganization, liquidation, reclassification of shares of common stock, merger, consolidation, distributions to stockholders other than regular cash dividend distributions, or sale, lease or transfer of substantially all of the assets of the Company or other transaction similar to the foregoing, the Board of Directors shall make such equitable adjustments as it may deem appropriate in the 2008 Plan and the awards thereunder, including, without limitation, an adjustment in (1) the total number of shares of common stock which may thereafter be issued pursuant to awards under the 2008 Plan and the maximum number of shares of common stock that may be issued pursuant to stock options intended to qualify as incentive stock options, (2) the number of shares of common stock with respect to which qualifying awards may be granted to any participant in any calendar year, and (3) the exercise price, base price or other price or value at the time of grant relating to any award.

Recoupment

        If any award is paid, vests or becomes exercisable in accordance with the 2008 Plan on the basis of financial results achieved by the Company, the Company is subsequently required to restate its financial statement resulting in such financial results being reduced such that the award would not have been paid, vest or become exercisable (or would have been paid, vest or become exercisable as to a lesser amount), and the participant who received the award had actual knowledge of the circumstances requiring the restatement, then such participant may have the award reduced to the level, if any, that in the Committee's sole judgment would have been earned on the basis of the revised financial statements. Award agreements may require the participant receiving the award, as a condition to the receipt of the award, to agree that the award may be reduced, and the Company may seek recovery from the participant, as it deems appropriate under the circumstances, in the best interest of the Company and as permitted by law.

Duration, Amendment and Termination

        The 2008 Plan became effective when adopted by the Board of Directors on April 16, 2008, subject to stockholder approval, and the 2008 Plan will terminate at the close of business on April 16, 2018, unless sooner terminated by the Board of Directors.

        The Board of Directors may terminate or amend the 2008 Plan in whole or in part at any time, however, no termination or amendment may materially and adversely affect any rights or obligations with respect to any awards previously made. In addition, an affirmative vote of the holders of a majority of the shares of common stock is required to (1) increase the aggregate number of shares subject to the 2008 Plan, (2) extend the maximum term of awards under the 2008 Plan or the 2008 Plan itself, (3) decrease the exercise price of stock options granted under the 2008 Plan or the exercise price of stock appreciation rights granted under the 2008 Plan to less than the fair market value of common stock at the time of grant, or (4) make any other change that would require stockholder approval under any regulatory requirement applicable to the 2008 Plan (including as necessary to comply with any applicable stock exchange listing requirement). Generally, and in most cases only with the consent of the participants affected, the Committee may amend outstanding award agreements in any manner not inconsistent with the terms of the 2008 Plan.

Stock Price

        The closing market price of a share of common stock reported on the NASDAQ on April 8, 2008, was $24.55 per share.

Certain U.S. Federal Income Tax Consequences of Awards Under the 2008 Plan

        The following discussion is intended to provide only a general outline of the U.S. federal income tax consequences of participation in the 2008 Plan and the receipt of awards or payments thereunder by participants subject to U.S. income taxes. It does not address any other taxes imposed by the United States, taxes imposed by any state or political subdivision thereof or foreign jurisdiction, or the tax consequences applicable to participants who are not subject to U.S. income taxes.

        Stock Options.    The grant of a stock option will have no tax consequences for the participant or the Company. A participant will have no taxable income upon exercise of an incentive stock option, except that the alternative minimum tax may apply. Upon the exercise of a nonqualified option, a participant generally must recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price.

        Gain realized upon a disposition of the common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the participant holds the shares of common stock for at least two years after the date the option was granted and for one year after the date of exercise. Upon a disposition of shares acquired by exercise of an incentive stock option before the end of the applicable incentive stock option holding periods, the participant generally must recognize ordinary income equal to the lesser of (1) the fair market value of the shares at the date of exercise minus the exercise price or (2) the amount realized upon the disposition of the incentive stock option shares minus the exercise price.

        The Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares acquired pursuant to the option for the incentive stock option holding periods.

        Stock Appreciation Right.    As with an option, the grant of a stock appreciation right will have no tax consequences for the participant or the Company. Upon exercise of a stock appreciation right, a participant generally must recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price.

        Restricted Stock.    A participant normally will not recognize taxable income and the Company will not be entitled to a deduction upon the grant of shares of restricted stock. When the shares vest, the participant will recognize taxable ordinary income in an amount equal to the fair market value of the shares at that time less the amount, if any, paid for the shares. However, a participant may elect to recognize taxable ordinary income in the year the shares of restricted stock are granted in an amount equal to the excess of their fair market value at the grant date, determined without regard to certain restrictions, over the amount, if any, paid for the shares. Any gain or loss recognized by the participant upon the subsequent disposition of the shares will be taxed as short-term or long-term capital gain but will not result in any further deduction for the Company.

        Restricted Stock Units.    A participant normally will not recognize taxable income and the Company will not be entitled to a deduction upon the grant of restricted stock units. A participant who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of restricted stock units granted to such participant less any amount paid for the restricted stock units at the end of the restriction period or, if later, the payment date.

        Generally, and except as noted above with respect to incentive stock options, the Company should be able to claim an income tax deduction at the time the participant recognizes the income attributable to an award, subject to Section 162(m) of the Code with respect to awards payable to covered employees.

        The discussion set forth above does not purport to be a complete analysis of all potential tax consequences relevant to recipients of awards, particular circumstances, or all awards available under the 2008 Plan. It is based on U.S. federal income tax law and interpretational authorities as of the date of this Proxy Statement, which are subject to change at any time.

        The Board of Directors recommends a vote "FOR" the approval of the adoption of the Monster Worldwide, Inc. 2008 Equity Incentive Plan.

PROPOSAL NO. 3
APPROVAL OF THE ADOPTION OF THE MONSTER WORLDWIDE, INC.
EXECUTIVE INCENTIVE PLAN

Introduction

        On March 25, 2008, the Board of Directors adopted, subject to the approval of stockholders, the Monster Worldwide, Inc. Executive Incentive Plan (the "Incentive Plan"). The purpose of the Incentive Plan is to provide for the grant of performance-based incentive compensation cash bonuses to eligible employees that are designed to qualify as "performance-based compensation" under Section 162(m) of the Code. Section 162(m) of the Code currently provides that if, in any year, the compensation that is paid to the Company's Chief Executive Officer or to any of the Company's three other most highly compensated executive officers (excluding the Company's Chief Financial Officer) exceeds $1,000,000, any amounts that exceed the $1,000,000 threshold will not be deductible by the Company for federal income tax purposes, unless the compensation qualifies for an enumerated exception under Section 162(m) of the Code. Compensation that is "performance-based," within the meaning of Section 162(m) of the Code, is not subject to these deduction limits. To qualify as performance-based compensation, among other requirements, the compensation must be paid only upon the attainment of certain pre-established performance goals using performance criteria that have been approved by stockholders.

        Set forth below is a summary of the Incentive Plan, which is qualified in its entirety by the specific language of the Incentive Plan, a copy of which is attached to this Proxy Statement as Exhibit B.

Administration

        The Incentive Plan is to be administered by a committee composed of two or more directors, all of whom qualify as "outside directors" within the meaning of Section 162(m) of the Code (the "Committee"). The Compensation Committee of the Board of Directors has been designated by the Board of Directors to serve as the Committee that administers the Incentive Plan. The Committee has the exclusive authority, among other things, to establish performance goals during each performance period and to determine the amount of the incentive compensation bonus payable to any participant. The Committee may grant a participant multiple incentive compensation bonuses during the same year under the Incentive Plan. Incentive compensation bonuses under the Incentive Plan are payable to each participant solely as a result of the satisfaction of pre-established targeted level of performance for the calendar year or such other performance period as is selected by the Committee.

Eligibility

        All officers (including officers who are directors) who are selected by the Committee are eligible to participate in the Incentive Plan and be granted incentive compensation bonuses.

Maximum Annual Incentive Plan Limit

        The aggregate maximum amount of incentive compensation bonus or bonuses that may be payable under the Incentive Plan to any participant in any single calendar year may not exceed $10,000,000.

Performance-Based Qualifying Awards

        Incentive compensation bonuses granted under the Incentive Plan are intended to qualify as "performance-based compensation" under Section 162(m) of the Code in order to preserve the deductibility of such incentive compensation bonuses for federal income tax purposes when paid to the Company's "covered employees" as defined in Section 162(m) of the Code. Participants granted an incentive compensation bonus may receive payment of that incentive compensation bonus for a given performance period only if the pre-established performance goals set by the Committee for the performance period are satisfied.

        Performance Criteria.    These pre-established performance goals set by the Committee, which may vary by participant and by incentive compensation bonus, must be based upon the attainment of specific amounts of, or changes in, one or more of the following: the market price of the Company's common stock (either on a fixed date or over any specified period); total stockholder return; dividends per share; revenues; operating income; cash flow; earnings before or after income taxes; earnings before interest, taxes depreciation, amortization; net income; stockholders' equity; return on equity; book value per share; expense management; return on investment; improvements in capital structure; profitability of an identifiable business unit or product; maintenance or improvement of profit margins or operating efficiency; customer satisfaction metrics; user traffic metrics; customer order metrics; or strategic business objectives consisting of one or more objectives based on meeting specified cost targets, business restructuring, business expansion goals or goals relating to acquisitions or divestitures, all whether applicable to the Company or any subsidiary or other business unit or any entity in which the Company has a significant investment, or any combination thereof as the Committee may deem appropriate. Each performance goal may be expressed on an absolute and/or relative basis, may be based on, or otherwise employ, comparisons based on internal targets, business plans, the past performance of the Company or any subsidiary, unit or entity and/or the past or current performance of other companies, may provide for the inclusion, exclusion or averaging of specified items in whole or in part, such as re-structuring charges, types of expenses, realized gains or losses on strategic investments, discontinued operations, extraordinary items, accounting changes, and unusual or nonrecurring items, and, in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders' equity and/or shares outstanding, assets or net assets.

        Requirements to Receive Payment.    Prior to the beginning of each performance period, or at such other time no later than such time as is permitted by the applicable provisions of the Code, the Committee must establish in writing the target (or range of) incentive compensation bonus opportunity for each participant based upon the attainment of one or more performance goals established by the Committee at such time. The Committee may provide for a threshold level of performance below which no amount of incentive compensation bonus will be paid, a maximum level of performance above which no additional incentive compensation bonus will be paid, and it may provide for the payment of differing amounts for different levels of performance.

        As soon as practicable after the end of each performance period but before any incentive compensation bonuses are paid, the Committee must certify in writing that the performance goal or goals were attained and the amount of the incentive compensation bonus payable to each participant based upon the attainment of these performance goals. If the performance goals are not attained, no incentive compensation bonus is payable under the Incentive Plan, and the amount that is payable under the Incentive Plan may not be greater than the pre-established amount specified by the Committee. Incentive compensation bonuses will be paid in cash.

        Negative Discretion.    The Committee may reduce or eliminate the amount of any incentive compensation bonus of any participant at any time prior to payment thereof, even if the performance goals were attained. Under no circumstance may the Committee increase the amount of the incentive compensation bonus otherwise payable to a participant under the Incentive Plan beyond the amount originally established, waive the attainment of or modify the performance goals established by the Committee or otherwise exercise its discretion so as to cause any incentive compensation bonus not to qualify as performance-based compensation under Section 162(m) of the Code.

        Termination During Performance Period.    Participants who cease to be employed by the Company or its subsidiaries prior to the end of a performance period, other than due to death or disability, may not receive an incentive compensation bonus under the Incentive Plan for the performance period in which such termination of employment occurs. In the event that a participant terminates employment during a performance period as a result of death or disability, the participant may receive an incentive compensation bonus which is prorated to the date of cessation of employment, as long as the performance goals for either the entire performance period or the portion thereof preceding such death or disability, as determined by the Committee in its sole discretion, are attained. No participant has any entitlement to receive any amount of incentive compensation bonus until that bonus is actually paid to the participant.

        Recoupment.    If any incentive compensation bonus is paid pursuant to the Incentive Plan on the basis of financial results achieved by the Company, the Company is subsequently required to restate its financial statements resulting in the financial results being reduced such that the incentive compensation bonus would not have been paid (or would have been smaller in amount), and the participant receiving such incentive compensation bonus had actual knowledge of the circumstances requiring the restatement, then such participant may have the incentive compensation bonus reduced to the amount, if any, that in the Committee's sole judgment, would have been earned on the basis of the revised financial statements. The Committee may require the participant receiving the incentive compensation bonus, as a condition to the receipt of the incentive compensation bonus, to agree that the incentive compensation bonus may be reduced, and the Company shall be entitled to seek recovery from the participant, as it deems appropriate under the circumstances, in the best interest of the Company and as permitted by law.

No Limitations on Other Plans

        Nothing contained in the Incentive Plan in any way limits or restricts the ability of the Board of Directors or the Compensation Committee to award an incentive or other cash bonus to any person outside of the Incentive Plan, whether under any other plan, agreement, arrangement or understanding now existing or that may hereafter take effect.

Plan Amendment, Termination and Effective Date

        The Board of Directors may terminate or amend the Incentive Plan at any time, however, no amendment of the Incentive Plan that would require the consent of the stockholders of the Company pursuant to Section 162(m) of the Code shall be effective without such consent.

        The Incentive Plan is effective March 25, 2008, subject to approval by the stockholders of the Company in accordance with Section 162(m) of the Code. If the Incentive Plan is not approved by the stockholders of the Company at the Annual Meeting, then no incentive compensation bonuses shall be payable to any participant pursuant to the Incentive Plan.

Federal Income Tax Consequences

        Amounts that would be payable pursuant to the Incentive Plan are intended to qualify as "performance-based compensation" under Section 162(m) of the Code. Therefore, we believe that under existing federal income tax laws, incentive compensation bonuses paid pursuant to the Incentive Plan would be deductible by the Company when paid to the recipient. Participants would generally be required to recognize ordinary income upon receipt of incentive compensation bonuses under the Incentive Plan.

New Incentive Plan Benefits

        At its meeting on March 25, 2008, the Committee approved, subject to the approval of the Incentive Plan by the stockholders, incentive compensation bonuses to each of the Company's current named executive officers and certain other officers based upon performance for 2008. The following table sets forth the target and the maximum amount of the incentive compensation bonus that would be payable if the performance targets are achieved for each of our current named executive officers, for all of our current executive officers as a group (including our current named executive officers) and for all officers who participate in the Incentive Plan as a group (other than our executive officers).

NEW PLAN BENEFITS
Monster Worldwide, Inc. Executive Incentive Plan

Name and Position	Target	Maximum Dollar Value
Salvatore Iannuzzi, Chairman of the Board of Directors, President and CEO	$1,000,000	$3,000,000
Timothy T. Yates, Executive Vice President and CFO	$500,000	$1,500,000
Darko Dejanovic, Executive Vice President, Global Chief Information Officer and Head of Product	$450,000	$1,350,000
Mark Stoever, Executive Vice President, Internet Advertising & Fees	$300,000	$900,000
Executive Group	$2,375,000	$7,125,000
Non-Executive Director Group	$0	$0
Non-Executive Officer Employee Group	$1,163,357	$3,490,125

Stockholder Approval of the 2008 Executive Incentive Plan

        Approval of the Incentive Plan will be decided by a majority of the votes cast "for" or "against" the Incentive Plan at the Annual Meeting.

        In the event the Incentive Plan is not approved by the stockholders of the Company at the Annual Meeting, the incentive compensation bonuses awarded thereunder in respect of 2008 to officers of the Company will be rescinded. The Board of Directors will consider the establishment of another incentive compensation plan or arrangement and the grant of bonuses thereunder as appropriate.

The Board of Directors recommends a vote "FOR" the approval of the adoption of the Monster Worldwide, Inc. Executive Incentive Plan.

PROPOSAL NO. 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has appointed BDO Seidman, LLP as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2008. BDO Seidman, LLP has been the independent registered public accounting firm for the Company since November 15, 1992. During 2007, BDO Seidman, LLP served as our independent registered public accounting firm and also provided certain tax and other audit-related services. See "Audit Matters" on page 67. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of the Company and its stockholders. The submission of this matter for approval by stockholders is not legally required; however, the Board of Directors believes that seeking stockholder ratification of the selection of the independent registered accounting firm is good corporate practice. If the appointment is not ratified by our stockholders, the Audit Committee will consider whether it should appoint another independent registered public accounting firm. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so, and will respond to appropriate questions from stockholders.

        Ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the year 2008 will be decided by a majority of the votes "for" or "against" the proposal at the Annual Meeting.

        The Board of Directors recommends a vote "FOR" the ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information as of April 16, 2008 (except as otherwise noted in the footnotes), regarding the beneficial ownership determined in accordance with the rules of the SEC of the Company's common stock and Class B common stock held by: (1) each executive officer and former executive officer named in the "Summary Compensation Table" on page 26; (2) each director of the Company; (3) all current directors and current executive officers of the Company as a group; and (4) each other person or entity known by the Company to own beneficially more than five percent of the Company's outstanding common stock or Class B common stock. Percentage ownership is based on 119,672,082 shares of common stock and 4,762,000 shares of Class B common stock outstanding as of April 8, 2008, the record date for the annual meeting. Except as otherwise disclosed in the footnotes to the table, this table identifies persons having sole voting and investment power with respect to the shares set forth opposite their names.

        The Class B common stock entitles the holder to ten votes per share. As noted above under "About the Meeting and the Proxy Materials," Andrew J. McKelvey, our former Chairman and Chief Executive Officer, currently holds all of the Class B common stock. Mr. McKelvey, the Special Litigation Committee and the Company entered into a Memorandum of Understanding providing for a settlement whereby Mr. McKelvey will convert the shares of Class B common stock owned by him for a like number of shares of ordinary common stock. While the settlement is subject to the execution of a definitive settlement agreement and court approval of that agreement, pending a court determination of whether or not to approve the settlement, Mr. McKelvey has agreed that he shall be entitled to vote only one-tenth of the shares of Class B common stock beneficially owned by him on all matters submitted to the holders of common stock for their vote. With respect to the remaining nine-tenths of the shares of Class B common stock beneficially owned by Mr. McKelvey, he has, pursuant to the Memorandum of Understanding, given the Chief Executive Officer of the Company an irrevocable proxy to vote such shares on all matters submitted to the holders of common stock for their vote in the same percentages as the aggregate votes cast by the holders of shares of common stock (other than Mr. McKelvey) on such matter. After giving effect to the Memorandum of Understanding and the irrevocable proxy provided by Mr. McKelvey with respect to nine-tenths of the shares of Class B common stock, Mr. McKelvey's combined voting power is 5.5% with respect to all matters anticipated to be presented at the Annual Meeting.

	Shares Beneficially Owned
			Class B Common Stock
	Common Stock
Name of Beneficial Owner
	Shares(1)%		Shares	%
Named Executive Officers
Salvatore Iannuzzi(2)	355,631	*	—	—
Timothy T. Yates(3)	160,000	*	—	—
Steven Pogorzelski(4)	391,062	*	—	—
Darko Dejanovic(5)	143,000	*	—	—
Mark Stoever(6)	88,996	*	—	—
William M. Pastore(7)	379,274	*	—	—
Charles Baker(8)	77,775	*	—	—
Other Directors
Robert J. Chrenc(9)	5,000	*	—	—
George R. Eisele(10)	21,500	*	—	—
John Gaulding(11)	30,514	*	—	—
Edmund P. Giambastiani, Jr.(12)	2,500	*	—	—
Michael Kaufman(13)	55,017	*	—	—
Ronald J. Kramer(14)	56,523	*	—	—
David A. Stein(15)	39,000	*	—	—
All current directors and current executive officers as a group (12 persons)(16)	1,029,502	*	—	—
5% Stockholders
Andrew J. McKelvey(17)	4,475,993	3.7	4,762,000	100
T. Rowe Price Associates, Inc.(18)	18,117,667	15.1	—	—
Morgan Stanley(19)	8,402,135	7.0	—	—
Capital Research Global Investors(20)	7,564,500	6.3	—	—
FMR LLC(21)	6,705,088	5.6	—	—

*
Less than 1%

(1)
Excludes common stock issuable pursuant to unvested stock bonus awards and unvested restricted stock unit awards that (A) are not scheduled to vest within 60 days of April 16, 2008 and (B) do not entitle the recipient to voting rights.

(2)
The shares beneficially owned by Mr. Iannuzzi consist of (A) 66,881 shares of common stock held outright by Mr. Iannuzzi and (B) 288,750 shares of unvested restricted stock with respect to which Mr. Iannuzzi possesses sole voting power.

(3)
The shares beneficially owned by Mr. Yates consist of 160,000 shares of unvested restricted stock with respect to which Mr. Yates possesses sole voting power.

(4)
The shares beneficially owned by Mr. Pogorzelski consist of (A) 24,580 shares of common stock held outright by Mr. Pogorzelski, (B) 100,000 shares of unvested restricted stock with respect to which Mr. Pogorzelski possesses sole voting power as of April 16, 2008 but which were forfeited on April 18, 2008 in connection with Mr. Pogorzelski's termination of employment, (C) 32,520 shares of common stock underlying a stock award that are scheduled to vest within 60 days of April 16, 2008 in connection with the termination of Mr. Pogorzelski's employment, (D) 230,912 shares of common stock underlying stock options that are exercisable as of or within 60 days of April 16, 2008 and (E) 3,050 shares of common stock held through Mr. Pogorzelski's 401(k) Plan account. Information with respect to the number of shares held beneficially by Mr. Pogorzelski (other than information relating to stock options, unvested stock awards and shares held through Mr. Pogorzelski's 401(k) Plan account) is based on information known to the Company at the time Mr. Pogorzelski ceased being an executive officer of the Company in January 2008, as well as a subsequent stock issuance by the Company to Mr. Pogorzelski under a prior stock award.

(5)
The shares beneficially owned by Mr. Dejanovic consist of (A) 140,000 shares of unvested restricted stock with respect to which Mr. Dejanovic possesses sole voting power, and (B) 3,000 shares of common stock underlying restricted stock units that are scheduled to vest within 60 days of April 16, 2008.

(6)
The shares beneficially owned by Mr. Stoever consist of (A) 5,800 shares of common stock held outright by Mr. Stoever, (B) 80,000 shares of unvested restricted stock with respect to which Mr. Stoever possesses sole voting power, (C) 3,000 shares of common stock underlying stock options that are exercisable as of or within 60 days of April 16, 2008 and (D) 196 shares of common stock held through Mr. Stoever's 401(k) Plan account.

(7)
The shares beneficially owned by Mr. Pastore consist of (A) 279,274 shares of common stock held outright by Mr. Pastore and (B) 100,000 shares of common stock underlying stock options that are exercisable as of or within 60 days of April 16, 2008. Information with respect to the number of shares held beneficially by Mr. Pastore (other than information relating to stock options) is based on information known to the Company at the time Mr. Pastore ceased being a director and executive officer of the Company in April 2007, as well as subsequent stock issuances by the Company to Mr. Pastore under prior stock awards in connection with his termination of employment.

(8)
The shares beneficially owned by Mr. Baker consist of (A) 77,352 shares of common stock held outright by Mr. Baker, (B) 300 shares of common stock held by the Baker Wallace 2001 Trust and (C) 123 shares of common stock held through Mr. Baker's 401(k) Plan account. Mr. Baker has shared voting and investment power with respect to the 300 shares of common stock held by the Baker Wallace 2001 Trust. Information with respect to the number of shares held beneficially by Mr. Baker (other than information relating to shares held through Mr. Baker's 401(k) Plan account) is based on information known to the Company at the time Mr. Baker ceased being an executive officer of the Company in June 2007, as well as stock issuances by the Company to Mr. Baker thereafter under prior stock awards in connection with his termination of employment.

(9)
The shares beneficially owned by Mr. Chrenc consist of (A) 2,500 shares of common stock held outright by Mr. Chrenc and (B) 2,500 shares of common stock underlying a stock award that are scheduled to vest within 60 days of April 16, 2008.

(10)
The shares beneficially owned by Mr. Eisele consist of (A) 17,250 shares of common stock held outright by Mr. Eisele and (B) 4,250 shares of common stock underlying stock awards that are scheduled to vest within 60 days of April 16, 2008 (including the accelerated vesting of 2,750 shares of common stock upon the end of Mr. Eisele's term as a director on June 3, 2008, as approved by the Board of Directors on April 16, 2008).

(11)
The shares beneficially owned by Mr. Gaulding consist of (A) 3,750 shares of common stock held outright by Mr. Gaulding, (B) 2,750 shares of common stock underlying stock awards that are scheduled to vest within 60 days of April 16, 2008 and (C) 24,014 shares of common stock underlying stock options that are exercisable as of or within 60 days of April 16, 2008.

(12)
The shares beneficially owned by Admiral Giambastiani consist of 2,500 shares of common stock held outright by Admiral Giambastiani.

(13)
The shares beneficially owned by Mr. Kaufman consist of (A) 8,750 shares of common stock held outright by Mr. Kaufman, (B) 4,250 shares of common stock underlying stock awards that are scheduled to vest within 60 days of April 16, 2008 (including the accelerated vesting of 2,750 shares of common stock upon the end of Mr. Kaufman's term as a director on June 3, 2008, as approved by the Board of Directors on April 16, 2008) and (C) 42,017 shares of common stock underlying stock options that are exercisable as of or within 60 days of April 16, 2008.

(14)
The shares beneficially owned by Mr. Kramer consist of (A) 8,750 shares of common stock held outright by Mr. Kramer, (B) 2,750 shares of common stock underlying stock awards that are scheduled to vest within 60 days of April 16, 2008 and (C) 45,023 shares of common stock underlying stock options that are exercisable as of or within 60 days of April 16, 2008.

(15)
The shares beneficially owned by Mr. Stein consist of (A) 8,750 shares of common stock held outright by Mr. Stein, (B) 2,750 shares of common stock underlying stock awards that are scheduled to vest within 60 days of April 16, 2008 and (C) 27,500 shares of common stock underlying stock options that are exercisable as of or within 60 days of April 16, 2008.

(16)
The shares beneficially owned by the current directors and current executive officers as a group consist of (A) an aggregate of 126,585 shares of common stock held outright by those individuals, (B) an aggregate of 691,250 shares of unvested restricted stock with respect to which such individuals possess sole voting power, (C) an aggregate of 22,250 shares of common stock underlying stock awards that are scheduled to vest within 60 days of April 16, 2008, (D) an aggregate of 188,554 shares of common stock underlying stock options that are exercisable as of or within 60 days of April 16, 2008 and (E) an aggregate of 863 shares of common stock held through 401(k) Plan accounts.

(17)
The 4,475,993 shares of common stock beneficially owned by Mr. McKelvey consist of (A) 4,473,701 shares of common stock held outright by Mr. McKelvey and (B) 2,292 shares of common stock held through Mr. McKelvey's 401(k) Plan account. The voting rights with respect to Mr. McKelvey's Class B common stock are described above on page 2 of this Proxy Statement under the heading "What are the voting rights of the holders of common stock and Class B common stock?" Mr. McKelvey's address is c/o Blackfin Capital, LLC, 200 Park Avenue, 44th Floor, New York, NY 10166. Information with respect to Mr. McKelvey (other than information relating to shares held through Mr. McKelvey's 401(k) Plan account) has been derived from a Form 4 filed by Mr. McKelvey with the SEC on September 17, 2007 and a Form 4 filed by Mr. McKelvey with the SEC on September 28, 2007.

(18)
These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Price Associates has sole voting power with respect to 5,784,289 of the shares, sole dispositive power with respect to 18,058,267 of the shares and does not have shared voting power or shared dispositive power with respect to any of the shares. The address for Price Associates is 100 E. Pratt Street, Baltimore, MD 21202. Information with respect to Price Associates has been derived from its Schedule 13G/A as filed with the SEC on February 13, 2008.

(19)
Morgan Stanley may be deemed to beneficially own 8,402,135 shares of our common stock. Morgan Stanley has sole voting power with respect to 8,199,567 of the shares, shared voting power with respect to 970 of the shares, sole dispositive power with respect to all 8,402,135 shares and does not have shared dispositive power with respect to any of the shares. The address for Morgan Stanley is 1585 Broadway, New York, NY 10036. Information with respect to Morgan Stanley has been derived from its Schedule 13G/A as filed with the SEC on February 14, 2008.

(20)
Capital Research Global Investors, a division of Capital Research and Management Company, is deemed to beneficially own 7,564,500 shares of our common stock as a result of Capital Research and Management Company acting as investment adviser to various investment companies. Capital Research Global Investors has sole voting power with respect to 2,625,000 of the shares, sole dispositive power with respect to all 7,564,500 shares and does not have shared voting power or shared dispositive power with respect to any of the shares. The address for Capital Research Global Investors is 333 South Hope Street, Los Angeles, CA 90071. Information with respect to Capital Research Global Investors has been derived from its Schedule 13G as filed with the SEC on February 12, 2008.

(21)
FMR LLC may be deemed to beneficially own 6,705,088 shares of our common stock. FMR LLC has sole voting power with respect to 304,250 of the shares, sole dispositive power with respect to all 6,705,088 shares and does not have shared voting power or shared dispositive power with respect to any of the shares. The address for FMR LLC is 82 Devonshire Street, Boston, MA 02109. Information with respect to FMR LLC has been derived from its Schedule 13G/A as filed with the SEC on February 14, 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based upon a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during fiscal 2007 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with, except that: (1) George R. Eisele did not timely file a Form 4 with respect to the automatic grant of a stock award on May 31, 2007, and (2) Steven Pogorzelski, a former executive officer of the Company, did not file a Form 4 with respect to the withholding of shares to satisfy withholding obligations on the vesting of a portion of a stock award on September 10, 2007. Mr. Eisele's Form 4 was subsequently filed.

AUDIT MATTERS

What services have been provided by the Company's independent auditors?

        The Company incurred professional fees from BDO Seidman, LLP ("BDO"), its independent registered public accounting firm, and BDO International affiliate firms for the following professional services:

        Audit Fees.    Fees in the amount of $3.0 million and $4.0 million in 2007 and 2006, respectively, related to the audits of the Company's annual financial statements and internal controls; the review of the interim financial statements included in the Company's quarterly reports on Form 10-Q; the review of documents filed with the SEC; and the services that an independent registered public accounting firm would customarily provide in connection with statutory requirements, regulatory filings, and similar engagements, such as consents and statutory audits that non-U.S. jurisdictions require.

        Audit-Related Fees.    Fees in the amount of $0.1 million and $0.1 million in 2007 and 2006, respectively, primarily related to the audits of the Company's employee benefit plan, due diligence related to mergers and acquisitions and accounting consultation.

        Tax Fees.    Fees in the amount of $0.2 million and $0.1 million in 2007 and 2006, respectively, related to professional services rendered for tax compliance, tax advice and tax planning.

        All Other Fees.    The Company did not incur any fees from BDO in 2007 or 2006 other than as described above.

        The Company's Audit Committee has determined that the non-audit services provided by BDO in connection with the years ended December 31, 2007 and 2006 were compatible with the auditors' independence. A representative of BDO is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so. Such representative of BDO will also be available to respond to appropriate questions from stockholders.

Pre-Approval Policies

        The Audit Committee pre-approves all anticipated annual audit and non-audit services provided by our independent registered public accounting firm prior to the engagement of the independent registered public accounting firm with respect to such permissible services. With respect to audit services and permissible non-audit services not previously approved, the Audit Committee has authorized the Chairman of the Audit Committee to approve such audit services and permissible non-audit services, provided the Chairman informs the Audit Committee of such approval at its next regularly scheduled meeting. All "Audit Fees," "Audit-Related Fees" and "Tax Fees" set forth above were pre-approved by the Audit Committee in accordance with its pre-approval policy.

REPORT OF THE AUDIT COMMITTEE

        The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by Monster Worldwide, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934.

        The Board of Directors has the ultimate authority for effective corporate governance, including the role of oversight of the management of the Company. The Audit Committee of the Board of Directors of the Company serves as the representative of the Board of Directors for general oversight of the Company's financial accounting and reporting process, system of internal controls, audit process, and process for monitoring compliance with laws and regulations.

        Management is responsible for the preparation, presentation and integrity of the consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company's independent registered public accounting firm is responsible for auditing the consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. The independent registered public accounting firm was also responsible for expressing an opinion on the Company's internal control over financial reporting.

        The Audit Committee's responsibility is to oversee and review these processes. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations, or generally accepted accounting principles in the United States of America or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors.

        The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee's charter.

        In overseeing the preparation of the Company's financial statements, the Audit Committee met with both management and the Company's outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee discussed the statements with both management and the independent auditors. The Audit Committee's review included discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees) and No. 90 (Audit Committee Communications).

        With respect to the Company's independent auditors, the Audit Committee, among other items, discussed with BDO Seidman, LLP, matters relating to BDO Seidman, LLP's independence, including the written disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

        Finally, the Audit Committee continued to monitor the scope and adequacy of the Company's internal auditing program, including proposals for adequate staffing and to strengthen internal procedures and controls where appropriate.

        On the basis of these reviews and discussion, the Audit Committee recommended to the Board of Directors that the Board of Directors approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the SEC.

Members of the Audit Committee

Ronald J. Kramer, Chairman
Robert J. Chrenc
Michael Kaufman

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Monster adheres to a strict policy against its directors, officers and employees entering into transactions that present actual or potential conflicts of interest. This policy is reflected in the Company's Code of Business Conduct and Ethics and the Corporate Governance Guidelines. The Corporate Governance Guidelines provide that if an actual or potential conflict of interest arises for a director, the director must promptly inform the Chairman of the Board of Directors. If a significant conflict exists and cannot be resolved, the director must resign his or her position from the Board of Directors. Directors are required to recuse themselves from any discussion or decision affecting their personal, business or professional interests. In addition, the Company's legal department, together with outside legal counsel, is responsible for monitoring compliance with this policy. The Company's Audit Committee is responsible for reviewing any "related person transaction," as defined under SEC rules, which generally includes any transaction, arrangement or relationship involving more than $120,000 in which the Company or any of its subsidiaries was, is or will be a participant and in which a "related person" has a material direct or indirect interest. "Related persons" mean directors and executive officers and their immediate family members, and stockholders owning five percent or more of the Company's outstanding stock.

        Since January 1, 2007, we have not been a party to, and we have no plans to be a party to, any transactions considered to be related person transactions, other than in connection with the transactions described below.

  Settlement with Andrew J. McKelvey

        On January 22, 2008, the Company, the Special Litigation Committee and Andrew J. McKelvey entered into a Memorandum of Understanding. Mr. McKelvey, our former Chairman and Chief Executive Officer, owns all of the outstanding shares of the Company's Class B common stock. Under the terms of the Memorandum of Understanding, the parties agreed to act in good faith and use reasonable efforts to enter into a Settlement Agreement ("Settlement Agreement") providing for, among other things, the settlement of the Company's claims against Mr. McKelvey arising from the allegations concerning the improper backdating of stock option agreements made in In re Monster Worldwide Derivative Litigation, 06-108700, pending in the Supreme Court of the State of New York in New York County (the "State Action"), and In re Monster Worldwide, Inc. Stock Option Derivative Litigation, 06-cv-04622, pending in U.S. District Court for the Southern District of New York (the "Federal Action" and, together with the State Action, the "Derivative Actions"). The Settlement Agreement will become effective upon: (1) court approval of a final settlement between Mr. McKelvey and the SEC that resolves all SEC claims against Mr. McKelvey arising out of the allegations made in the Derivative Actions; and (2) court approval of the Settlement Agreement in the State Court Action.

        The Memorandum of Understanding provides that, pursuant to the Settlement Agreement, Mr. McKelvey will agree, among other things, to: (1) convert all of the shares of Class B common stock held by him into shares of ordinary common stock; and (2) pay the Company $8,000,000 in cash. The Settlement Agreement will also include mutual releases pursuant to which the Company and Mr. McKelvey release each other with respect to any claims and causes of action arising from or relating to the allegations in the Derivative Actions. In addition, the Company will release any claims that it may have against Mr. McKelvey arising out of any other subject matter whatsoever except for potential claims or causes of action currently unknown to the Company's Board of Directors that involve intentional, fraudulent, or criminal conduct.

        Pursuant to the terms of the Memorandum of Understanding, Mr. McKelvey has agreed that, pending the completion of the conversion, he shall be entitled to vote only one-tenth of the shares of Class B common stock owned by him on all matters submitted to the holders of common stock for their vote, approval, waiver or consent. With respect to the remaining nine-tenths of the shares of

Class B common stock owned by Mr. McKelvey, he has, pursuant to the Memorandum of Understanding, given the Chief Executive Officer of the Company an irrevocable proxy to vote such shares on all matters submitted to the holders of common stock for their vote, approval, waiver or consent in the same percentages as the aggregate votes cast by the holders of shares of common stock (other than Mr. McKelvey) on such matters.

OTHER BUSINESS

        The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

STOCKHOLDER PROPOSALS AND COMMUNICATIONS

        Under the SEC proxy rules, if a stockholder wants the Company to include a proposal in the Proxy Statement for the 2009 Annual Meeting, the proposal must be received by the Company at 622 Third Avenue, New York, New York 10017, Attention: Secretary, no later than December 22, 2008.

        Under the Company's by-laws any stockholder wishing to make a nomination for director, or wishing to introduce any business, at the 2009 Annual Meeting must give the Company advance notice as described in the by-laws. To be timely, the Company must receive such notice for the 2009 Annual Meeting at its offices mentioned above no earlier than February 5, 2009 and no later than March 6, 2009. Nominations for director must be accompanied by written consent to serving as a director if elected.

        The Board of Directors maintains a process for stockholders to communicate with the Board of Directors or individual directors as follows. Stockholders who wish to communicate with the Board of Directors or an individual director should direct written correspondence to the Company's Secretary at its principal office at 622 Third Avenue, New York, New York 10017. Any such communication must contain (1) a representation that the stockholder is a holder of record of stock of the Company, (2) the name and address, as they appear on the Company's books, of the stockholder sending such communication and (3) the number of shares of the Company that are beneficially owned by such stockholder. The Secretary will forward such communications to the Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding such communication.

        A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: MONSTER WORLDWIDE, INC., ATTENTION: EVAN KORNRICH, ESQ., 622 THIRD AVENUE, NEW YORK, NEW YORK 10017.

EXHIBIT A

MONSTER WORLDWIDE, INC.

2008 EQUITY INCENTIVE PLAN

        1.    PURPOSE OF THE PLAN.    The purpose of the Monster Worldwide, Inc. 2008 Equity Incentive Plan (the "Plan") is to further the long-term growth of Monster Worldwide, Inc. (the "Company") and its Subsidiaries by attracting, retaining and motivating its key employees, officers and Non-Employee Directors of the Company and its Affiliates, and consultants, advisors and other persons who may perform services for the Company or its Affiliates by providing equity incentives for them that create a proprietary interest in the Company. To achieve that purpose, the Plan permits the Company to provide equity or equity-based incentive compensation of the types commonly known as restricted stock, restricted stock units, stock options, and stock appreciation rights, as well as any other types of equity-based incentive compensation that will achieve that purpose.

        2.    DEFINITIONS.

        In addition to capitalized terms otherwise defined herein, the following capitalized terms used in the Plan shall have the respective meanings set forth in this Section:

        "1999 Long Term Incentive Plan" means the Company's 1999 Long Term Incentive Plan, effective as of December 9, 1998 and expiring on December 9, 2008.

        "Affiliate" means an entity directly or indirectly controlling, controlled by or under common control with the referenced person.

        "Award," except where referring to a particular category of grant under the Plan, shall mean any Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, and an Equity-Based Award as contemplated herein.

        "Award Agreement" means a written agreement, contract or such other instrument or document, including an electronic communication, in such form as the Committee shall determine from time to time, evidencing any Award granted under the Plan.

        "Board" means the Board of Directors of the Company.

        "Change in Control" means at such time as any of:

          (i)    the direct or indirect sale, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any "person" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"));

          (ii)   the stockholders of the Company approve a plan of complete liquidation of the Company;

          (iii)  any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than any Permitted Investor, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 25% of the total voting power of the Voting Interests of the Company on a fully diluted basis;

          (iv)  the stockholders of the Company approve a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

          (v)   the first day as of which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Committee" means the compensation committee of the Board or another committee of the Board appointed in accordance with Section 3(a).

        "Common Stock" means the Company's common stock, par value $0.001 per share, either currently existing or authorized hereafter.

        "Continuing Directors" means (i) the directors of the Company on the Effective Date, and (ii) each other director if, in each case, such other director's nomination for election or election to the Board of Directors of the Company is recommended or approved by at least a majority of the then Continuing Directors.

        "Effective Date" means January 1, 2008.

        "Equity-Based Award" means a right to a payment in, or that is based upon, or measured by the amount of, or changes in the Fair Market Value of shares of, Common Stock, as determined by the Committee.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exercise Price" means the price per share of Common Stock, determined by the Committee but subject to the Plan, at which a Stock Option or a Stock Appreciation Right may be exercised.

        "Fair Market Value" per share of Common Stock as of a particular date means the closing sales price per share of the Common Stock as published by the principal national securities exchanges (including but not limited to NASDAQ) on the date as of which the determination is made, or if there were no sales on such date, the average of the bid and asked prices on such exchange at the close of trading on such date, or if shares of Common Stock are not then listed on a national securities exchange on such date, the closing price, or if none, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market at the close of trading on such date, or if the Common Stock is not traded on a national securities exchange or the over the counter market, such value of a share of Common Stock on such date as the Committee in its discretion may in good faith determine. The Fair Market Value of any property other than Common Stock shall be the market value of such property as determined by the Committee using such methods or procedures as it shall establish from time to time.

        "Incentive Stock Option" means a Stock Option that qualifies as an "incentive stock option" within the meaning of Section 422(b) of the Code.

        "Non-Employee Director" means a director of the Company who is not an employee of the Company or its Affiliates.

        "Permitted Investor" means (i) any person that owns shares of Class B Common Stock of the Company on the Effective Date; provided, however, that, no person that owns shares of Class B Common Stock on the Effective Date shall be deemed a Permitted Investor pursuant to the exemption provided in this clause (i) once such person no longer holds all or substantially all of such shares of Class B Common Stock (whether as a result of the conversion of such shares or otherwise); (ii) any person or group (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) that a majority of the Continuing Directors shall have approved the acquisition of more than 25% of the outstanding Voting Interest by such person or group; provided that such Continuing Directors approve such acquisition (1) prior to the date such person or group beneficially owns, directly or indirectly, more than 5% of the Voting Interest, (2) in the case of any holder of more than 5% and less than 10% of the Common Stock on the Effective Date, prior to the date such person or group beneficially owns, directly or indirectly, more than 10% of the Voting Interest (or 15% of the Voting Interest if such holder owns more than 10% of the Voting Interest solely as a result of the conversion of all or substantially all of the shares of Class B Common Stock), or (3) in the case of any holder of more than 10% of the Common Stock on the Effective Date, prior to the date such person or group beneficially owns, directly or indirectly, more than 20% of the Voting Interest; or (iii) any employee benefit plan (or any trust forming a part thereof) maintained by the Company or any subsidiary of the Company. Notwithstanding the foregoing, no such person or group shall be deemed a Permitted Investor if, in connection with the acquisition of the Voting Interest by such person or group, the Voting Interest are no longer listed on a U.S. national securities exchange or the NASDAQ Stock Market.

        "Restricted Stock" means the right to receive a number of shares of Common Stock that are subject to restrictions on transferability and any other restrictions, all as determined by the Committee.

        "Restricted Stock Unit" means the right to receive a payment that is valued by reference to Common Stock, which value may be paid by delivery to the Participant of such property as the Committee shall determine, including without limitation, cash, Common Stock, other property, or any combination thereof which right to payment may be subject to such conditions and other limitations and restrictions, all as determined by the Committee.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Stock Appreciation Right" means the right to receive the appreciation in the Fair Market Value of a specified number of shares of Common Stock, at an Exercise Price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions, all as determined by the Committee.

        "Stock Option" means the right to purchase a number of shares of Common Stock, at an Exercise Price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions, all as determined by the Committee.

        "Subsidiary" means any Company that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code with respect to the Company.

        "Voting Interests" means shares of capital stock issued by the Company, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors of the Company, even if the right so to vote has been suspended by the happening of such a contingency."

        3.    ADMINISTRATION OF THE PLAN.

        (a)    Committee Members:    The Plan shall be administered by the Committee appointed by the Board consisting of two or more of its members who are intended to qualify as "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act (or any successor rule thereto) and "outside directors" within the meaning of Section 162(m) of the Code, as the Board may from time to time designate; provided that no action taken by the Committee (including without limitation grants or Awards) shall be invalidated because any or all of the members of the Committee fails to satisfy the foregoing requirements of this sentence.

        (b)    Committee Authority:    Subject to the provisions of the Plan, the Committee shall have the exclusive power to select the persons to participate in the Plan, to determine the type, size and terms and conditions of Awards (including, but not limited to, restrictions as to transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with any Award to be made to each Participant selected, and to determine the time or times when Awards will be granted or paid. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, authorize the transfer of Awards and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, the Company, its Affiliates, its stockholders and Participants and their beneficiaries or successors and their permitted transferees).

        (c)    Grants Outside of the United States:    The Committee shall also have the power and authority to make any adjustments necessary or desirable as a result of the granting of Awards to Participants located outside the United States, and to adopt, to amend or to rescind subplans relating to the operation and administration of the Plan outside of the United States in order to accommodate the local laws, policies, customs, procedures or practices, and accounting, tax or other regulatory standards, or to facilitate the administration of the Plan outside of the United States, including, but not limited to, the authority to adopt, to amend or to rescind rules, procedures and subplans that limit or vary: the methods available to exercise Awards; the methods available to settle Awards; the methods available for the payment of income taxes, social insurance contributions and employment taxes; the procedures for withholding on Awards; and the use of stock certificates or other indicia of ownership. The Committee may also adopt rules, procedures or subplans applicable to particular Affiliates or locations.

        (d)    Grants to Non-Employee Directors:    Any Awards to Non-Employee Directors under the Plan shall be made by the Board or a committee of the Board to whom it has delegated its authority (the Board or the committee to whom it has delegated such authority being referred to herein as the "Board Committee"). With respect to Awards to such Non-Employee Directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board Committee, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board Committee.

        4.    PARTICIPATION.

        Key employees, officers and Non-Employee Directors of the Company and its Affiliates, and consultants, advisors and other persons who may perform services for the Company or its Affiliates shall be eligible to receive Awards under the Plan (the "Participants"). The Committee shall select from among the Participants the persons who shall receive Awards pursuant to the Plan.

        5.    SHARES OF STOCK SUBJECT TO THE PLAN.

        Subject to adjustment as provided in Section 7(a) hereof, the maximum number of shares available for issuance pursuant to Awards granted under the Plan shall be equal to the sum of: (a) 4,225,000 shares of Common Stock, (b) the number of shares of Common Stock subject to outstanding awards as of the effective date of the Plan under the 1999 Long Term Incentive Plan that on or after the effective date of the Plan cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares of Common Stock), and (c) the number of shares of Common Stock surrendered by Participants or retained by the Company after the effective date of the Plan to pay all or a portion of the exercise price and/or withholding taxes relating to any outstanding awards under the 1999 Long-Term Incentive Plan; provided that no more than 4,225,000 shares of Common Stock may be issued pursuant to Incentive Stock Options. Shares of Common Stock to be issued under the Plan may be either authorized but unissued shares of Common Stock or shares of Common Stock held by the Company as treasury shares, including shares acquired by purchase.

        No Award may be granted if the number of shares of Common Stock to which such Award relates, when added to the number of shares of Common Stock previously issued under the Plan and the number of shares of Common Stock which may then be acquired pursuant to other outstanding, unexercised Awards, exceeds the number of shares of Common Stock available for issuance pursuant to the Plan. If any shares of Common Stock subject to an Award are forfeited or such Award is settled in cash or otherwise terminates or is settled for any reason whatsoever without an actual issuance of shares of Common Stock to the Participant, any shares of Common Stock counted against the number of shares of Common Stock available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, or termination, again be available for Awards under the Plan. For this purpose, Awards based upon, or measured by, the value or changes in the value of shares of Common Stock (whether paid in cash or shares of Common Stock), any shares of Common Stock tendered to or retained by the Company in satisfaction of the participant's obligation for the Exercise Price or withholding of taxes, and shares of Common Stock not issued as a result of a net exercise of a Stock Option or net settlement of a Stock Appreciation Right shall not be treated as shares of Common Stock issued pursuant to the Plan.

        Awards granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines, shall not reduce the maximum number of Common Stock that may be issued under the Plan or the maximum number of Common Stock authorized for grant to a Participant in any calendar year described in Section 6(i).

        6.    AWARDS.

        (a)    General:    Awards may be granted as Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and any other Equity-Based Awards determined by the Committee to be consistent with the purposes of the Plan, all of which shall be granted on the terms and conditions set forth in this Section 6 and such other terms and conditions, not inconsistent therewith, as the Committee shall determine. The Committee shall determine the number of shares of Common Stock to be issued to a Participant pursuant to an Award, and may grant any Award either alone, or in conjunction with, another Award, either at the time of grant or by amendment thereafter, or may grant any Awards in the alternative, so that the exercise of one Award shall result in the forfeiture or, or an adjustment to, another Award.

        (b)    Vesting, Other Performance Requirements and Forfeiture:    In making Awards under the Plan, the Committee may, on the date of grant or thereafter, (i) specify that the right to exercise, receive, retain and/or transfer such Award or the economic value derived therefrom shall be conditional upon the fulfillment of specified conditions, including, without limitation, completion of specified periods of service in the employ of the Company or its Affiliates, and/or the achievement of specified business and/or personal performance goals, and (ii) provide for the forfeiture of all or any portion of any such Awards or the economic value derived therefrom in specified circumstances. The Committee may also specify by whom and/or in what manner the accomplishment of any such performance goals shall be determined. Notwithstanding the foregoing, the Committee shall retain full power to accelerate or waive any such condition as it may have previously imposed. All Awards shall be evidenced by an Award Agreement, and each Award Agreement shall specify the terms, conditions, restrictions and limitations applicable to such Award.

        (c)    Term of Awards:    The term of each Award shall, except as otherwise provided herein, be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Award exceed a period of ten years from the date of grant of the Award. The Committee may establish the extent to which the term of an Award shall continue or terminate in the event the Participant terminates employment or the performance of services, including as a result of death or disability.

        (d)    Stock Options:    The Committee may grant Stock Options to Participants on the following terms and conditions:

          (i)    Stock Options granted may include Incentive Stock Options and Stock Options that are not Incentive Stock Options; provided that Incentive Stock Options may only be granted to key employees and officers of the Company and its Subsidiaries. A Stock Option granted under the Plan that was intended to qualify as an Incentive Stock Option but fails or ceases to qualify as an Incentive Stock Option for any reason shall still constitute a Stock Option under the Plan.

          (ii)   The term of any Stock Option shall be determined by the Committee, but in no event shall any Stock Option be exercisable more than ten years after the date on which it was granted.

          (iii)  The Exercise Price of any Stock Option shall be determined by the Committee at the time the Stock Option is granted, but the Exercise Price per share shall not be less than 100 percent of the Fair Market Value of a share of Common Stock on the date the Stock Option is granted, except for Stock Options granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate, or with which the Company or any Affiliate combines. Notwithstanding any other provision of the Plan, unless such action is approved by the Company's stockholders or is in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or a change in control), the Exercise Price of any outstanding Stock Option may not be reduced (except pursuant to Section 7), nor may a Stock Option be cancelled in exchange for cash, other Awards, or a new Stock Option granted in consideration therefore (whether for the same or a different number of shares) having a lower Exercise Price than the Exercise Price of the Stock Option cancelled.

          (iv)  Upon exercise of a Stock Option, the Exercise Price shall be payable to the Company in cash, or, at the discretion of the Committee, in shares of Common Stock valued at the Fair Market Value thereof on the date provided by the Committee in the Award Agreement for payment, or in a combination of cash and shares of Common Stock. The Company may, if the Committee so determines, accept the surrender by a Participant, or the personal representative of a Participant, of a Stock Option, in consideration of a payment by the Company equal to the difference obtained by subtracting the aggregate Exercise Price from the aggregate Fair Market Value of the Common Stock covered by the Stock Option on the date of such surrender, such payment to be in cash, or, if the Committee so provides, in shares of Common Stock valued at Fair Market Value on the date of such surrender, or partly in shares of Common Stock and partly in cash. The Participant may, subject to procedures satisfactory to the Committee (and to the extent permitted by applicable law), effect such surrender by presenting proof of record ownership of such Common Stock, or, to the extent permitted by the Committee, beneficial ownership of such Common Stock, in which case the Company shall treat the Stock Option as exercised without further payment and shall withhold such number of shares of Common Stock from the shares of Common Stock acquired by the exercise of the Stock Option.

        (e)    Stock Appreciation Rights:    The Committee may grant Stock Appreciation Rights to Participants on the following terms and conditions:

          (i)    The per-share Exercise Price of Stock Appreciation Right shall be determined by the Committee at the time the Stock Appreciation Right is granted, but the Exercise Price per share shall not be less than 100 percent of the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right was granted, except for Stock Appreciation Rights granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate, or with which the Company or any Affiliate combines; provided, however, that if the Stock Appreciation Right is granted in tandem with, but subsequent to, a Stock Option the Stock Appreciation Right Stock shall have a per-share Exercise Price not less than the Exercise Price of the Stock Option to which the Stock Appreciation Right is granted in tandem (so that the exercise of the Stock Appreciation Right shall result in the forfeiture or, or an adjustment to, the related Stock Option). Notwithstanding any other provision of the Plan, unless such action is approved by the Company's stockholders or is in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or a change in control), the Exercise Price of any outstanding Stock Appreciation Right may not be reduced (except pursuant to Section 7), nor may a Stock Appreciation Right be cancelled in exchange for cash, other Awards, or a new Stock Appreciation Right granted in consideration therefore (whether for the same or a different number of shares) having a lower Exercise Price than the Exercise Price of the Stock Appreciation Right cancelled.

          (ii)   The Committee shall determine the number of Common Shares to be subject to each Award of Stock Appreciation Rights. The number of shares of Common Stock subject to an outstanding Award of Stock Appreciation Rights may be reduced on a share-for-share or other appropriate basis, as determined by the Committee, to the extent that Common Stock under such Award of Stock Appreciation Rights are used to calculate the cash, Common Stock or property or other forms of payment, or any combination thereof, received pursuant to exercise of a Stock Option attached to such Award of Stock Appreciation Rights, or to the extent that any other Award granted in conjunction with such Award of Stock Appreciation Rights is paid.

        (f)    Restricted Stock:    The Committee may grant Restricted Stock to Participants on the following terms and conditions:

          (i)    Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions, if any, may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including, without limitation, the right to vote Restricted Stock and the right to receive dividends (whether in cash or in shares of Common Stock) thereon.

          (ii)   Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of employment prior to specific vesting dates, shares of Restricted Stock (and any accrued but unpaid dividends) that are at that time subject to restrictions shall be forfeited.

          (iii)  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and, if the Committee so determines, the Company shall retain physical possession of the certificate representing such Restricted Stock (whether or not vested).

        (g)    Restricted Stock Units:    The Committee may grant Restricted Stock Units to Participants. Restricted Stock Units shall vest and/or become payable to a Participant upon the achievement of specified performance goals, after a specified period of continued employment with the Company or its Affiliates, or both, as the Committee may impose at the date of grant or thereafter, which vesting may occur in whole or in part or in combination at such times, under such circumstances, as the Committee may determine. Settlement of Restricted Stock Units shall be made in cash or shares of Common Stock or any combination thereof, as determined by the Committee.

        (h)    Other Equity-Based Awards:    The Committee, subject to limitations under applicable law, may grant to Participants Equity-Based Awards, in addition to those provided in Sections 6(d), (e), (f), and (g) hereof, as deemed by the Committee to be consistent with the purposes of the Plan, including Equity-Based Awards granted in substitution for any other right of a Participant to receive payment of compensation, whether or cash, property or shares of Common Stock, from the Company or an Affiliate.

        (i)    Certain Qualifying Awards:    The Committee, in its sole discretion, may grant an Award to any Participant with the intent that such Award qualifies as "performance-based compensation" under Section 162(m) of the Code (a "Qualifying Award"). The right to receive or retain any Award granted as a Qualifying Award (other than a Stock Option or a Stock Appreciation Right) shall be conditional upon the achievement of specified performance goals during a calendar year or such other period (a "Performance Period") as may be established by the Committee. Performance goals shall be established in writing by the Committee prior to the beginning of each Performance Period, or at such other time no later than such time as is permitted by the applicable provisions of the Code. Such performance goals, which may vary from Participant to Participant and Award to Award, shall be based upon the attainment of specific amounts of, or increases in, one or more of the following: the Fair Market Value of Common Stock, dividends per share, revenues, operating income, cash flow, earnings before or after income taxes, net income, stockholders' equity, return on equity, book value per share, expense management, return on investment, improvements in capital structure, profitability of an identifiable business unit or product, maintenance or improvement of profit margins, and operating efficiency or strategic business objectives consisting of one or more objectives based on meeting specified cost targets, business restructurings, business expansion goals or goals relating to acquisitions or divestitures, all whether applicable to the Company or any relevant Affiliate or other business unit or entity in which the Company has a significant investment, or any combination thereof as the Committee may deem appropriate. Each performance goal may be expressed on an absolute and/or relative basis, may be based on, or otherwise employ, comparisons based on internal targets, the past performance of the Company or any Affiliate and/or the past or current performance of other companies, may provide for the inclusion, exclusion or averaging of specified items in whole or in part, such as re-structuring charges, types of expenses, realized gains or losses on strategic investments, discontinued operations, extraordinary items, accounting changes, and unusual or nonrecurring items, and, in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders' equity and/or shares outstanding, assets or net assets. Prior to the payment of any Award granted as a Qualifying Award, the Committee shall certify in writing that the performance goals were satisfied. The amount of the Qualifying Award actually paid to a Participant at the discretion of the Committee may be less, but shall not be more, than the amount determined by the applicable performance goal formula. The maximum number of shares of Common Stock with respect to which Qualifying Awards may be granted to any Participant in any calendar year (whether such Qualifying Awards are paid in Common Stock or a payment with respect to, or valued by reference to such Common Stock) shall be 1,000,000 shares of Common Stock, subject to adjustment as provided in Section 7(a) hereof.

        (j)    Form, Time and Deferral of Payments:    Awards may be paid in such forms as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other Awards (including, by way of illustration and not by way of limitation, as Restricted Stock), or other property. At the time the Committee grants each Award under the Plan, the Committee shall specify the time (which time may be a specific date or event, or the time of the satisfaction of any performance goals or other condition imposed by the Committee) of the payment of the Award. The Committee, whether at the time of grant of an Award or at any time thereafter prior to payment, exercise or settlement, may permit (subject to the requirements of applicable law and Sections 162(m) and 409A of the Code and any conditions as the Committee may from time to time establish) a Participant to elect to defer receipt of all or any portion of any payment of an Award that would otherwise be due to such Participant in payment or settlement of an Award under the Plan. Deferrals shall be for such periods and upon such other terms as the Committee may determine, all of which terms (including the amount (or methods for determining the amount) of the deferrals payable (which may include, without limitation, provisions for the payment or crediting of reasonable interest in respect of deferred payments credited in cash, and the payment or crediting of dividends in respect of deferred amounts credited in Common Stock equivalents), the time when such deferrals shall be payable and conditions of, and any limitations or changes to, such elections) shall be set forth in the Award Agreement, which terms shall comply with the requirements of Section 409A of the Code and, in the case of any Qualifying Award, shall comply with the requirements of Section 162(m) of the Code. The Committee's procedures may provide that such payment, exercise or settlement shall be in a lump sum or in installments over such period as the Committee in its discretion may allow and may require that, notwithstanding a Participant's election, payment, exercise of settlement of an Award shall be made upon, or deferred until a specified period after, a Participant's death or disability, termination of employment or other event.

        (k)    Change of Control:    If a Change in Control shall occur, then the Committee may provide for any one or more of the following: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any Award, the lapsing of any restrictions, risks of forfeiture or other similar limitations, and the deemed satisfaction of any performance conditions (including those applicable to Qualifying Awards), to the extent, as of a date, and subject to such other terms and conditions as determined by the Committee; (ii) any or all Awards shall terminate and each Participant shall receive a payment in exchange for the termination of such Award in any amount equivalent to the amount, and in the form, the Participant would have received if the Award were then payable and/or the Participant had been able to receive the same as holders of Common Stock in respect of the net shares of Common Stock that could be paid pursuant to the Award; and/or (iii) the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder; provided, however, that the Committee shall not take any action with respect to any Award if the effect of such action would be to cause all or any part of the Award to be subject to the increased tax in Section 409A(a)(1)(B)(i) of the Code.

        7.    DILUTION AND OTHER ADJUSTMENTS.

        (a)    Changes in Capital Structure:    In the event of any corporate transaction involving the capital structure of the Company, including, without limitation, any stock dividend, stock split, reverse stock split, spin-off, split-off, recapitalization, rights offering, capital reorganization, reclassification of shares of Common Stock, merger, consolidation, distributions to shareholders other than regular cash dividend distributions, or sale, lease or transfer of substantially all of the assets of the Company or other transaction similar to the foregoing, the Board shall make such equitable adjustments as it may deem appropriate in the Plan and the Awards thereunder, including, without limitation, an adjustment in (i) the total number of shares of Common Stock which may thereafter be issued pursuant to Awards under the Plan and the maximum number of shares of Common Stock that may be issued pursuant to Stock Options intended to qualify as Incentive Stock Options pursuant to Section 5 hereof, (ii) the number of shares of Common Stock with respect to which Qualifying Awards may be granted to any Participant in any calendar year under Section 6(i) hereof, and (iii) the Exercise Price, base price or other price or value at the time of grant relating to any Award. Moreover, in the event of any such transaction, the Board may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. Agreements evidencing Awards may include such provisions as the Committee may deem appropriate with respect to the adjustments to be made to the terms of such Awards upon the occurrence of any of the foregoing events.

        (b)    Limits on Discretion to Make Adjustments:    Notwithstanding any provision of this Section 7 to the contrary, no adjustment shall be made (i) in any outstanding Qualifying Awards to the extent that such adjustment would adversely affect the status of that Qualifying Award as "performance-based compensation" under Section 162(m) of the Code, and (ii) with respect to any Award if the effect of such adjustment or other action would be to cause all or any part of the Award to be subject to the increased tax in Section 409A(a)(1)(B)(i) of the Code.

        8.    MISCELLANEOUS PROVISIONS.

        (a)    Right to Awards:    No employee, officer, consultant, advisor or other person who is or could be a Participant shall have any claim or right to be granted any Award under the Plan.

        (b)    Rights as Stockholders:    A Participant shall have no rights as a holder of Common Stock by reason of Awards under the Plan, unless and until the book entry is made or the certificate for the shares of Common Stock are issued to the Participant.

        (c)    No Assurance of Employment; Termination:    Neither the Plan nor any action taken thereunder shall be construed as giving any Non-Employee Director, employee, officer, consultant, advisor or other person who is or could be a Participant any right to be to be nominated for election by the Company's stockholders, or retained in the employ of, or have the right to provide services to, the Company or any Affiliate. The Committee shall determine under what circumstances or when a Participant has terminated employment with, or ceased to perform services for, the Company and its Affiliates; provided, however, that transfers between the Company and an Affiliate or between Affiliates, and approved leaves of absence shall not be deemed such a termination.

        (d)    Costs and Expenses:    All costs and expenses incurred in administering the Plan shall be borne by the Company.

        (e)    Unfunded Plan:    The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund nor to make any other segregation of assets to assure the payment of any Award under the Plan.

        (f)    Withholding Taxes:    The Company is authorized to withhold from any Award granted and any payment relating to an Award under the Plan, including from a distribution of Common Stock or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive shares of Common Stock or other property, to make payment of an Award net of a Participant's withholding taxes and other tax obligations, and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations. Withholding of taxes in the form of shares of Common Stock issued pursuant to an Award (including any net payments) shall not occur at a rate that exceeds the minimum required statutory federal and state withholding rates.

        (g)    Limits on Transferability:    No Awards under the Plan nor any rights or interests therein shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of a Participant to, any party, other than the Company or any Affiliate, nor shall such Awards or any rights or interests therein be assignable or transferable by the recipient thereof except, in the event of the recipient's death, to his designated beneficiary as hereinafter provided, or by will or the laws of descent and distribution. During the lifetime of the recipient, Awards under the Plan requiring exercise shall be exercisable only by such recipient or by the guardian or legal representative of such recipient. Notwithstanding the foregoing, the Committee in its discretion, may provide that Awards granted pursuant to the Plan (other than a Stock Option granted as an Incentive Stock Option) may be transferable without consideration under such terms and conditions as the Committee shall determine; provided that in each such case, the Awards so transferred remain subject to the provisions (including provisions as to exercise or forfeiture and on transferability) as are set forth in the Plan and the Award Agreement relating to the Award so transferred.

        (h)    Beneficiary:    Any payments on account of Awards under the Plan to a deceased Participant shall be paid to such beneficiary as has been designated by the Participant in writing to the Company or, in the absence of such designation, according to the Participant's will or the laws of descent and distribution.

        (i)    No Fractional Shares:    No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. In the case of Awards to Participants, the Committee shall determine whether cash or other property shall be issued or paid in lieu of such fractional shares, or whether such fractional shares or any rights thereto shall be cancelled, forfeited or otherwise eliminated.

        (j)    Compliance with Legal Requirements:    No Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares of Common Stock pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action deemed necessary or appropriate to meet such requirements. The Committee may impose such conditions on any Common Stock issuable under the Plan as it deems advisable, including, without limitation, restrictions under the Securities Act, under the requirements of any exchange upon which the shares of Common Stock are then listed and under any blue sky or other securities laws applicable to the shares of Common Stock. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell of distribute such shares of Common Stock.

        (k)    Discretion:    In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Committee may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Committee alone and in its sole judgment deems appropriate and without regard to the effect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected Participant, any other Participant, any employee, officer, consultant, advisor or other person who is or could be a Participant, the Company, any Affiliate, any stockholder or any other person. The Committee alone shall have the authority and discretion to exercise or decline to exercise any authority or to make any determination to be made under the Plan.

        (l)    Termination of Employment or other Retention with the Company:    For all purposes under the Plan, the Committee shall determine whether a Participant has terminated employment with or whether the performance of services for the Company and its Affiliates has terminated; provided, however, that transfers between the Company and an Affiliate or between Affiliates, and approved leaves of absence shall not be deemed such a termination.

        9.    AMENDMENT OR TERMINATION OF THE PLAN.    The Board, without the consent of any Participant, may at any time terminate or from time to time amend the Plan in whole or in part; provided, however, that, subject to Section 7 hereof, no such action shall materially and adversely affect any rights or obligations with respect to any Awards theretofore made under the Plan; and provided, further, that no amendment, without approval of the holders of Common Stock by an affirmative vote of a majority of the shares of Common Stock voted thereon in person or by proxy, shall (i) increase the aggregate number of shares subject to the Plan (other than increases pursuant to Section 7 hereof),

(ii) extend the maximum term of Awards under the Plan or the Plan itself, (iii) decrease the Exercise Price of Stock Options granted under the Plan or the Exercise Price of Stock Appreciation Rights granted under the Plan (other than decreases pursuant to Section 7 hereof) to less than the Fair Market Value of Common Stock at the time of grant, or (iv) make any other change that would require stockholder approval under any regulatory requirement applicable to the Plan (including as necessary to comply with any applicable stock exchange listing requirement). Subject to Section 7 hereof, with the consent of the Participants affected, the Committee may amend outstanding Award Agreements in any manner not inconsistent with the terms of the Plan; provided, however, that if the Committee determines that there have occurred or are about to occur significant changes in the Participant's position, duties or responsibilities, or significant changes in economic, legislative, regulatory, tax, accounting or cost/benefit conditions which are determined by the Committee to have or to be expected to have a significant effect on the performance of the Company, or any Affiliate, division or department thereof, on the Plan or on any Award under the Plan, the Committee, without the consent of the Participant, may make such changes in a Participant's Award Agreement as are appropriate under the circumstances.

        10.    EFFECTIVE DATE AND TERM OF PLAN.    The Plan shall become effective when adopted by the Board, provided that the Plan is approved by the stockholders of the Company at the annual meeting of stockholders next following the adoption of the Plan by the Board, and no Award shall become exercisable, realizable or vested prior to such annual meeting. If the Plan is not so approved by the stockholders at the next annual meeting, all Awards theretofore granted shall be null and void. The Plan shall terminate at the close of business on the tenth anniversary of the date the Plan was adopted by the Board, unless sooner terminated by action of the Board. No Award may be granted hereunder after termination of the Plan, but such termination of the Plan shall not affect the validity of any Award then outstanding or any authority granted to the Committed under the Plan.

        11.    RECOUPMENT.    If (i) any Award is paid, vests or becomes exercisable in accordance with the Plan on the basis of financial results achieved by the Company, (ii) the Company is subsequently required to restate its financial statement resulting in such financial results being reduced such that the Award would not have been paid, vest or become exercisable (or would have been paid, vest or become exercisable as to a lesser amount), and (iii) the Participant receiving such Award had actual knowledge of the circumstances requiring the restatement, then, such Participant may have the Award reduced to the level, if any, that in the Committee's sole judgment would have been earned on the basis of the revised financial statements. Award Agreements may require the Participant receiving the Award, as a condition to the receipt of the Award, to agree that the Award may be reduced pursuant to this Section 11, and the Company shall be entitled to seek recovery from the Participant, as it deems appropriate under the circumstances, in the best interest of the Company and as permitted by law.

        12.    LAW GOVERNING.    The validity and construction of the Plan and any Award Agreements entered into thereunder shall be governed by the laws of the State of Delaware without giving effect to principles of conflict of laws, except as otherwise provided in any Award Agreement.

EXHIBIT B

MONSTER WORLDWIDE, INC.

EXECUTIVE INCENTIVE PLAN

1.     PURPOSE OF THE PLAN.

        The purpose of the Monster Worldwide, Inc. Executive Incentive Plan (the "Plan") is to allow Monster Worldwide, Inc. (the "Company") to provide performance-based incentive compensation to certain of its officers that satisfies the requirements for performance-based compensation in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

2.     ADMINISTRATION OF THE PLAN.

        The Plan shall be administered by a committee composed of two or more directors, all of whom qualify as "outside directors" within the meaning of Section 162(m) of the Code (the "Committee"). The Committee shall have the exclusive authority to select the officers to participate in the Plan, to establish Performance Goals for performance during each Performance Period (as such terms are defined in Section 4), to determine the amount of the incentive compensation bonus payable to any Participant (as such term is defined in Section 3), and to make all determinations and take all other actions necessary or appropriate for the proper administration and operation of the Plan. Any determination by the Committee on any matter relating to the Plan shall be made in its sole discretion and need not be uniform among Participants. The Committee's interpretation of the Plan shall be final, conclusive and binding on all parties concerned, including the Company, its stockholders and any Participant.

3.     ELIGIBILITY.

        Incentive compensation bonuses under the Plan may be paid to those officers (including officers who are directors) of the Company who are selected by the Committee (the "Participants"). Participants may receive multiple incentive compensation bonuses during the same year under the Plan.

4.     PERFORMANCE PERIODS AND PERFORMANCE GOALS.

        Incentive compensation bonuses under the Plan shall be payable to each Participant solely as a result of the satisfaction of pre-established targeted levels of performance (the "Performance Goals") for the calendar year or such other performance period as is selected by the Committee (a "Performance Period").

        Performance Goals, which may vary from Participant to Participant and target incentive compensation bonus opportunity to target incentive compensation bonus opportunity, shall be based upon the attainment of specific amounts of, or increases in, one or more of the following: the market price of the Company's common stock (either on a fixed date or over any specified period); total stockholder return; dividends per share; revenues; operating income; cash flow; earnings before or after income taxes; earnings before interest, taxes depreciation, amortization; net income; stockholders' equity; return on equity; book value per share; expense management; return on investment; improvements in capital structure; profitability of an identifiable business unit or product; maintenance or improvement of profit margins or operating efficiency; customer satisfaction metrics; user traffic metrics; customer order metrics; or strategic business objectives consisting of one or more objectives based on meeting specified cost targets, business restructurings, business expansion goals or goals relating to acquisitions or divestitures, all whether applicable to the Company or any subsidiary or other business unit or any entity in which the Company has a significant investment, or any combination thereof as the Committee may deem appropriate. Each Performance Goal may be expressed on an absolute and/or relative basis, may be based on, or otherwise employ, comparisons based on internal targets, business plans, the past performance of the Company or any subsidiary, unit or entity and/or the past or current performance of other companies, may provide for the inclusion, exclusion or averaging of specified items in whole or in part, such as re-structuring charges, types of expenses, realized gains or losses on strategic investments, discontinued operations, extraordinary items, accounting changes, and unusual or nonrecurring items, and, in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders' equity and/or shares outstanding, assets or net assets.

        To the extent that a Performance Goal is based on, or calculated with respect to, the Company's common stock (such as increases in earnings per share or other similar measures), then in the event of any corporate transaction involving the Company (including, without limitation, any subdivision or combination or exchange of the outstanding shares of common stock, stock dividend, stock split, spin-off, split-off, recapitalization, capital reorganization, liquidation, reclassification of shares of common stock, merger, consolidation, extraordinary cash distribution, or sale, lease or transfer of substantially all of the assets of the Company), the Committee shall make or provide for such adjustments in such Performance Goal as the Committee may in good faith determine to be equitably required in order to prevent dilution or enlargement in the rights of Participants.

5.     INCENTIVE COMPENSATION BONUSES.

        Prior to the beginning of each Performance Period, or at such other time no later than such time as is permitted by the applicable provisions of the Code, the Committee shall establish in writing the target (or range of) incentive compensation bonus opportunity for each Participant based upon the attainment of one or more Performance Goals established by the Committee at such time. The Committee may provide for a threshold level of performance below which no amount of incentive compensation bonus will be paid and a maximum level of performance above which no additional incentive compensation bonus will be paid, and it may provide for the payment of differing amounts for different levels of performance.

        As soon as practicable after the end of each Performance Period but before any incentive compensation bonuses are paid, the Committee shall certify in writing (i) whether the Performance Goal or Goals were attained and (ii) the amount of the incentive compensation bonus payable to each Participant based upon the attainment of the Performance Goals established by the Committee. The Committee may determine to grant a Participant an incentive compensation bonus equal to, but not in excess of, the amount specified in the foregoing certification. The Committee may also reduce or eliminate the amount of any incentive compensation bonus of any Participant at any time prior to payment thereof, based on such criteria as it shall determine, including but not limited to individual merit and attainment of, or the failure to attain, specified personal goals established by the Committee or the termination of employment by the Participant with the Company or its subsidiaries whether before or after the end of a Performance Period. Under no circumstance may the Committee increase the amount of the incentive compensation bonus otherwise payable to a Participant pursuant to the Plan beyond the amount originally established, waive the attainment of the Performance Goals established by Committee or otherwise exercise its discretion so as to cause any incentive compensation bonus pursuant to the Plan not to qualify as performance-based compensation under Section 162(m) of the Code.

        As soon as practicable following the Committee's determination of the amount of any incentive compensation bonus payable to a Participant, but no later than December 31st of the calendar year in which the determination is made, such incentive compensation bonus shall be paid by the Company in cash to such Participant.

        The amount of the incentive compensation bonuses payable to any Participant pursuant to the Plan in a single calendar year shall not exceed $10 million.

6.     CESSATION OF EMPLOYMENT.

        Participants who cease to be employed by the Company or its subsidiaries prior to the end of a Performance Period, other than due to death or disability (as defined in any disability plan of the Company or any of its subsidiaries applicable to the Participant), shall not be eligible to receive an incentive compensation bonus for the Performance Period in which such termination of employment occurs. Subject to Section 7, Participants who cease to be employed by the Company or its subsidiaries prior to the end of a Performance Period due to death or disability (as defined in any disability plan of the Company or any of its subsidiaries applicable to the Participant) may receive an incentive compensation bonus which is prorated to the date of cessation of employment, but based upon the attainment of the Performance Goals for either the entire Performance Period or the portion thereof preceding such death or disability, as determined by the Committee in its sole discretion.

7.     MISCELLANEOUS PROVISIONS.

        No Participant, officer or other person shall have any claim or right to receive or be paid any incentive compensation bonus under the Plan prior to the actual payment thereof.

        Neither the establishment of the Plan nor any action taken thereunder shall be construed as giving any officer or other person any right to be retained in the employ of the Company.

        The Company shall have the right to deduct from all incentive compensation bonuses payable hereunder any federal, state, local or foreign taxes or other amounts required by law to be deducted or withheld with respect to such payments.

        No incentive compensation bonus under the Plan nor any rights or interests herein or therein shall be assigned, transferred, pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of a Participant to, any party (other than the Company or any subsidiary), except, in the event of the Participant's death, to his designated beneficiary as hereinafter provided.

        Any payments on account of an incentive compensation bonus payable under the Plan to a deceased Participant shall be paid to such beneficiary as has been last designated in writing by the Participant, or if the Participant has not designated a beneficiary or if all Beneficiaries fail to survive the Participant, the Participant's beneficiary shall be the Participant's spouse, if any, or if none, his/her estate.

        Nothing in the Plan shall be construed in any way as limiting the authority of the Committee, the Board of Directors of the Company (the "Board"), the Company or any subsidiary to establish any other annual or other incentive compensation bonus plan or as limiting the authority of any of the foregoing to pay cash bonuses or other supplemental or additional incentive compensation to any persons employed by the Company, or any subsidiary whether or not such person is a Participant in this Plan and regardless of how the amount of such bonus or compensation is determined.

8.     AMENDMENT OR TERMINATION OF THE PLAN.

        The Board, without the consent of any Participant, may at any time terminate or from time to time amend or terminate the Plan in whole or in part, whether prospectively or retroactively, including in any manner that adversely affects the rights of Participants; provided, however, that no amendment that would require the consent of the stockholders of the Company pursuant to Section 162(m) of the Code shall be effective without such consent.

9.     RECOUPMENT.

        If (i) any incentive compensation bonus is paid pursuant to the Plan on the basis of financial results achieved by the Company, (ii) the Company is subsequently required to restate its financial statements resulting in the financial results being reduced such that the incentive compensation bonus would not have been paid (or would have been smaller in amount), and (iii) the Participant receiving such incentive compensation bonus had actual knowledge of the circumstances requiring the restatement, then such Participant may have the incentive compensation bonus reduced to the amount, if any, that in the Committee's sole judgment, would have been earned on the basis of the revised financial statements. The Committee may require the Participant receiving the incentive compensation bonus, as a condition to the receipt of the incentive compensation bonus, to agree that the incentive compensation bonus may be reduced pursuant to this Section 9, and the Company shall be entitled to seek recovery from the Participant, as it deems appropriate under the circumstances, in the best interest of the Company and as permitted by law.

10.   LAW GOVERNING.

        The validity and construction of the Plan and any agreements entered into thereunder shall be governed by the laws of the State of Delaware without giving effect to principles of conflict of laws.

11.   EFFECTIVE DATE.

        The Plan shall be effective March 25, 2008, subject to approval by the stockholders of the Company in accordance with Section 162(m) of the Code. If the Plan is not approved by the stockholders of the Company at the 2008 annual meeting of stockholders, then no incentive compensation bonuses shall be payable to any Participant pursuant to the Plan.

622 THIRD AVENUE
39TH FLOOR
NEW YORK, NY 10017

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VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL

Mark, sign and date your card and return it in the postage-paid envelope we have provided or return it to Monster Worldwide, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you have submitted your vote by telephone or on the Internet there is no need for you to mail back your card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	MONSW1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MONSTER WORLDWIDE, INC.

Vote On Directors		For All	Withhold All	For All Except

1.	ELECTION OF DIRECTORS	☐	☐	☐

Nominees:

01) Salvatore Iannuzzi
02) Robert J. Chrenc
03) John Gaulding
04) Edmund P. Giambastiani, Jr.
05) Ronald J. Kramer
06) David A. Stein
07) Timothy T. Yates

To withhold authority to vote for any individual nominee(s), mark “For All Nominees Except” and write the number(s) of the nominee(s) on the line below.

Vote On Proposals		For	Against	Abstain

2.	APPROVAL OF THE MONSTER WORLDWIDE, INC. 2008 EQUITY INCENTIVE PLAN	☐	☐	☐
3.	APPROVAL OF THE MONSTER WORLDWIDE, INC. EXECUTIVE INCENTIVE PLAN	☐	☐	☐
4.	RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS MONSTER WORLDWIDE, INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008	☐	☐	☐

Note: This proxy will be voted as specified. If no specification is made it will be voted FOR all nominees in proposal 1 and FOR proposals 2, 3 and 4. The proxies are authorized to vote in their discretion with respect to other matters that may come before the meeting.

(NOTE:   Please sign exactly as your name(s) appear(s) hereon.  All holders must sign.  When signing as an attorney, executor, administrator, or other fiduciary, please give full title as such.  Joint owners should each sign personally.  If a corporation, please sign in full corporate name, by authorized officer.  If a partnership, please sign in partnership name by authorized person.)

Signature (PLEASE SIGN WITHIN BOX) Date	Signature (Joint Owners) Date

MONSTER WORLDWIDE, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Salvatore Iannuzzi and Timothy T. Yates, and each of them, with full power of substitution, as proxies to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Monster Worldwide, Inc. to be held at 9:00 a.m. on Tuesday, June 3, 2008, at the Grand Hyatt New York, Manhattan Ballroom, 109 East 42nd Street, New York, NY 10017, and at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement, as directed on the reverse side hereof.

Any proxy heretofore given by the undersigned with respect to such shares is hereby revoked. Receipt of the Notice of Annual Meeting and proxy statement is hereby acknowledged.

(To be Completed, Signed and Dated on Reverse Side)